EXHIBIT 10.24






                      $6,000,000 REVOLVING CREDIT FACILITY
                 $10,000,000 REDUCING REVOLVING CREDIT FACILITY


                                CREDIT AGREEMENT
                                  by and among
                       AQUAPENN SPRING WATER COMPANY, INC.
                                       and
                         PNC BANK, NATIONAL ASSOCIATION

                          Dated as of December 22, 1997







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                                TABLE OF CONTENTS

Section                                                            Page
-------                                                            ----

1. CERTAIN DEFINITIONS................................................1

    1.1 Certain Definitions...........................................1

    1.2 Construction.................................................12
       1.2.1  Number; Inclusion......................................12
       1.2.2  Determination..........................................12
       1.2.3  Bank's Discretion and Consent..........................13
       1.2.4  Documents Taken as a Whole.............................13
       1.2.5  Headings...............................................13
       1.2.6  Implied References to this Agreement...................13
       1.2.7  Persons................................................13
       1.2.8  Modifications to Documents.............................13
       1.2.9  From, To and Through...................................14
       1.2.10 Shall: Will............................................14

    1.3 Accounting Principles........................................14

2. REVOLVING CREDIT LINE.............................................14

    2.1 Revolving Credit Commitment..................................14
       2.1.1 Advances................................................14

    2.2 Commitment Fees..............................................15

    2.3 Revolving Credit Line Requests...............................15
       2.3.1 Advance Requests........................................15

    2.4 Making Revolving Line Advances...............................16
       2.4.1 Making Advances.........................................16

    2.5 Revolving Line Note..........................................17

    2.6 Extension by Bank of the Revolving Line Expiration Date......17
       2.6.1 Requests; Approval by Bank..............................17

    2.7 Use of Proceeds..............................................17







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3. REDUCING REVOLVING LINE...........................................17

    3.1 Reducing Revolving Credit Commitment.........................17
       3.1.1 Advances................................................17

    3.2 Commitment Fees..............................................18

    3.3 Reducing Revolving Credit Line Requests......................19
       3.3.1 Advance Requests........................................19

    3.4 Making Reducing Revolving Line Advances......................19
       3.4.1 Making Advances.........................................19

    3.5 Reducing Revolving Line Note.................................20

    3.6 Use of Proceeds..............................................20

4. INTEREST RATES....................................................20

    4.1 Interest Rate Options........................................20
       4.1.1 Revolving Line Interest Rate Options....................20
       4.1.2 Reducing Revolving Line Interest Rate Options...........21
       4.1.3 Rate Quotations.........................................21
       4.1.4 Additional Interest.....................................22
       4.1.5 Refund..................................................22

    4.2 Interest Periods.............................................22
       4.2.1 Ending Date and Business Day............................22
       4.2.2 Amount of Borrowing Tranche.............................23
       4.2.3 Termination Before Expiration Date......................23
       4.2.4 Renewals................................................23

    4.3 Interest After Default.......................................23
       4.3.1 Interest Rate...........................................23
       4.3.2 Acknowledgment..........................................23

    4.4 Euro-Rate Unascertainable; Illegality: Increased Costs:
       Deposits Not..................................................24
       4.4.1 Unascertainable.........................................24
       4.4.2 Illegality: Increased Costs: Deposits Not Available.....24
       4.4.3 Bank's and Bank's Rights................................24

    4.5 Selection of Interest Rate Options...........................25







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5. PAYMENTS..........................................................25

    5.1 Payments.....................................................25

    5.2 Interest Payment Dates: Maturity of Principal................26
       5.2.1 Interest................................................26
       5.2.2 Principal Maturity......................................26

    5.3 Voluntary Prepayments........................................26
       5.3.1 Right to Prepay.........................................26
       5.3.2 Change of Lending Office................................27

    5.4 Additional Compensation in Certain Circumstances.............28
       5.4.1 Increased Costs or Reduced Return Resulting from Taxes,
       Reserves, Capital Adequacy Requirements, Expenses. Etc........28
       5.4.2 Indemnity...............................................29
       5.4.3 Stamp Taxes.............................................29
       5.4.4 Indemnification for Taxes Paid by a Bank................30
       5.4.5 Survival................................................30

6. REPRESENTATIONS AND WARRANTIES....................................30

    6.1 Representations and Warranties...............................30
       6.1.1  Organization and Qualification.........................30
       6.1.2  Capitalization and Ownership...........................30
       6.1.3  Subsidiaries...........................................31
       6.1.4  Power and Authority....................................31
       6.1.5  Validity and Binding Effect............................31
       6.1.6  No Conflict............................................32
       6.1.7  Litigation.............................................32
       6.1.8  Title to Properties....................................32
       6.1.9  Financial Statements...................................33
       6.1.10 Use of Proceeds: Margin Stock: Section 20 Subsidiaries.33
       6.1.11 Full Disclosure........................................34
       6.1.12 Taxes..................................................34
       6.1.13 Consents and Approvals.................................35
       6.1.14 No Event of Default: Compliance with Instruments.......35
       6.1.15 Patents Trademarks. Copyrights. Licenses Etc...........35
       6.1.16 Insurance..............................................35
       6.1.17 Compliance with Laws...................................36
       6.1.18 Material Contracts; Burdensome Restrictions ...........36
       6.1.19 Investment Companies. Regulated Entities...............36
       6.1.20 Plans and Benefit Arrangements.........................36
       6.1.21 Employment Matters.....................................37
       6.1.22 Environmental Matters..................................38



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       6.1.23 Senior Debt Status.....................................39

6.2 Continuation of Representations..................................39

6.3 Updates to Schedules.............................................39

7. CONDITIONS OF LENDING.............................................39

    7.1 First Advances Under Loans...................................40
       7.1.1  Officer's Certificate..................................40
       7.1.2  Secretary's Certificate................................40
       7.1.3  Inter-Creditor Agreement; Other Financing Documents....41
       7.1.4  Opinion of Counsel.....................................41
       7.1.5  Legal Details..........................................41
       7.1.6  Payment of Fees........................................41
       7.1.7  Other Loan Documentation Review........................41
       7.1.8  Material Consents......................................42
       7.1.9  Officer's Certificate Regarding MACs...................42
       7.1.10 No Violation of Laws...................................42
       7.1.11 No Actions or Proceedings..............................42
       7.1.12 Insurance Policies: Certificates of Insurance;
              Endorsements...........................................42

    7.2 Each Additional Advance......................................43

8. COVENANTS.........................................................43

    8.1 Affirmative Covenants........................................43
       8.1.1  Preservation of Existence Etc..........................43
       8.1.2  Payment of Liabilities Including Taxes Etc.............43
       8.1.3  Maintenance of Insurance...............................44
       8.1.4  Maintenance of Properties and Leases...................44
       8.1.5  Maintenance of Patents, Trademarks. Etc................44
       8.1.6  Visitation Rights......................................45
       8.1.7  Keeping of Records and Books of Account................45
       8.1.8  Plans and Benefit Arrangements.........................45
       8.1.9  Compliance with Laws...................................45
       8.1.10 Use of Proceeds........................................46
       8.1.11 Operating Accounts.....................................46

    8.2 Negative Covenants...........................................46
       8.2.1 Indebtedness............................................46
       8.2.2 Liens...................................................47
       8.2.3 Guaranties..............................................47
       8.2.4 Loans and Investments...................................47
       8.2.5 Dividends and Related Distributions.....................47


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       8.2.6  Liquidations, Mergers, Consolidations, Acquisitions....48
       8.2.7  Dispositions of Assets or Subsidiaries.................49
       8.2.8  Affiliate Transactions.................................49
       8.2.9  Subsidiaries. Partnerships and Joint Ventures..........50
       8.2.10 Continuation of or Change in Business..................50
       8.2.11 Plans and Benefit Arrangements.........................50
       8.2.12 Fiscal Year............................................50
       8.2.13 Changes in Organizational Documents....................50
       8.2.14 Negative Covenants Prohibition.........................51
       8.2.15 Minimum EBITDA to Fixed Charge Ratio...................51
       8.2.16 Maximum Leverage Ratio.................................51
       8.2.17 Minimum EBITDA Ratio...................................51
       8.2.18 No Change in Control...................................51

    8.3 Reporting Requirements.......................................52
       8.3.1 Quarterly Financial Statements..........................52
       8.3.2 Annual Financial Statements.............................52
       8.3.3 Certificate of the Borrower.............................53
       8.3.4 Notice of Default.......................................53
       8.3.5 Notice of Litigation....................................53
       8.3.6 Budgets. Forecasts. Other Reports and Information.......54
       8.3.7 Notices Regarding Plans and Benefit Arrangements........54

9. DEFAULT...........................................................56

    9.1 Events of Default............................................56
       9.1.1  Payments Under Loan Documents..........................56
       9.1.2  Breach of Warranty.....................................56
       9.1.3  Breach of Negative Covenants or Visitation Rights......57
       9.1.4  Breach of Other Covenants..............................57
       9.1.5  Defaults in Other Agreements or Indebtedness...........57
       9.1.6  Final Judgments or Orders..............................57
       9.1.7  Loan Document Unenforceable............................57
       9.1.8  Uninsured Losses: Proceedings Against Assets...........58
       9.1.9  Notice of Lien or Assessment...........................58
       9.1.10 Insolvency.............................................58
       9.1.11 Events Relating to Plans and Benefit Arrangements......58
       9.1.12 Cessation of Business..................................59
       9.1.13 Change of Control......................................59
       9.1.14 Involuntary Proceedings................................59
       9.1.15 Voluntary Proceedings..................................60

    9.2 Consequences of Event of Default.............................60
       9.2.1 Events of Default Other Than Bankruptcy. Insolvency or
            Reorganization Proceedings...............................60
       9.2.2 Bankruptcy. Insolvency or Reorganization Proceedings....60


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       9.2.3 Set-off.................................................61
       9.2.4 Suits, Actions, Proceedings.............................61
       9.2.5 Application of Proceeds.................................61
       9.2.6 Other Rights and Remedies...............................62

10. THE BANK.........................................................62

    10.1 Reimbursement and Indemnification of Bank by the Borrower...62

    10.2 Exculpatory Provisions: Limitation of Liability.............63

    10.3 Reliance by Bank............................................63

    10.4 Notice of Default...........................................64

11. MISCELLANEOUS....................................................64

    11.1 Modifications. Amendments or Waivers........................64

    11.2 No Implied Waivers: Cumulative Remedies; Writing Required...64

    11.3 Holidays....................................................64

    11.4 Funding by Branch Subsidiary or Affiliate...................65
       11.4.1 Notional Funding.......................................65
       11.4.2 Actual Funding.........................................65

    11.5 Notices: Lending Offices....................................66

    11.6 Severability................................................66

    11.7 Governing Law...............................................66

    11.8 Prior Understandings........................................66

    11.9 Duration; Survival..........................................67

    11.10 Successors and Assigns.....................................67

    11.11 Counterparts...............................................67

    11.12 Bank's or Bank's Consent...................................68

    11.13 Exceptions.................................................68

    11.14 CONSENT TO FORUM...........................................68


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                         LIST OF SCHEDULES AND EXHIBITS


SCHEDULES

SCHEDULE 1.1 (A)               -                PRICING GRID
SCHEDULE l.l (B)               -                NOTICES
SCHEDULE l.l (P)               -                PERMITTED LIENS
SCHEDULE 6.1.2                 -                ISSUED AND OUTSTANDING STOCK
SCHEDULE 6.1.3                 -                SUBSIDIARIES AND AFFILIATES
SCHEDULE 6.1.13                -                CONSENTS AND APPROVALS
SCHEDULE 6.1.16                -                INSURANCE
SCHEDULE 8.2.1                 -                PERMITTED INDEBTEDNESS


EXHIBITS

EXHIBIT A                      -                REDUCING REVOLVING LINE NOTE
EXHIBIT B                      -                REVOLVING LINE NOTE
EXHIBIT C                      -                LOAN REQUEST
EXHIBIT D                      -                REDUCING LINE LOAN REQUEST



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                                CREDIT AGREEMENT


     THIS CREDIT AGREEMENT is dated as of December 22, 1997 and is made by and between AQUAPENN SPRING WATER COMPANY, INC., a corporation, (the "Borrower"), and PNC BANK, NATIONAL ASSOCIATION (the "Bank").

                                   WITNESSETH:

     WHEREAS, the Borrower has requested the Bank to provide to the Borrower (i) a revolving credit facility in an aggregate principal amount not to exceed $6,000,000 (the "Revolving Line") and (ii) a reducing revolving credit facility in an initial aggregate principal amount not to exceed $10,000,000 (the "Reducing Revolving Line") (the Revolving Line and the Reducing Revolving Line are herein sometimes referred to individually as a "Loan" and jointly as the "Loans"); and

     WHEREAS, the Revolving Line shall be used for working capital and general corporate financing needs of the Borrower and the Reducing Revolving Line will be used for general corporate financing purposes, including, without limitation, planned capital projects, general capital expenditures and acquisitions; and

     WHEREAS, the Bank is willing to provide such credit upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:


                             1. CERTAIN DEFINITIONS


     1.1 Certain Definitions.

     In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

     Affiliate as to any Person shall mean any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 10% or more of any class of the voting or other equity interests of such Person, or





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(iii) 10% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. Control, as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.

     Bank shall mean PNC Bank, National Association, and its successors and assigns.

     Agreement shall mean this Credit Agreement, as the same may be supplemented or amended from time to time, including all schedules and exhibits.

     Applicable Reducing Revolving Line Commitment Fee Rate shall mean the percentage rate per annum at the indicated EBITDA Ratio (measured as of the end of the Borrower's most recently ended fiscal quarter) in the pricing grid on
Schedule 1.1(A) below the heading "Commitment Fee." The Applicable Reducing Revolving Line Commitment Fee Rate shall be computed in accordance with the parameters set forth on Schedule 1.1(A).

     Applicable Margin shall mean, as applicable:

     (A) the applicable percentage spread to be added to Base Rate under the Base Rate Option at the indicated EBITDA Ratio (measured as of the end of the Borrower's most recently ended fiscal quarter) in the pricing grid on Schedule 1.1(A) below the heading "Base Rate Spread," or

     (B) the percentage spread to be added to Euro-Rate under the EuroRate Option at the indicated EBITDA Ratio (measured as of the end of the Borrower's most recently ended fiscal quarter) in the pricing grid on Schedule 1.1(A) below the heading "EuroRate Spread."

     The Applicable Margin on the Loans shall be computed in accordance with the parameters set forth on Schedule 1.1(A), provided, that any changes in the Applicable Margin shall become effective from the fifth day after the Bank shall have received the Applicable Margin Certificate in respect of such fiscal quarter. In the event that the Applicable Margin Certificate required pursuant to subsection 8.3.7.4 for any fiscal quarter is not timely delivered, then the Applicable Margin Percentage shall be determined by reference to Level VI on the pricing grid, commencing as of the date such certificate was required to be delivered until the delivery of such certificate. In the event that the actual EBITDA Ratio referred to in the pricing grid is subsequently determined to be different than as shown on the Applicable Margin Certificate for any fiscal quarter, the interest rate that was based on such Applicable Margin Certificate shall be recalculated for the applicable period based on such actual EBITDA Ratio.

     Applicable Margin Certificate shall have the meaning set forth in Section 8.3.7.4.

     Authorized Officer shall mean those individuals, designated by written notice to the Bank from the Borrower, authorized to execute notices, reports and other documents on behalf of

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the Borrower required hereunder. The Borrower may amend such list of individuals from time to time by giving written notice of such amendment to the Bank.

     Base Rate shall mean the greater of (i) the interest rate per annum announced from time to time by the Bank at its Principal Office as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by the Bank, or (ii) the Federal Funds Effective Rate plus .5% per annum.

     Base Rate Option shall mean the option of the Borrower to have the Loans, or either of them, bear interest at the rate and under the terms and conditions set forth in Section 4.1.1(i).

     Benefit Arrangement shall mean at any time an "employee benefit plan," within the meaning of Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the ERISA Group.

     Borrowing Date shall mean, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.

     Borrowing Tranche shall mean specified portions or advances of Loans outstanding as follows: (i) all advances under the Loans to which a Euro-Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by the Borrower and which have the same Interest Period shall constitute one Borrowing Tranche, (ii) all advances under the Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche and (iii) all advances under the Revolving Line to which an Offered Rate Option applies under the same Loan Request and which have the same Interest Period shall constitute one Borrowing Tranche.

     Business Day shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania; and if the applicable Business Day relates to any Loan to which the Euro-Rate Option applies, such day must also be a day on which dealings are carried on in the London interbank market

     Closing Date shall mean the Business Day on which the first advance under the Loans shall be made, which shall be December __, 1997 or, if all the conditions specified in Article 7 have not been satisfied or waived by such date, not later than January 15, 1997, as designated by the Borrower by at least 3 Business Days' advance notice to the Bank at its Principal Office, or such other date as the parties agree. The closing shall take place at such time and place as may be mutually acceptable to the parties hereto.

     Consideration shall mean with respect to any Permitted Acquisition, the aggregate of (i) the cash paid by the Borrower, directly or indirectly, to the seller in connection therewith, (ii) the Indebtedness incurred or assumed by the Borrower, whether in favor of the seller or otherwise and whether fixed or contingent, (iii) any Guaranty given or incurred by Borrower in connection

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therewith, and (iv) any other consideration given or obligation incurred by the
Borrower in connection therewith.

     Consolidated Total Indebtedness shall mean as of any date of determination all Indebtedness, as defined below in this Section 1.1, of the Borrower and its Subsidiaries as of such date determined and consolidated in accordance with GAAP.

     Consolidated Tangible Net Worth shall mean as of any date of determination total stockholders' equity less intangible assets of the Borrower and its Subsidiaries as of such date determined and consolidated in accordance with GAAP.

     Dollar, Dollars, U.S. Dollars and the symbol $ shall mean lawful money of the United States of America.

     EBITDA shall mean for any period of determination Borrower's consolidated net income (before extraordinary items) plus income tax expense, interest expense, depreciation and amortization expense, all determined in accordance with GAAP.

     EBITDA Ratio shall mean as of any date of determination the ratio of Borrower's (i) Consolidated Total Indebtedness as of such date to (ii) the sum of EBITDA as of the end of each of Borrower's four (4) fiscal year quarters immediately preceding the date of determination.

     Environmental Complaint shall mean any written complaint setting forth a cause of action for personal or property damage or natural resource damage or equitable relief, order, notice of violation, citation, request for information issued pursuant to any Environmental Laws by an Official Body, subpoena or other written notice of any type relating to, arising out of, or issued pursuant to, any of the Environmental Laws or any Environmental Conditions, as the case may be.

     Environmental Conditions shall mean any conditions of the environment, including the workplace, the ocean, natural resources (including flora or fauna), soil, surface water, groundwater, any actual or potential drinking water supply sources, substrata or the ambient air, relating to or arising out of, or caused by, the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, emptying, discharging, injecting, escaping, leaching, disposal, dumping, threatened release or other management or mismanagement of Regulated Substances resulting from the use of, or operations on, any Property.

     Environmental Laws shall mean all federal, state, local and foreign Laws and regulations, including permits, licenses, authorizations, bonds, orders, judgments, and consent decrees issued, or entered into, pursuant thereto, relating to pollution or protection of human health or the environment or employee safety in the workplace.


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     ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

     ERISA Group shall mean, at any time, the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

     Euro-Rate shall mean, with respect to Loans comprising any Borrowing Tranche to which the Euro-Rate Option applies for any Interest Period, the interest rate per annum determined by the Bank by dividing (the resulting quotient rounded upward to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by the Bank in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates of interest per annum for U.S. Dollars set forth on Telerate display page 3750 or such other display page on the Telerate System as may replace such page to evidence the average of rates quoted by banks designated by the British Bankers' Association (or appropriate successor or, if the British Bankers' Association or its successor ceases to provide such quotes, a comparable replacement determined by the Bank) two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. Euro-Rate may also be expressed by the following formula:

                         Telerate page 3750 quoted by British Bankers' Euro-Rate = Association or appropriate successor
                         ------------------------------------
                         1.00 - Euro-Rate Reserve Percentage

The Euro-Rate shall be adjusted with respect to any Euro-Rate Option outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Bank shall give prompt notice to the Borrower of the Euro-Rate as determined or adjusted in accordance herewith. which determination shall be conclusive absent manifest error.

     Euro-Rate Option shall mean the option of the Borrower to have Loans bear interest at a Euro-Rate under the terms and conditions set forth in Section 4.1.1(ii) and Section 4.1.2(ii).

     Euro-Rate Reserve Percentage shall mean the maximum percentage (expressed as a decimal rounded upward to the nearest 1/100 of 1%) as determined by the Bank which is in effect during any relevant period as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities") of a member bank in such System.

     Event of Default shall mean any of the events described in Section 9.1 and referred to therein as an "Event of Default."

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     Federal Funds Effective Rate for any day shall mean the rate per annum
(based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

     Fixed Charges shall mean for any period of determination the sum of interest expense, income taxes, scheduled principal installments on Indebtedness (as adjusted for prepayments) and payments under capitalized leases, in each case of the Borrower and its Subsidiaries for such period determined and consolidated in accordance with GAAP.

     GAAP shall mean generally accepted accounting principles as are in effect in the United States from time to time, subject to the provisions of Section 1.3, and applied on a consistent basis both as to classification of items and amounts.

     Guaranty of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

     Indebtedness shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device,
(iv) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than thirty (30) days past due), or (v) any Guaranty of Indebtedness for borrowed money.

     Ineligible Security shall mean any security which may not be underwritten or dealt in by member bank of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.


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     Insolvency Proceeding shall mean, with respect to any Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Borrower or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors undertaken under any Law.

     Inter-Creditor Agreement shall mean that Inter-Creditor Agreement between Mid-State Bank and Trust Company and Bank required under Section 7.1.3 hereof.

     Interest Rate Option shall mean (i) with respect to the Revolving Line, any Euro-Rate Option, Offered Rate Option or Base Rate Option and (ii) with respect to the Reducing Revolving Line, any Euro-Rate Option or Base Rate Option.

     Internal Revenue Code shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

     Labor Contracts shall mean all employment agreements, employment contracts, collective bargaining agreements and other agreements among any Borrower or Subsidiary of a Borrower and its employees.

     Law shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree or award of any Official Body.

     Lien shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

     Loan Documents shall mean this Agreement, the Notes, the Inter-Creditor Agreement and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and Loan Document shall mean any of the Loan Documents.

     Material Adverse Change shall mean any set of circumstances or events which
(a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition, results of operations or prospects of the Borrower taken as a whole, (c) impairs materially or could reasonably be expected to impair materially the ability of the Borrower taken as a whole to duly and punctually pay or perform its Indebtedness, or (d) impairs materially or could reasonably be expected to impair materially the ability of the Bank, to the extent permitted, to enforce its legal remedies pursuant to this Agreement or any other Loan Document.

     Month, with respect to an Interest Period under the Euro-Rate Option or the Offered Rate Option, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any Euro-Rate Interest Period or Offered Rate Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.

     Multiemployer Plan shall mean any employee benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five Plan years, has made or had an obligation to make such contributions.

     Multiple Employer Plan shall mean a Plan which has two or more contributing sponsors (including the Borrower or any member of the ERISA Group) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.

     Notes shall mean the Revolving Line Note and the Reducing Revolving Line Note.

     Obligation shall mean any obligation or liability of the Borrower to the Bank, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, the Notes, or any other Loan Document.

     Offered Rate shall mean the rate of interest offered by Bank for a stated Offered Rate Interest Period in its sole discretion in connection with a Borrowing Tranche.

     Offered Rate Option shall mean the option of Borrower to have interest accrue on a Borrowing Tranche under the Revolving Line at an Offered Rate pursuant to Section 4.1.1 (iii) hereof.

     Official Body shall mean any national, federal, state, local or other government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

     PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

     Permitted Investments shall mean:

     (i) direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve (12) months or less from the date of acquisition;

     (ii) commercial paper maturing in 180 days or less rated not lower than A-1 by Standard & Poor's or P-1 by Moody's Investor Service on the date of acquisition; and

     (iii) demand deposits, time deposits or certificates of deposit maturing within one year in commercial Bank whose obligations are rated A-l, A or the equivalent or better by Standard & Poor's on the date of acquisition.

     Permitted Liens shall mean:

     (i) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;

     (ii) Pledges or deposits made in the ordinary course of business to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions or other social security programs;

     (iii) Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

     (iv) Good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

     (v) Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

     (vi) Liens, security interests and mortgages in favor of the Bank for the benefit of the Bank;

     (vii) Liens on property leased by the Borrower under capital and operating leases permitted in Section 8.2.1 (iii) securing obligations of Borrower to the lessor under such leases;

     (viii) Any Lien existing on the date of this Agreement and described on
Schedule 1.1(P), provided that the principal amount secured thereby is not hereafter increased, and no additional assets become subject to such Lien;

     (ix) Purchase Money Security Interests permitted under Section 8.2.1 (iii) hereof; and

     (x) The following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within thirty
(30) days of entry, and they do not, in the aggregate materially impair the ability of any Borrower to perform its Obligations hereunder or under the other Loan Documents:

        (1) Claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty, provided that Borrower maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

        (2) Claims, Liens or encumbrances upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits; or

        (3) Claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual Liens.

        (4) Liens resulting from final judgments or orders described in Section 9.1.6.

     Person shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity;

     Plan shall mean at any time an employee pension benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.

     Potential Default shall mean any event or condition which with notice, passage of time or a determination by the Bank, or any combination of the foregoing, would constitute an Event of Default.

     Principal Office shall mean the main banking office of the Bank in Pittsburgh, Pennsylvania.

     Prohibited Transaction shall mean any prohibited transaction as defined in
Section 4975 of the Internal Revenue Code or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor.

     Property shall mean all real property, both owned and leased, of the Borrower or it Subsidiaries.

     Purchase Money Security Interest shall mean Liens upon tangible personal property securing loans to any Borrower or Subsidiary of a Borrower or deferred payments by such Borrower or Subsidiary for the purchase of such tangible personal property.

     Regulated Substances shall mean any substance, including any solid, liquid, semisolid, gaseous, thermal, thoriated or radioactive material, refuse, garbage, wastes, chemicals, petroleum products, by-products, coproducts, impurities, dust, scrap, heavy metals, defined as a "hazardous substance," "pollutant," "pollution," "contaminant," "hazardous or toxic substance," "extremely hazardous substance," "toxic chemical," "toxic waste," "hazardous waste," "industrial waste," "residual waste," "solid waste," "municipal waste," "mixed waste," "infectious waste," "chemotherapeutic waste," "medical waste," or "regulated substance" or any related materials, substances or wastes as now or hereafter defined pursuant to any Environmental Laws, ordinances, rules, regulations or other directives of any Official Body, the generation, manufacture, extraction, processing, distribution, treatment, storage, disposal, transport, recycling, reclamation, use, reuse, spilling, leaking, dumping, injection, pumping, leaching, emptying, discharge, escape, release or other management or mismanagement of which is regulated by the Environmental Laws.

     Regulation U shall mean Regulation U.T.G or X as promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time.

     Reportable Event shall mean a reportable event described in Section 4043 of ERISA and regulations thereunder with respect to a Plan or Multiemployer Plan.

     Revolving Line Expiration Date shall mean November 30, 1998, unless extended by Bank in accordance with the provisions of Section 2.6 hereof.

     Reducing Revolving Line Expiration Date shall mean November 30, 2002.

     Reducing Revolving Line Note shall mean that Line of Credit Note of Borrower to Bank in the stated principal amount of the Reducing Revolving Line in substantially the form attached hereto as Exhibit A, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

     Revolving Line Note shall mean that Line of Credit Note of Borrower to Bank in the stated principal amount of the Revolving Line in substantially the form attached hereto as

Exhibit B, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

     Section 20 Subsidiary shall mean the Subsidiary of the bank holding company controlling Bank, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

     Subsidiary of any Person at any time shall mean (i) any corporation or trust of which 50% or more (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person's Subsidiaries, (ii) any partnership of which such Person is a general partner or of which 50% or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries,
(iii) any limited liability company of which such Person is a member or of which 50% or more of the limited liability company interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries or (iv) any corporation, trust, partnership, limited liability company or other entity which is controlled or capable of being controlled by such Person or one or more of such Person's Subsidiaries.

     1.2 Construction.

         Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents:

        1.2.1 Number; Inclusion.

        References to the plural include the singular, the plural, the part and the whole; "or" has the inclusive meaning represented by the phrase
"and/or," and "including" has the meaning represented by the phrase "including without limitation";

        1.2.2 Determination.

        References to "determination" of or by the Bank shall be deemed to include good-faith estimates by the Bank (in the case of quantitative determinations) and good faith beliefs by the Bank (in the case of qualitative determinations) and such determination shall be conclusive absent manifest error;

        1.2.3 Bank's Discretion and Consent.

        Whenever the Bank is granted the right herein to act in its sole discretion or to grant or withhold consent such right shall be exercised in good faith;

        1.2.4 Documents Taken as a Whole.

        The words "hereof," "herein," "hereunder," "hereto" and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document;

        1.2.5 Headings.

        The section and other headings contained in this Agreement or such other Loan Document and the Table of Contents (if any), preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Document or the interpretation thereof in any respect;

        1.2.6 Implied References to this Agreement.

        Article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified;

        1.2.7 Persons.

        Reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement or such other Loan Document, as the case may be, and reference to a Person in a particular capacity excludes such Person in any other capacity;

        1.2.8 Modifications to Documents.

        Reference to any agreement (including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated;

        1.2.9 From, To and Through.

        Relative to the determination of any period of time, "from" means "from and including," "to" means "to but excluding," and "through" means "through and including"; and

        1.2.10 Shall; Will.

        References to "shall" and "will" are intended to have the same meaning.


     1.3 Accounting Principles.

     Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that all accounting terms used in Section 8.2 (and all defined terms used in the definition of any accounting term used in Section 8.2) shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing the Annual Statements referred to in Section 6.1.9 (i). In the event of any change after the date hereof in GAAP, and if such change would result in the inability to determine compliance with the financial covenants set forth in Section 8.2 based upon the Borrower's regularly prepared financial statements by reason of the preceding sentence, then the parties hereto agree to endeavor, in good faith, to agree upon an amendment to this Agreement that would adjust such financial covenants in a manner that would not affect the substance thereof, but would allow compliance therewith to be determined in accordance with the Borrower's financial statements at that time.


                            2. REVOLVING CREDIT LINE


     2.1 Revolving Credit Commitment.


        2.1.1 Advances.

        Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, the Bank agrees to make advances under the Revolving Credit Line (collectively, the "Revolving Line Advances" and individually, each a "Revolving Line Advance") to the Borrower at any time or from time to time on or after the date hereof to the Revolving Line Expiration Date, provided that after giving effect to any such Loan the aggregate amount of outstanding Revolving Line Advances from such Bank shall not exceed $6,000,000

(the "Revolving Line Limit"). Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1.

        The Bank shall have no obligation to make Revolving Line Advances hereunder on or after the Revolving Line Expiration Date. Further, notwithstanding anything herein to the contrary, in no event may any Revolving Line Advance be made that would cause such advance, together with all other then outstanding Borrowing Tranches under the Loans (including all Interest Rate Options) to exceed five (5) in number (the "Borrowing Tranche Limit").


     2.2 Commitment Fees.


     There shall be no commitment fee associated with the Revolving Line.


     2.3 Revolving Credit Line Requests.


        2.3.1 Advance Requests.

        Except as otherwise provided herein, the Borrower may from time to time prior to the Revolving Line Expiration Date request the Bank to make Revolving Line Advances, or renew or convert the Interest Rate Option applicable to existing Revolving Line Borrowing Tranches pursuant to Section 4.2, by delivering to the Bank, not later than 10:00 a.m., State College, Pennsylvania time, (i) three ( 3) Business Days prior to (A) the proposed Borrowing Date with respect to the making of Revolving Line Advances to which the Euro-Rate Option applies or (B) the end of the current Interest Period in the case of the conversion to or the renewal of the Euro-Rate Option for any Borrowing Tranches,
(ii) on the same or one (1) Business Day prior to either the proposed Borrowing Date with respect to the making of a Revolving Line Advance to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Borrowing Tranche, or
(iii) three (3) (1) Business Days prior to (A) the proposed Borrowing Date with respect to the making of Revolving Line Advances for which Borrower seeks the Offered Rate Option or (B) the end of the current Interest Period in the case of conversion to or the renewal of the Offered Rate Option for any Borrowing Tranches, of a duly completed request therefor substantially in the form of Exhibit C or a request by telephone immediately confirmed in writing by letter, facsimile or telex in such for (each, a "Loan Request"), it being understood that the Bank may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify (i) the proposed Borrowing Date; (ii) the aggregate amount of the proposed Revolving Line Advance comprising each Borrowing Tranche; (iii) whether the EuroRate Option or Base Rate Option shall apply to the proposed Revolving Line Advance comprising the applicable Borrowing Tranche, or whether Borrower is requesting a rate quote from Bank with respect to an Offered

Rate Option; and (iv) in the case of a Borrowing Tranche to which the Euro-Rate Option or the Offered Rate Option applies, an appropriate Interest Period for the Revolving Line Advance comprising such Borrowing Tranche.



     2.4 Making Revolving Line Advances.


        2.4.1 Making Advances.


           2.4.1.1 Offered Rate Option Advances.

        The Bank shall, promptly after receipt by it of a Loan Request pursuant to Section 2.3.1 wherein an Offered Rate Option is requested, provide a rate quote to the Borrower for the requested Interest Rate Period, which may be for overnight, thirty (30), sixty (60) or ninety (90) day periods (the "Permitted Offered Rate Interest Periods"). The Borrower shall, upon receipt of the rate quote from the Bank, notify Bank not less than one Business Day prior to the proposed Borrowing Date of its acceptance or non-acceptance of the offered rate. In the event the Borrower does not accept the quoted rate, Borrower shall indicate an alternative selection from another available Interest Rate Option, failing which the applicable Revolving Rate Advance shall accrue interest under the Base Rate Option.

        Provided a timely Loan Request is received and all conditions precedent to the making of advance hereunder are satisfied, the Bank shall, subject to the Borrowing Tranche Limit, fund such Revolving Line Advances to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 3:00 p.m., State College, Pennsylvania time, on the applicable Borrowing Date.


           2.4.1.2 Other Advances.


        Provided a timely Loan Request is received and all conditions precedent to the making of advance hereunder are satisfied, the Bank shall, subject to the Borrowing Tranche Limit, fund Revolving Line Advances for which the Euro-Rate Option (for Permitted Euro-Rate Interest Periods, hereinafter defined) or the Base Rate Option has been selected to the Borrower in U. S. Dollars and immediately available funds at the Principal Office prior to 3:00 p m, State College time, on the applicable Borrowing Date; provided, however, it is understood that no more than four (4) Revolving Line Advances under the Euro-Rate Option may be outstanding at any one time.

     2.5 Revolving Line Note.

     The Obligation of the Borrower to repay the aggregate unpaid principal amount of the Revolving Line Advances made to it by Bank, together with interest thereon, shall be evidenced by the Revolving Line Note dated the Closing Date payable to the order of such Bank in a face amount equal to the Revolving Line Limit.


     2.6 Extension by Bank of the Revolving Line Expiration Date.


        2.6.1 Requests; Approval by Bank.

        Upon or promptly after delivery by the Borrower of the annual financial statements to be provided under Section 8.3.2 for the fiscal year ending September 30, 1998 or any subsequent fiscal year, the Borrower may request a one-year extension of the Revolving Line Expiration Date by written notice to the Bank, and the Bank agrees to respond to the Borrower's request for an extension by the later of sixty (60) days following receipt of the request or of such year; provided, however, that the failure of Bank to respond within such time period shall not in any manner constitute an agreement by Bank to extend the Revolving Line Expiration Date. If the Bank elects to extend, the Revolving Line Expiration Date shall be extended for a period of one year.


     2.7 Use of Proceeds.

     The Revolving Line shall be used exclusively for Borrower's working capital and general corporate financing needs.


                           3. REDUCING REVOLVING LINE


     3.1 Reducing Revolving Credit Commitment.


        3.1.1 Advances

        Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, the Bank agrees to make advances under the Reducing Revolving Credit Line (collectively, the "Reducing Revolving Line Advances" and individually, each a "Reducing Revolving Line Advance") to the Borrower at any time or from time to time on or after the date hereof to the Reducing Revolving Line Expiration Date, provided that after giving effect to any such Reducing Revolving Line Advance the aggregate amount of outstanding Revolving Line Advances from such Bank shall not exceed the following schedule (as applicable, the "Reducing Revolving Line Limit"):

     From the date hereof through
     and including 10/31/99:              $10,000,000

     From 11/1/99 through and
     including 10/31/00:                    8,500,000

     From 11/1/00 through and
     including 10/31/01:                    7,000,000

     From 11/1/01 through and
     including the Reducing Revolving
     Line Expiration Date:                  5,500,000

        Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 3.1.

        The Bank shall have no obligation to make Reducing Revolving Line Advances hereunder on or after the Reducing Revolving Line Expiration Date. Further, notwithstanding anything herein to the contrary, in no event may any Reducing Revolving Line Advance be made that would cause such advance, together with all other then outstanding Borrowing Tranches under the Loans (including all Interest Rate Options) to exceed the Borrowing Tranche Limit.


     3.2 Commitment Fees.

     Accruing from the date hereof until the Reducing Revolving Line
Expiration Date, the Borrower agrees to pay to the Bank a nonrefundable annual commitment fee (the "Commitment Fee") equal to the Applicable Reducing Revolving Commitment Fee Rate on the average daily difference during the immediately preceding fiscal quarter between the amount of (i) the applicable Reducing Revolving Line Limit and (ii) the outstanding principal amount of all Reducing Revolving Line Advances. All Commitment Fees shall be payable quarterly in arrears within ten (10) days of the end of each fiscal quarter of Borrower, after the date hereof and on the Reducing Revolving Line Expiration Date or upon acceleration of the Notes.

     3.3 Reducing Revolving Credit Line Requests.


        3.3.1 Advance Requests.

        Except as otherwise provided herein, the Borrower may from time to time prior to the Reducing Revolving Line Expiration Date request the Bank to make Reducing Revolving Line Advances, or renew or convert the Interest Rate Option applicable to existing Reducing Revolving Line Borrowing Tranches pursuant to
Section 4.2, by delivering to the Bank, not later than 10:00 a.m., State College, Pennsylvania time, (i) three (3) Business Days prior to (A) the proposed Borrowing Date with respect to the making of Reducing Revolving Line Advances to which the Euro-Rate Option applies or(B) the end of the current Interest Period in the case of the conversion to or the renewal of the Euro-Rate Option for any Borrowing Tranches or (ii) on the same or one (1) Business Day prior to either the proposed Borrowing Date with respect to the mating of a Reducing Revolving Line Advance to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Borrowing Tranche, of a duly completed request therefor substantially in the form of Exhibit D or a request by telephone immediately confirmed in writing by letter, facsimile or telex in such form (each, a "Reducing Line Loan Request"), it being understood that the Bank may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Reducing Line Loan Request shall be irrevocable and shall specify (i) the proposed Borrowing Date;
(ii) the aggregate amount of the proposed Reducing Revolving Line Advance comprising each Borrowing Tranche; (iii) whether the EuroRate Option or Base Rate Option shall apply to the proposed Revolving Line Advance comprising the applicable Borrowing Tranche; and (iv) in the case of a Borrowing Tranche to which the EuroRate Option applies, an appropriate Interest Period for the Reducing Revolving Line Advance comprising such Borrowing Tranche.


     3.4 Making Reducing Revolving Line Advances.


        3.4.1 Making Advances.

        Provided a timely Reducing Line Loan Request is received and all conditions precedent to the making of advance hereunder are satisfied, the Bank shall, subject to the Borrowing Tranche Limit, fund such Reducing Revolving Advances Loans to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p m., State College time, on the applicable Borrowing Date; provided, however, it is understood that no more than four (4) Reducing Revolving Line Advances under the Euro-Rate Option may be outstanding at any one time.

     3.5 Reducing Revolving Line Note.

     The Obligation of the Borrower to repay the aggregate unpaid principal amount of the Reducing Revolving Line Advances made to it by Bank, together with interest thereon, shall be evidenced by the Reducing Revolving Line Note dated the Closing Date payable to the order of such Bank in a face amount equal to the Reducing Revolving Line Limit on the date of this Agreement.


     3.6 Use of Proceeds.

     The Reducing Revolving Line shall be used exclusively for Borrower's general corporate purposes, including planned capital projects, capital expenditures and acquisitions.


                                4. INTEREST RATES

     4.1 Interest Rate Options.


     The Borrower shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by it from the Base Rate Option or Euro-Rate Option, or, in the case of the Revolving Line, the Offered Rate Option, set forth below applicable to the Loans, it being understood that, subject to the provisions of this Agreement, the Borrower may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more applicable Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche. If at any time the designated rate applicable to any Borrowing Tranche made by Bank exceeds the Bank's highest lawful rate, the rate of interest on such Borrowing Tranche shall be limited to such Bank's highest lawful rate.


        4.1.1 Revolving Line Interest Rate Options.


        The Borrower shall have the right to select from the following Interest Rate Options applicable to the Revolving Line:


           (i) Base Rate Option:


           A fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin set forth on the pricing grid attached hereto as Schedule 1.1(A), such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate;

           (ii) Euro-Rate Option:

           A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Euro-Rate plus the Applicable Margin set forth on the pricing grid attached hereto as Schedule l.l(A); or

           (iii) Offered Rate Option:

           A rate per annum for a Permitted Offered Rate Interest Period as may be quoted and offered to Borrower by Bank from time to time at the Bank's sole discretion and determination.


        4.1.2 Reducing Revolving Line Interest Rate Options.


        The Borrower shall have the right to select from the following Interest Rate Options applicable to the Reducing Revolving Line:


           (i) Base Rate Option:

           A fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin set forth on the pricing grid attached hereto as
Schedule 1.1(A), such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

           (ii) Euro-Rate Option:

           A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Euro-Rate plus the Applicable Margin set forth on the pricing grid attached hereto as Schedule 1.1(A).


        4.1.3 Rate Quotations.


        The Borrower may call the Bank on or before the date on which a Loan Request or Reducing Line Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Bank nor affect the rate of interest which thereafter is actually in effect when the election is made.

        4.1.4 Additional Interest.


        Any additional interest or Commitment Fee due from the Borrower shall be paid to the Bank on the next date on which an interest or fee payment is due; provided, however, that if there are no Loans outstanding or if the Loans are due and payable, such additional interest or Commitment Fee shall be paid promptly after receipt of written request for payment from the Bank.


        4.1.5 Refund.

        Any interest or Commitment Fee refund due to the Borrower shall be credited against payments otherwise due from the Borrower on the next interest or fee payment due date or, if the Loans have been repaid, the Bank shall pay the Borrower such interest or Commitment Fee refund promptly after its recalculation.


     4.2 Interest Periods.


     At any time when the Borrower shall select, convert to or renew a Euro-Rate Option or shall elect to accept an interest rate quoted by Bank under the Offered Rate Option (in the case of the Revolving Line), the Borrower shall notify the Bank thereof three (3) Business Days prior to the effective date of such Interest Rate Option by delivering a Loan Request or Reducing Line Loan Request, as applicable. The notice shall specify an interest period (the "Interest Period") during which such Interest Rate Option shall apply, such Interest Period to be (i) overnight, or one, two or three Months if Borrower selects the Offered Rate Option (with respect to Revolving Line Advances) and
(ii) one, two, three or six Months (the "Permitted Euro-Rate Interest Periods") if Borrower selects the Euro-Rate Option. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a Euro-Rate Option or an Offered Rate Option.


        4.2.1 Ending Date and Business Day.

        Any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day;

        4.2.2 Amount of Borrowing Tranche.

        Each Borrowing Tranche under the Euro-Rate Option shall be in integral multiples of $100,000 and not less than $500,000; each Borrowing Tranche under the Offered Rate Option shall be in integral multiples of $100,000 and not less than $2,500,000.


        4.2.3 Termination Before Expiration Date.

        The Borrower shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Revolving Line Expiration Date or the Reducing Revolving Line Expiration Date, as the case may be; and


        4.2.4 Renewals.

        In the case of the renewal of a Euro-Rate Option or Offered Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.


     4.3 Interest After Default.


     To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived:


           4.3.1 Interest Rate.


           The rate of interest applicable to all outstanding amounts under all Borrowing Tranches, as well as all other Obligations, shall automatically increase to and accrue at interest at a rate per annum equal to the sum of the rate of interest applicable under the Base Rate Option plus an additional 2% per annum until all Obligations are paid in full.


        4.3.2 Acknowledgment.


        The Borrower acknowledges that the increase in rates referred to in this
Section 4.3 reflects, among other things, the fact that such outstanding Borrowing Tranches or other amounts have become a substantially greater risk given their default status and that the Bank is entitled to additional compensation for such risk; and all such interest shall be payable by Borrower upon demand by Bank.

     4.4 Euro-Rate Unascertainable: Illegality: Increased Costs: Deposits Not Available.


        4.4.1 Unascertainable.


        If on any date on which a Euro-Rate would otherwise be determined the Bank shall have determined that:

           (i) adequate and reasonable means do not exist for ascertaining such Euro-Rate, or

          (ii) a contingency has occurred which materially and adversely affects the London interbank eurodollar market relating to the Euro-Rate, the Bank shall have the rights specified in Section 4.4.3.


        4.4.2 Illegality: Increased Costs: Deposits Not Available.

        If at any time the Bank shall have determined that:

           (i) the making, maintenance or funding of any Borrowing Tranche to which a Euro-Rate Option applies has been made impracticable or unlawful by compliance by such Bank in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or

           (ii) such Euro-Rate Option will not adequately and fairly reflect the cost to such Bank of the establishment or maintenance of any such Borrowing Tranche, or

           (iii) after making all reasonable efforts, deposits of the relevant amount in Dollars for the relevant Interest Period for a Borrowing Tranche to which a Euro-Rate Option applies are not available to the Bank with respect to such Borrowing Tranche in the London interbank market, then the Bank shall have the rights specified in Section 4.4 3.


        4.4.3 Bank's and Bank's Rights.

        In the case of any event specified in Section 4.4.1 or Section 4.4.2 above, the Bank shall promptly so notify the Borrower thereof. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of the Bank to allow the Borrower to select, convert to or renew a Euro-Rate Option shall be suspended until the Bank shall have later notified the Borrower of the Bank's determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Bank makes a determination under Section
4.4.1 and the Borrower has previously notified the Bank of its selection of, conversion to or renewal of a Euro-Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Borrowing Tranches. If the Bank notifies the Borrower of a determination under Section 4.4.2, the Borrower shall, subject to the Borrower's indemnification Obligations under Section 5.4.2, as to any Borrowing Tranche to which a Euro-Rate Option applies, on the date specified in such notice either convert such Borrowing Tranche to the Base Rate Option otherwise available with respect to such Borrowing Tranche or prepay such Loan in accordance with Section 5.3. Absent due notice from the Borrower of conversion or prepayment, such Borrowing Tranche shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date.


     4.5 Selection of Interest Rate Options.

     If the Borrower fails to select a new Interest Period to apply to any Borrowing Tranche of Loans under the Offered Rate Option or the Euro-Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 4.2, the Borrower shall be deemed to have converted such Borrowing Tranche to the Base Rate Option commencing upon the last day of the existing Interest Period.



                                   5. PAYMENTS


     5.1 Payments.

     All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Facility Fees, or other fees or amounts due from the Borrower hereunder shall be payable prior to 11:00 a.m., State College, Pennsylvania time, on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Bank at the Principal Office in U. S. Dollars and in immediately available funds. The Bank's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement and shall be deemed an "account stated."

     5.2 Interest Payment Dates: Maturity of Principal.

        5.2.1 Interest.

        Interest on Borrowing Tranches to which the Base Rate Option applies shall be due and payable in arrears on the first Business Day of each January, April, July and October (each such date a "Quarterly Interest Payment Date") after the date hereof and on the Revolving Line Expiration Date or Reducing Revolving Line Expiration Date, as the case may be, or upon acceleration of the Notes. Interest on Borrowing Tranches to which the Euro-Rate Option or the Offered Rate Option applies shall be due and payable on the earlier of (i) the end of the applicable Interest Period or (ii) each Quarterly Interest Payment Date occurring prior to the end of such Interest Period.


        5.2.2 Principal Maturity.


        Unless sooner prepaid in accordance with the terms hereof, or sooner accelerated by Bank by virtue of an Event of Default hereunder, all principal amounts outstanding under the Revolving Line shall be paid in full on the Revolving Line Expiration Date and all principal amounts outstanding under the Reducing Revolving Line shall be paid in full on the Reducing Resolving Line Expiration Date.


     5.3 Voluntary Prepayments.


        5.3.1 Right to Prepay.

        The Borrower shall have the right at its option from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Section 5.4):

           (i) at any time with respect to any Borrowing Tranche to which the Base Rate Option applies,

           (ii) on the last day of the applicable Interest Period with respect to Borrowing Tranches to which a Euro-Rate Option or an Offered Rate Option applies,

           (iii) on the date specified in a notice by Bank pursuant to Section
4.4 with respect to any Borrowing Tranche to which a Euro-Rate Option applies.

        Whenever the Borrower desires to prepay any part of the Loans, it shall provide a prepayment notice to the Bank by 1:00 p.m. at least one (1) Business Day prior to the date of prepayment of Loans, setting forth the following information:

        (x) the date, which shall be a Business Day, on which the proposed prepayment is to be made;

        (y) a statement indicating the application of the prepayment between the Revolving Line and the Reducing Revolving Line; and

        (z) the total principal amount of such prepayment, which shall not be less than $100,000, in case of prepayment on the Revolving Line, and $500,000 in case of prepayment on the Reducing Revolving Line.

        All prepayment notices shall be irrevocable. The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount except with respect to Borrowing Tranches to which the Base Rate Option applies, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. Except as provided in Section 4.4.3, if the Borrower prepays a Loan but fails to specify the applicable Borrowing Tranche which the Borrower is prepaying, the prepayment shall be applied (i) first to the Revolving Line and then to the Reducing Revolving Line; and (ii) after giving effect to the allocations in clause (i) above and in the preceding sentence, first to Borrowing Tranches to which the Base Rate Option applies, then to Borrowing Tranches to which the Offered Rate Option applies and next to Borrowing Tranches to which Euro-Rate Option applies. Any prepayment hereunder shall be subject to the Borrower's Obligation to indemnify the Bank under Section 5.4.2.


        5.3.2 Change of Lending Office.

        Bank agrees that upon the occurrence of any event giving rise to increased costs or other special payments under Section 4.4.2 or 5.4.1 with respect to Bank, it will if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Borrowing Tranches affected by such event, provided that such designation is made on such terms that Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing is this Section 5.3.2 shall affect or postpone any of the Obligations of the Borrower or any other Borrower or the rights of the Bank provided in this Agreement.

     5.4 Additional Compensation in Certain Circumstances.


        5.4.1 Increased Costs or Reduced Return Resulting from Taxes, Reserves, Capital Adequacy Requirements, Expenses. Etc.

        If any Law, guideline or interpretation or any change in any Law, guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive (whether or not having the force of Law) of any central bank or other Official Body:

           (i) subjects Bank to any tax, levy, impost, duty, deduction, charge or withholding (each, a "Tax") or changes the basis of taxation with respect to this Agreement, the Notes, the Loans or payments by the Borrower of principal, interest, Commitment Fees, or other amounts due from the Borrower hereunder or under the Notes (except for taxes on the overall net income of Bank),

           (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, or assets (funded or contingent) of, deposits with or for the account of, or other acquisitions of funds by, Bank, or

           (iii) imposes, modifies or deems applicable any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or commitments to extend credit extended by, the Bank, or (B) otherwise applicable to the obligations of the Bank under this Agreement, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon the Bank with respect to this Agreement, the Notes or the making, maintenance or funding of any part of the Loans (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on the Bank's capital, taking into consideration the Bank's customary policies with respect to capital adequacy) by an amount which the Bank in its sole discretion deems to be material, the Bank shall from time to time notify the Borrower of the amount determined in good faith (using any averaging and attribution methods employed in good faith) by the Bank to be necessary to compensate the Bank for such increase in cost, reduction of income, additional expense or reduced rate of return. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to the Bank ten (10) Business Days after such notice is given.

        5.4.2 Indemnity.


        In addition to the compensation required by Section 5.4.1, the Borrower shall indemnify the Bank against all liabilities, losses or expenses (including loss of margin, any loss or expense incurred in liquidating or employing deposits from third parties and any loss or expense incurred in connection with funds acquired by the Bank to fund or maintain Borrowing Tranches subject to a Euro-Rate Option or an Offered Rate Option) which such Bank sustains or incurs as a consequence of any

           (i) payment, prepayment, conversion or renewal of any Borrowing Tranche to which a Euro-Rate Option or an Offered Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due),

           (ii) attempt by the Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 2.3 or Section 4.2 or, Revolving Line Loan Requests under Section
3.3 or Section 4.2 or notice relating to prepayments under Section 5.3, or

           (iii) default by the Borrower in the performance or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of the Borrower to pay when due (by acceleration or otherwise) any principal, interest, Commitment Fee or any other amount due hereunder.

        If the Bank sustains or incurs any such loss or expense, it shall from time to time notify the Borrower of the amount determined in good faith by the Bank (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Bank shall deem reasonable) to be necessary to indemnify the Bank for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to the Bank ten (10) Business Days after such notice is given.


        5.4.3 Stamp Taxes.


        In addition, Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made hereunder or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement or any Note (hereinafter referred to as "Other Taxes").

        5.4.4 Indemnification for Taxes Paid by a Bank.

        Borrower shall indemnify the Bank for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 5.4.4) paid by the Bank and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date Bank makes written demand therefor.


        5.4.5 Survival.

        Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in Sections
5.4.1 through 5.4.4 shall survive the payment in full of principal and interest hereunder and under any instrument delivered hereunder



                        6. REPRESENTATIONS AND WARRANTIES


     6.1 Representations and Warranties.


     The Borrower, in order to induce the Bank to extend the Loans to the Borrower hereunder, represents and warrants to the Bank as follows:


        6.1.1 Organization and Qualification.

        Borrower and each Subsidiary of Borrower is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Borrower and each Subsidiary of Borrower has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct. Borrower and each Subsidiary of Borrower is duly licensed or qualified and in good standing in each jurisdiction where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary.


        6.1.2 Capitalization and Ownership.

        The authorized capital stock of the Borrower consists of 100,000,000 shares of Common Stock, no par value, of which 7,672,118 shares are issued and outstanding, and 2,000,000 shares of Preferred Stock,one dollar ($1.00) par value, of which 1,702,500 shares (the issued and outstanding Common shares and issued and outstanding Preferred shares, collectively, referred to herein as the "Shares") are issued and outstanding Persons or entities owning 5% or more of the Borrower's outstanding Shares are listed on Schedule 6.1.2. All of the Shares have been validly issued and are fully paid and nonassessable. There are no options, warrants or other rights outstanding to purchase any such shares except as indicated on Schedule 6.1.2.


        6.1.3 Subsidiaries.

        Schedule 6.1.3 states the name of each of the Borrower's Subsidiaries, its jurisdiction of incorporation, its authorized capital stock, the issued and outstanding shares (referred to herein as the "Subsidiary Shares") and the owners thereof if it is a corporation, its outstanding partnership interests (the "Partnership Interests") if it is a partnership and its outstanding limited liability company interests, interests assigned to managers thereof and the voting rights associated therewith (the "LLC Interests") if it is a limited liability company. The Borrower and each Subsidiary of the Borrower has good and marketable title to all of the Subsidiary Shares, Partnership Interests and LLC Interests it purports to own, free and clear in each case of any Lien. All Subsidiary Shares, Partnership Interests and LLC Interests have been validly issued, and all Subsidiary Shares are fully paid and nonassessable. All capital contributions and other consideration required to be made or paid in connection with the issuance of the Partnership Interests and LLC Interests have been made or paid, as the case may be. There are no options, warrants or other rights outstanding to purchase any such Subsidiary Shares, Partnership Interests or LLC Interests except as indicated on Schedule 6.1.3.


        6.1.4 Power and Authority.

        Borrower has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.


        6.1.5 Validity and Binding Effect.

        This Agreement has been duly and validly executed and delivered by the Borrower, and each other Loan Document which Borrower is required to execute and deliver on or after the date hereof will have been duly executed and delivered by Borrower on the required date of delivery of such Loan Document. This Agreement and each other Loan Document constitutes, or will constitute, legal, valid and binding obligations of the Borrower to which is or will be a party thereto on and after its date of delivery thereof, enforceable against such Borrower in accordance with its terms, except to the extent that enforceability of any of such Loan Document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance.

        6.1.6 No Conflict.

        Neither the execution and delivery of this Agreement or the other Loan Documents by Borrower nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the teens and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of Borrower or (ii) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which Borrower or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of Borrower or any of its Subsidiaries (other than Liens granted under the Loan Documents).


        6.1.7 Litigation.

        There are no actions, suits, proceedings or investigations pending or, to the knowledge of Borrower, threatened against Borrower or any Subsidiary of Borrower at law or equity before any Official Body which individually or in the aggregate may result in any Material Adverse Change. None of the Borrower or any Subsidiaries of Borrower is in violation of any order, writ, injunction or any decree of any Official Body which may result in any Material Adverse Change.

        6.1.8 Title to Properties.

        Borrower and each Subsidiary of Borrower has good and marketable title to or valid leasehold interest in all properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records,free and clear of all Liens and encumbrances except Permitted Liens, and subject to the terms and conditions of the applicable leases. All leases of property are in full force and effect without the necessity for any consent which has not previously been obtained upon consummation of the transactions contemplated hereby.

        6.1.9 Financial Statements.

           (i) Historical Statements.

        The Borrower has delivered to the Bank copies of its audited consolidated year-end financial statements for and as of the end of the five fiscal years ended September 30, 1992, 1993, 1994, 1995 and 1996 (the "Annual Statements"). In addition, the Borrower has delivered to the Bank copies of its unaudited consolidated interim financial statements for the fiscal year to date and as of the end of the fiscal quarter ended December 31, 1996, (the "Interim Statements") (the Annual and Interim Statements being collectively referred to as the "Historical Statements"). The Historical Statements were compiled from the books and records maintained by the Borrower's management, are correct and complete and fairly represent the consolidated financial condition of the Borrower and its Subsidiaries as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied, subject (in the case of the Interim Statements) to normal year-end audit adjustments.

           (ii) Accuracy of Financial Statements.

        Neither the Borrower nor any Subsidiary of the Borrower has any liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Historical Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of the Borrower or any Subsidiary of the Borrower which may cause a Material Adverse Change. Since September 30, 1996, no Material Adverse Change has occurred.


        6.1.10 Use of Proceeds; Margin Stock: Section 20 Subsidiaries.


           6.1.10.1 General.

           The Borrower intends to use the proceeds of the Loans in accordance with Sections 2.7 and 3.6 and 8.1.10.


           6.1.10.2 Margin Stock.

           None of the Borrower or any Subsidiaries of the Borrower engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U). No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or to refund Indebtedness originally incurred for such purpose, or for any purpose which entails a violation of or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. Neither the Borrower nor any Subsidiary of any Borrower holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of any Borrower or Subsidiary of any Borrower are or will be represented by margin stock.


           6.1.10.3 Section 20 Subsidiaries.

           The Borrower does not intend to use and shall not use any portion of the proceeds of the Loans, directly or indirectly (i) knowingly to purchase any Ineligible Securities from a Section 20 Subsidiary during any period in which such Section 20 Subsidiary makes a market in such Ineligible Securities, (ii) knowingly to purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by a Section 20 Subsidiary, or (iii) to make payments of principal or interest on Ineligible Securities underwritten or privately placed by as Section 20 Subsidiary and issued by or for the benefit of Borrower or any Subsidiary of Borrower.


        6.1.11 Full Disclosure.

        Neither this Agreement nor any other Loan Document, nor any certificate, statement, agreement or other documents furnished to the Bank in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to Borrower which materially adversely affects the business, property, assets, financial condition, results of operations or prospects of Borrower or Subsidiary of Borrower which has not been set forth in this Agreement or in the certificates, statements, agreements or other documents furnished in writing to the Bank prior to or at the date hereof in connection with the transactions contemplated hereby.


        6.1.12 Taxes.

        All federal, state, local and other tax returns required to have been filed with respect to Borrower and each Subsidiary of Borrower have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made. There are no agreements or waivers extending the statutory period of limitations applicable to any federal income tax return of Borrower or Subsidiary of Borrower for any period.

        6.1.13 Consents and Approvals.

        No consent, approval, exemption, order or authorization-of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents by any Borrower, except as listed on Schedule 6.1.13, all of which shall have been obtained or made on or prior to the Closing Date except as otherwise indicated on Schedule 6.1.13.


        6.1.14 No Event of Default: Compliance with Instruments.

        No event has occurred and is continuing and no condition exists or will exist after giving effect to the borrowings or other extensions of credit to be made on the Closing Date under or pursuant to the Loan Documents which constitutes an Event of Default or Potential Default. None of the Borrower or any Subsidiaries of the Borrower is in violation of (i) any term of its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents or (ii) any material agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound where such violation would constitute a Material Adverse Change.


        6.1.15 Patents Trademarks, Copyrights. Licenses Etc.

        Borrower and each Subsidiary of Borrower owns or possesses all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by Borrower or its Subsidiary, without known possible, alleged or actual conflict with the rights of others.


        6.1.16 Insurance.

        Schedule 6.1.16 lists all insurance policies and other bonds to which the Borrower or Subsidiary of the Borrower is a party, all of which are valid and in full force and effect. No notice has been given or claim made and no grounds exist to cancel or avoid any of such policies or bonds or to reduce the coverage provided thereby. Such policies and bonds provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of Borrower and each Subsidiary of Borrower in accordance with prudent business practice in the industry of the Borrower and its Subsidiaries.

        6.1.17 Compliance with Laws.

        The Borrower and its Subsidiaries are in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 6.1.22) in all jurisdictions in which the Borrower or any Subsidiary of Borrower is presently or will be doing business except where the failure to do so would not constitute a Material Adverse Change.


        6.1.18 Material Contracts; Burdensome Restrictions.

        All material contracts relating to the business operations of Borrower and each Subsidiary of Borrower, including all employee benefit plans and Labor Contracts, are valid, binding and enforceable upon Borrower or its Subsidiary and each of the other parties thereto in accordance with their respective terms, and there is no default thereunder, to the Borrower's knowledge, with respect to parties other than such Borrower or its Subsidiary. None of the Borrower or its Subsidiaries is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of Law which could result in a Material Adverse Change.


        6.1.19 Investment Companies, Regulated Entities.

        None of the Borrower or any of its Subsidiaries is an "investment company" registered or required to be registered under the Investment Company Act of 1940 or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of l 940 and shall not become such an "investment company" or under such "control." None of the Borrower or any of its Subsidiaries is subject to any other Federal or state statute or regulation limiting its ability to incur Indebtedness for borrowed money.


        6.1.20 Plans and Benefit Arrangements.

           (i) The Borrower and each other member of the ERISA Group are in compliance in all material respects with any applicable provisions of ERISA with respect to all Benefit Arrangements, Plans and Multiemployer Plans. There has been no Prohibited Transaction with respect to any Benefit Arrangement or any Plan or, to the best knowledge of the Borrower, with respect to any Multiemployer Plan or Multiple Employer Plan, which could result in any material liability of the Borrower or any other member of the ERISA Group. The Borrower and all other members of the ERISA Group have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any Law pertaining thereto. With respect to each Plan and Multiemployer Plan, the Borrower and each other member of the ERISA Group
(i) have fulfilled in all material respects their obligations under the minimum funding standards of ERISA, (ii) have not incurred any liability to the PBGC, and (iii) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA. All Plans, Benefit Arrangements and Multiemployer Plans have been administered in accordance with their terms and applicable Law

           (ii) To the best of the Borrower's knowledge, each Multiemployer Plan and Multiple Employer Plan is able to pay benefits thereunder when due.

           (iii) Neither the Borrower nor any other member of the ERISA Group has instituted or intends to institute proceedings to terminate any Plan.

           (iv) No event requiring notice to the PBGC under Section 302(f)(4)(A) of ERISA has occurred or is reasonably expected to occur with respect to any Plan, and no amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made to any Plan.

           (v) The aggregate actuarial present value of all benefit liabilities (whether or not vested) under each Plan, determined on a plan termination basis, as disclosed in, and as of the date of, the most recent actuarial report for such Plan, does not exceed the aggregate fair market value of the assets of such Plan.

           (vi) Neither the Borrower nor any other member of the ERISA Group has incurred or reasonably expects to incur any material withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower nor any other member of the ERISA Group has been notified by any Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA and, to the best knowledge of the Borrower, no Multiemployer Plan or Multiple Employer Plan is reasonably expected to be reorganized or terminated, within the meaning of Title IV of ERISA.

        6.1.21 Employment Matters.

        Borrower and each of its Subsidiaries is in compliance with the Labor Contracts and all applicable federal, state and local labor and employment Laws including those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, where the failure to comply would constitute a Material Adverse Change. There are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of Borrower or any of Subsidiaries which in any case would constitute a Material Adverse Change. The Borrower has delivered to the Bank true and correct copies of each of the Labor Contracts.

        6.1.22 Environmental Matters.

        None of the Borrower or any of its Subsidiaries has received any Environmental Complaint from any Official Body or private Person alleging that Borrower or any Subsidiary or any prior or subsequent owner of any of the Property is a potentially responsible party under the Comprehensive Environmental Response, Cleanup and Liability Act, 42 U.S.C. ss. 9601, et seq. and Borrower has no reason to believe that such an Environmental Complaint might be received. There are no pending or, to any Borrower's knowledge, threatened Environmental Complaints relating to Borrower or Subsidiary of Borrower or, to Borrower's knowledge, any prior or subsequent owner of any of the Property pertaining to, or arising out of, any Environmental Conditions.

           (i) There are no circumstances at, on or under any of the Property that constitute a breach of or non-compliance with any of the Environmental Laws, and there are no past or present Environmental Conditions at, on or under any of the Property or, to any Borrower's knowledge, at, on or under adjacent property, that prevent compliance with the Environmental Laws at any of the Property.

           (ii) Neither any of the Property nor any structures, improvements, equipment, fixtures, activities or facilities thereon or thereunder contain or use Regulated Substances except in compliance with Environmental Laws. There are no processes, facilities, operations, equipment or other activities at, on or under any of the Property, or, to any Borrower's knowledge, at, on or under adjacent property, that currently result in the release or threatened release of Regulated Substances onto any of the Property, except to the extent that such releases or threatened releases are not a breach of or otherwise not a violation of the Environmental laws.

           (iii) There are no aboveground storage tanks, underground storage tanks or underground piping associated with such tanks, used for the management of Regulated Substances at, on or under any of the Property that (a) do not have, to the extent required by Environmental Laws, a full operational secondary containment system in place, and (b) are not otherwise in compliance with all Environmental Laws. There are no abandoned underground storage tanks or underground piping associated with such tanks, previously used for the management of Regulated Substances at, on or under any of the Property that have not either been closed in place in accordance with Environmental Laws or removed in compliance with all applicable Environmental Laws and no contamination associated with the use of such tanks exists on any of the Property that is not in compliance with Environmental Laws.

           (iv) Borrower and each Subsidiary of Borrower has all material permits, licenses, authorizations, plans and approvals necessary under the Environmental Laws for the conduct of the business of such Borrower or Subsidiary as presently conducted. Borrower and each Subsidiary of Borrower has submitted all material notices, reports and other filings required by the Environmental Laws to be submitted to an Official Body which pertain to past and current operations on any of the Property.

           (v) All past and present on-site generation, storage, processing, treatment, recycling, reclamation, disposal or other use or management of Regulated Substances at, on, or under any of the Property and all off-site transportation, storage, processing, treatment, recycling, reclamation, disposal or other use or management of Regulated Substances have been done in accordance with the Environmental Laws.


        6.1.23 Senior Debt Status.

        The Obligations of Borrower under this Agreement, the Notes and each of the other Loan Documents to which it is a party do rank and will rank at least pari passau in priority of payment with all other Indebtedness of Borrower except Indebtedness of such Borrower to the extent secured by Permitted Liens. There is no Lien upon or with respect to any of the properties or income of any Borrower or Subsidiary of any Borrower which secures indebtedness or other obligations of any Person except for Permitted Liens.


     6.2 Continuation of Representations.

     The Borrower makes the representations and warranties in this Article 6 on the date hereof and on the Closing Date and each date thereafter on which a Borrowing Tranche is made under the Loans as provided in and subject to Sections
7.1 and 7.2.



     6.3 Updates to Schedules.

     Should any of the information or disclosures provided on any of the Schedules attached hereto become outdated or incorrect in any material respect, the Borrower shall promptly provide the Bar in writing with such revisions or updates to such Schedule as may be necessary or appropriate to update or correct same; provided, however, that no Schedule shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured thereby, unless and until the Bank, in its sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedule.



                            7. CONDITIONS OF LENDING

     The obligation of Bank to make advances under the Loans hereunder is subject to the performance by Borrower of its Obligations to be performed hereunder at or prior to the making of any such advances and to the satisfaction of the following further conditions:

        7.1 First Advances Under Loans.

On the Closing Date:


        7.1.1 Officer's Certificate.

        The representations and warranties of the Borrower contained in Article 6 and in each of the other Loan Documents shall be true and accurate on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and Borrower shall have performed and complied with all covenants and conditions hereof and thereof; no Event of Default or Potential Default shall have occurred and be continuing or shall exist; and there shall be delivered to the Bank for the benefit of Bank a certificate of the Borrower, dated the Closing Date and signed by the Chief Executive Officer, President or Chief Financial Officer of the Borrower to such effect.


        7.1.2 Secretary's Certificate.

        There shall be delivered to the Bank for the benefit of Bank a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Borrower, certifying as appropriate as to:

           (i) all action taken by Borrower in connection with this Agreement and the other Loan Documents;

           (ii) the names of the officer or officers authorized to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of Borrower for purposes of this Agreement and the true signatures of such officers, on which the Bank may conclusively rely; and

           (iii) copies of its organizational documents, including its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, and limited liability company agreement as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of Borrower in each state where organized or qualified to do business and a bring-down certificate by facsimile dated the Closing Date.

        7.1.3 Inter-Creditor Agreement; Other Financing Documents.

        There shall be executed and delivered to the Bank an Inter-Creditor Agreement with Mid-State Bank and Trust Company containing such terms, conditions, agreements and provisions, and in form and substance, acceptable to the Bank in its sole discretion. There shall also be delivered to the Bank fully executed originals of the Notes and all other documents, instruments and agreements required or contemplated hereunder, all in form and substance acceptable to the Bank in its sole discretion.


        7.1.4 Opinion of Counsel.

        There shall be delivered to the Bank for the benefit of the Bank a written opinion of McQuaide, Blasko, Schwartz, Fleming & Faulkner, Inc. counsel for the Borrower (who may rely on the opinions of such other counsel as may be acceptable to the Bank), dated the Closing Date and in form and substance satisfactory to the Bank and its counsel as to such other matters incident to the transactions contemplated herein as the Bank may reasonably request.


        7.1.5 Legal Details.

        All legal details and proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be in form and substance satisfactory to the Bank and counsel for the Bank, and the Bank shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Bank and said counsel, as the Bank or said counsel may reasonably request.


        7.1.6 Payment of Fees.

        The Borrower shall have paid or caused to be paid to the Bank, to the extent not previously paid, all commitment and other fees accrued through the Closing Date and all costs and expenses of Bank, including, without limitation, legal fees, incurred by Bank in connection with negotiation documentation. review or enforcement of the Loans.


        7.1.7 Other Loan Documentation Review.

        All existing agreements, instruments and other documentation evidencing, securing or relating in any way to Indebtedness of the Borrower to any Person other than the Bank shall be in form and substance acceptable to the Bank and its counsel.

        7.1.8 Material Consents.

        All material consents required to effectuate the transactions contemplated hereby shall have been obtained.


        7.1.9 Officer's Certificate Regarding MACs.

        Since September 30, 1996, no Material Adverse Change shall have occurred; prior to the Closing Date, there shall have been no material change in the management of Borrower or Subsidiary or other Subsidiary of Borrower; and there shall have been delivered to the Bank a certificate dated the Closing Date and signed by the Chief Executive Officer, President or Chief Financial Officer of the Borrower to each such effect.



        7.1.10 No Violation of Laws.

        The making of the Loans and the making of advances thereunder shall not contravene any Law applicable to Borrower or the Bank.



        7.1.11 No Actions or Proceedings.

        No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, this Agreement, the other Loan Documents or the consummation of the transactions contemplated hereby or thereby or which, in the Bank's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.



        7.1.12 Insurance Policies: Certificates of Insurance; Endorsements.

        The Borrower shall have delivered evidence acceptable to the Bank that adequate insurance in compliance with Section 8.1.3 is in full force and effect and that all premiums then due thereon have been paid, together with a certified copy of Borrower's casualty insurance policy or policies evidencing coverage satisfactory to the Bank, with additional insured, mortgagee and lender loss payable special endorsements attached thereto in form and substance satisfactory to the Bank and its counsel naming the Bank as additional insured, mortgagee and lender loss payee.

     7.2 Each Additional Advance.

     At the time of making any advances under the Loans other than advances made on the Closing Date and after giving effect to the proposed extensions of credit; the representations and warranties of the Borrower contained in Article 6 and in the other Loan Documents shall be true on and as of the date of such additional advance with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein) and the Borrower shall have performed and complied with all covenants and conditions hereof; no Event of Default or Potential Default shall have occurred and be continuing or shall exist; the making of the requested advances shall not contravene any Law applicable to Borrower or Subsidiary of Borrower or the Bank; and the Borrower shall have delivered to the Bank a duly executed and completed Loan Request or Reducing Revolving Line Loan Request as the case may be.


                                  8. COVENANTS


     8.1 Affirmative Covenants.

     The Borrower covenants and agrees that until payment in full of the Loans and satisfaction of all of the Borrower's other Obligations under the Loan Documents, the Borrower shall comply at all times with the following affirmative covenants:



        8.1.1 Preservation of Existence. Etc.

        Borrower shall, and shall cause each of its Subsidiaries to, maintain its legal existence as a corporation, limited partnership or limited liability company and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except as otherwise expressly permitted in Section 8.2.6.



        8.1.2 Payment of Liabilities Including Taxes Etc.

        Borrower shall, and shall cause each of its Subsidiaries to, duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made, but only to the extent that failure to discharge any such liabilities would not result in any additional liability which would adversely affect to a material extent the financial condition of Borrower or Subsidiary of Borrower, provided that the Borrower and its Subsidiaries will pay all such liabilities forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor.

        8.1.3 Maintenance of Insurance.

        Borrower shall, and shall cause each of its Subsidiaries to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers' compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary, all as reasonably determined by the Bank. At the request of the Bank, the Borrower shall deliver to the Bank (x) on the Closing Date and annually thereafter an original certificate of insurance signed by the Borrower's independent insurance broker describing and certifying as to the existence of the insurance required to be maintained by this Agreement and the other Loan Documents, together with a copy of the endorsement described in the next sentence attached to such certificate and (y) from time to time a summary schedule indicating all insurance then in force with respect to Borrower. Such policies of insurance shall contain special endorsements, in form and substance acceptable to the Bank, which shall specify the Bank as an additional insured, and, in the event the Bank acquires collateral security rights in any of Borrower's Property, mortgagee and lender loss payee as its interests may appear.


        8.1.4 Maintenance of Properties and Leases.

        Borrower shall, and shall cause each of its Subsidiaries to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and from time to time, Borrower will make or cause to be made all appropriate repairs, renewals or replacements thereof.


        8.1.5 Maintenance of Patents, Trademarks Etc.

        Borrower shall, and shall cause each of its Subsidiaries to, maintain in full force and effect all patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and other authorizations necessary for the ownership and operation of its properties and business if the failure so to maintain the same would constitute a Material Adverse Change.


        8.1.6 Visitation Rights.

        Borrower shall, and shall cause each of its Subsidiaries to, permit any of the officers or authorized employees or representatives of the Bank to visit and inspect any of its properties and to audit and examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times and as often as the Bank may reasonably request, provided that Bank shall provide the Borrower with reasonable notice prior to any visit or inspection.


        8.1.7 Keeping of Records and Books of Account.

        The Borrower shall, and shall cause each Subsidiary of the Borrower to, maintain and keep proper books of record and account which enable the Borrower and its Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Borrower or any Subsidiary of the Borrower, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.


        8.1.8 Plans and Benefit Arrangements.

        The Borrower shall, and shall cause each other member of the ERISA Group to, comply with ERISA, the Internal Revenue Code and other applicable Laws applicable to Plans and Benefit Arrangements except where such failure, alone or in conjunction with any other failure, would not result in a Material Adverse Change. Without limiting the generality of the foregoing, the Borrower shall cause all of its Plans and all Plans maintained by any member of the ERISA Group to be funded in accordance with the minimum funding requirements of ERISA and shall make, and cause each member of the ERISA Group to make, in a timely manner, all contributions due to Plans, Benefit Arrangements and Multiemployer Plans.


        8.1.9 Compliance with Laws.

        The Borrower shall, and shall cause each of its Subsidiaries to, comply with all applicable Laws, including all Environmental Laws, in all respects, provided that it shall not be deemed to be a violation of this Section 8.1.9 if any failure to comply with any Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate would constitute a Material Adverse Change.

        8.1.10 Use of Proceeds.

        The Borrower will use the proceeds of the Loans only for the purposes identified in Section 2.7 and Section 3.6 hereof.


        8.1.11 Operating Accounts.

        The Borrower will maintain checking and depository operating accounts with the Bank.


     8.2 Negative Covenants.

     The Borrower covenants and agrees that until payment in full of the Loans, including interest thereon, and satisfaction of all of the Borrower's other Obligations hereunder, the Borrower shall comply with the following negative covenants:


        8.2.1 Indebtedness.

        Borrower shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:

           (i) Indebtedness under the Loan Documents;

           (ii) Existing Indebtedness in favor of each Person who has executed the Inter-Creditor Agreement as set forth on Schedule 8.2.1 (including any extensions or renewals thereof), provided there is no increase in the amount thereof or other significant change in the terms therefor specified on Schedule 8.2.1;

           (iii) Indebtedness secured by Purchase Money Security Interests and Indebtedness arising out of operating or capital leases not exceeding $1,000,000 in the aggregate:

           (iv) Indebtedness to any Subsidiary of the Borrower which has not guaranteed or otherwise become a co-obligor of the Indebtedness of Borrower under the Loans, in form and substance acceptable to the Bank, in an amount not to exceed $1,000,000 in the aggregate; and

           (v) Other unsecured Indebtedness to any Person in an amount not to exceed $2,000,000 in the aggregate.

        8.2.2 Liens.

        Borrower shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.


        8.2.3 Guaranties.

        Borrower shall not, and shall not permit any of its Subsidiaries to, at any time, directly or indirectly, become or be liable in respect of any Guaranty, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person, except for Indebtedness of the Borrower with respect to its Subsidiaries permitted under Section 8.2.1 hereunder.


        8.2.4 Loans and Investments.

        The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own (other than in connection with Permitted Acquisitions, as defined in Section 8.2.6) any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except:

           (i) trade credit extended on usual and customary terms in the ordinary course of business;

           (ii) advances to employees to meet expenses incurred by such employees in the ordinary course of business;

          (iii) Permitted Investments;

           (iv) loans to Subsidiaries which have guaranteed or otherwise become a co-obligor of the Indebtedness of Borrower under the Loans, in form and substance acceptable to the Bank.

        8.2.5 Dividends and Related Distributions.

        The Borrower shall not, and shall not permit any of its Subsidiaries to, make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its shares of capital stock, partnership interests or limited liability company interests on account of the purchase, redemption, retirement or acquisition of its shares of capital stock (or warrants, options or rights therefor), partnership interests or limited liability company interests.


        8.2.6 Liquidations, Mergers, Consolidations, Acquisitions.

        The Borrower shall not, and shall not permit any of its Subsidiaries to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person, provided that

        (1) The Borrower may acquire, whether by purchase or by merger, (A) all of the ownership interests of another Person or (B) substantially all of assets of another Person or of a business or division of another Person (each a "Permitted Acquisition"), provided that each of the following requirements is met:

           (i) if the Borrower acquiring the ownership interests in such Person, such Person shall, if required by Bank, join this Agreement as a Guarantor or execute such guaranty agreements as the Bank may require on or before the date of such Permitted Acquisition;

           (ii) the board of directors or other equivalent governing body of such Person shall have approved such Permitted Acquisition and, if the Borrower shall use any portion of the Loans to fund such Permitted Acquisition, the Borrower also shall have delivered to the Bank written evidence of the approval of the board of directors (or equivalent body) of such Person for such Permitted Acquisition;

           (iii) the business acquired, or the business conducted by the Person whose ownership interests are being acquired, as applicable, shall be substantially the same as one or more line or lines of business conducted by the Borrower and shall comply with Section 8.2.10;

           (iv) no Potential Default or Event of Default shall exist immediately prior to and after giving effect to such Permitted Acquisition;

           (v) the Borrower shall demonstrate that it shall be in compliance with the covenants contained in Sections 8.2.15, 8.2.16 and 8.2.17 after giving effect to such Permitted Acquisition (including in such computation Indebtedness or other liabilities assumed or incurred in connection with such Permitted Acquisition but excluding income earned or expenses incurred by the Person, business or assets to be acquired prior to the date of such Permitted Acquisition) by delivering at least five (5) Business Days prior to such Permitted Acquisition a certificate in the form and substance acceptable to the Bank evidencing such compliance;

           (vi) the Consideration paid by the Borrower for all Permitted Acquisitions made between the Closing Date and the date of such Permitted Acquisition shall not exceed the lesser of one-half of the Borrower's Consolidated Tangible Net Worth (measured at the time of each Permitted Acquisition) or $15,000,000; and

           (vii) the Borrower shall deliver to the Bank at least five (5) Business Days before such Permitted Acquisition copies of any agreements entered into or proposed to be entered into by such Borrower in connection with such Permitted Acquisition and shall deliver to the Bank such other information about such Person or its assets as the Bank may reasonably require.


        8.2.7 Dispositions of Assets or Subsidiaries.

        The Borrower shall not, and shall not permit any of its Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests of a Subsidiary of Borrower), except:

           (i) transactions involving the sale of inventory in the ordinary course of business;

           (ii) any sale, transfer or lease of assets in the ordinary course of business which are no longer necessary or required in the conduct of Borrower's or such Subsidiary's business,

           (iii) any sale, transfer or lease of assets by any wholly owned Subsidiary of Borrower to any such wholly-owned subsidiary;

           (iv) any sale, transfer or lease of assets in the ordinary course of business which are replaced by substitute assets acquired or leased within the parameters of Section 8.2.1; and

           (v) any sale, transfer or lease of assets, other than those specifically excepted pursuant to clauses (i) through (v) above, provided that (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition, and (ii) the aggregate value of all assets so sold by the Borrower and their Subsidiaries shall not exceed in any fiscal Year $5,000,000.


        8.2.8 Affiliate Transactions.

        The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into or carry out any transaction (including purchasing property or services from or selling property or services to any Affiliate of any Borrower or other Person) unless such transaction is not otherwise prohibited by this Agreement, is entered into in the ordinary course of business upon fair and reasonable arm's length terms and conditions which are fully disclosed to the Bank and is in accordance with all applicable Law.


        8.2.9 Subsidiaries, Partnerships and Joint Ventures.

        The Borrower shall not, and shall not permit any of its Subsidiaries to, own or create directly or indirectly any Subsidiaries after the date of this Agreement other than those created pursuant to a Permitted Acquisition. The Borrower shall not become or agree to (1) become a general or limited partner in any general or limited partnership, (2) become a member or manager of, or hold a limited liability company interest in, a limited liability company, or (3) become a joint venture or hold a joint venture interest in any joint venture.


        8.2.10 Continuation of or Change in Business.

        The Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any business other than the spring water and beverage production, manufacturing and distribution business, substantially as conducted and operated by the Borrower or Subsidiary during the present fiscal year, or any other business venture that is reasonably related thereto, and the Borrower or Subsidiaries shall not permit any material change in such business.


        8.2.11 Plans and Benefit Arrangements.

        The Borrower shall not, and shall not permit any of its Subsidiaries to engage in a Prohibited Transaction with any Plan, Benefit Arrangement or Multiemployer Plan which, alone or in conjunction with any other circumstances or set of circumstances resulting in liability under ERISA or otherwise violate ERISA.


        8.2.12 Fiscal Year.

        The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, change its fiscal year from the twelve-month period beginning October 1 and ending September 30.


        8.2.13 Changes in Organizational Documents.

        The Borrower shall not, and shall not permit any of its Subsidiaries to, amend in any respect its certificate of incorporation (including any provisions or resolutions relating to capital stock), by-laws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents without providing at least sixty (60) calendar days' prior written notice to the Bank, and, in the event such change would be adverse to the Bank as determined by the Bank in its sole discretion, obtaining the prior written consent of the Bank.


        8.2.14 Negative Covenants Prohibition.

        The Borrower shall not, and shall not permit any of its Subsidiaries to, make any negative covenant in favor of any Person not a party to the Inter-Creditor Agreement with respect to incurring Indebtedness (whether secured or unsecured), pledging assets or otherwise granting any liens on, or security interests in, any Property or other assets of the Borrower or any of its Subsidiaries.


        8.2.15 Minimum EBITDA to Fixed Charge Ratio.

        The Borrower shall not at any time permit the ratio of Borrower's consolidated EBITDA to Fixed Charges, calculated as of the end of each fiscal year of Borrower, to be less than 1.4 to 1.0.


        8.2.16 Maximum Leverage Ratio.

        The Borrower shall not at any time permit the ratio of consolidated total liabilities of the Borrower and its Subsidiaries to Consolidated Tangible Net Worth, calculated as of the end of each quarter of each fiscal year of the Borrower, to exceed 2.0 to 1.0


        8.2.17 Minimum EBITDA Ratio.

        The Borrower shall not permit the Borrower's consolidated EBITDA Ratio, determined at the end of each quarter of each fiscal year of the Borrower, to exceed (i) 4.0 to 1.0 for fiscal quarters ending September 30, 1997, December 31, 1997 and March 31, 1998 and (ii) 3.5 to 1.0 for each fiscal quarter ending thereafter.


        8.2.18 No Change in Control.

        The Borrower shall not, nor permit any of its Subsidiaries to, suffer, cause or permit a change in any controlling stock or other equity ownership interest (which, for purposes of this Agreement shall mean an interest comprising (i) 10% or more of the voting capital stock or other equity interests in Borrower, excluding sales, but not acquisitions, of voting capital stock or other equity interests by existing shareholders of Borrower as of the date hereof in connection with an initial public offering of such class of stock or other equity interests by Borrower or (ii) 20% or more of the voting capital stock or other equity interests in Borrower in connection with or following sale of a class of voting securities comprising a majority of the voting rights in Borrower through an initial public offering, or a change in senior management from that existing as of the date of this Agreement.


     8.3 Reporting Requirements.

     The Borrower covenants and agrees that until payment in full of the Loans, including interest thereon, and satisfaction of all of the Borrower' other Obligations hereunder and under the other Loan Documents, the Borrower will furnish or cause to be furnished to the Bank:

        8.3.1 Quarterly Financial Statements.

        As soon as available and in any event within forty-five (45) calendar days after the end of each of the first three fiscal quarters in each fiscal year, financial statements of the Borrower, consisting of a consolidated and consolidating balance sheet as of the end of such fiscal quarter and related consolidated and consolidating statements of income, retained earnings, stockholders' equity and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President or Chief Financial Officer of the Borrower as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.

        8.3.2 Annual Financial Statements.

        As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower, financial statements of the Borrower consisting of a consolidated and consolidating balance sheet as of the end of such fiscal year, and related consolidated and consolidating statements of income, retained earnings, stockholders' equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by independent certified public accountants of nationally recognized standing satisfactory to the Bank. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur or any qualification that the Bank may, its sole discretion, waive as not being material to the financial condition, management or accounting capabilities or business operations of the Borrower) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of any Borrower under any of the Loan Documents. The Borrower shall deliver with such financial statements and certification by its accountants a letter of such accountants to the Bank substantially (i) to the effect that, based upon their ordinary and customary examination of the affairs of the Borrower, performed in connection with the preparation of such consolidated financial statements, and in accordance with generally accepted auditing standards, they are not aware of the existence of any condition or event which constitutes an Event of Default or Potential Default or, if they are aware of such condition or event, stating the nature thereof and confirming the Borrower's calculations with respect to the certificate to be delivered pursuant to Section 8.3.3 with respect to such financial statements and (ii) to the effect that the Bank is intended to rely upon such accountant's certification of the annual financial statements and that such accountants authorize the Borrower to deliver such reports and certificate to the Bank on such accountant's behalf.


        8.3.3 Certificate of the Borrower.

        Concurrently with the financial statements of the Borrower furnished to the Bank pursuant to Sections 8.3.1 and 8.3.2, a certificate of the Borrower signed by the Chief Executive Officer, President or Chief Financial Officer of the Borrower, in form acceptable to the Bank, to the effect that, except as described pursuant to Section 8.3.4, (i) the representations and warranties of the Borrower contained in Article 6 and in the other Loan Documents are true on and as of the date of such certificate with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time) and the Borrower has performed and complied with all covenants and conditions hereof, (ii) no Event of Default or Potential Default exists and is continuing on the date of such certificate and (iii) containing calculations in sufficient detail to demonstrate compliance as of the date of such financial statements with all financial covenants contained in Section 8.2.


        8.3.4 Notice of Default.

        Promptly after any officer of any Borrower has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by the Chief Executive Officer, President or Chief Financial Officer of such Borrower setting forth the details of such Event of Default or Potential Default and the action which the such Borrower proposes to take with respect thereto.


        8.3.5 Notice of Litigation.

        Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Borrower or Subsidiary of any Borrower, involve a claim or series of claims in excess of $500,000 or, which if adversely determined, would constitute a Material Adverse Change.

        8.3.6 Budgets, Forecasts, Other Reports and Information.

        Promptly upon their becoming available to the Borrower:

           (i) the annual budget and any forecasts or projections of the Borrower, to be supplied not later than thirty (30) days prior to commencement of the fiscal year to which any of the foregoing may be applicable,

           (ii) any reports including management letters submitted to the Borrower by independent accountants in connection with any annual, interim or special audit,

           (iii) any reports, notices or proxy statements generally distributed by the Borrower to its stockholders on a date no later than the date supplied to such stockholders,

           (iv) regular or periodic reports, including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses, filed by the Borrower with the Securities and Exchange Commission,

           (v) a copy of any order in any proceeding to which the Borrower or any of its Subsidiaries is a party issued by any Official Body, and

           (vi) such other reports and information as any of the Bank may from time to time reasonably request. The Borrower shall also notify the Bank promptly of the enactment or adoption of any Law which may result in a Material Adverse Change.


        8.3.7 Notices Regarding Plans and Benefit Arrangements.


           8.3.7.1 Certain Events.

           Promptly upon becoming aware of the occurrence thereof, notice (including the nature of the event and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto) of:

           (i) any Reportable Event with respect to the Borrower or any other member of the ERISA Group (regardless of whether the obligation to report said Reportable Event to the PBGC has been waived),

           (ii) any Prohibited Transaction which could subject the Borrower or any other member of the ERISA Group to a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in connection with any Plan, any Benefit Arrangement or any trust created thereunder,

           (iii) any assertion of material withdrawal liability with respect to any Multiemployer Plan,

           (iv) any partial or complete withdrawal from a Multiemployer Plan by the Borrower or any other member of the ERISA Group under Title IV of ERISA (or assertion thereof), where such withdrawal is likely to result in material withdrawal liability,

           (v) any cessation of operations (by the Borrower or any other member of the ERISA Group) at a facility in the circumstances described in Section 4062(e) of ERISA,

           (vi) withdrawal by the Borrower or any other member of the ERISA Group from a Multiple Employer Plan,

           (vii) a failure by the Borrower or any other member of the ERISA Group to make a payment to a Plan required to avoid imposition of a Lien under
Section 302(f) of ERISA,

           (viii) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA, or

           (ix) any change in the actuarial assumptions or funding methods used for any Plan, where the effect of such change is to materially increase or materially reduce the unfunded benefit liability or obligation to make periodic contributions.


           8.3.7.2. Notices of Involuntary Termination and Annual Reports.

           Promptly a receipt thereof, copies of (a) all notices received by the Borrower or any other member of the ERISA Group of the PBGC's intent to terminate any Plan administered or maintained by the Borrower or any member of the ERISA Group, or to have a trustee appointed to administer any such Plan; and
(b) at the request of the Bank each annual report (IRS Form 5500 series) and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each Plan administered or maintained by the Borrower or any other member of the ERISA Group, and schedules showing the amounts contributed to each such Plan by or on behalf of the Borrower or any other member of the ERISA Group in which any of their personnel participate or from which such personnel may derive a benefit, and each Schedule B (Actuarial Information) to the annual report filed by the Borrower or any other member of the ERISA Group with the Internal Revenue Service with respect to each such Plan.

           8.3.7.3 Notice of Voluntary Termination.

           Promptly upon the filing thereof, copies of any Form 5310, or any successor or equivalent form to Form 5310, filed with the PBGC in connection with the termination of any Plan.


           8.3.7.4 Applicable Margin Certificate

           For purposes of calculation of the Applicable Margin for the Euro-Rate Option pursuant to Sections 4.1.1 and 4. 1.2, Borrower shall provide to Bank a certificate, in form and content acceptable to the Bank, within thirty
(30) days from the end of each fiscal quarter of Borrower (the "Applicable Margin Certificate") showing Borrower's calculation of the EBITDA Ratio as of the end of such fiscal quarter. Such calculation shall be subject to verification by Bank, and Bank's verifying calculation of the EBITDA Ratio shall be final and conclusive.



                                   9. DEFAULT


     9.1 Events of Default.

     An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):


        9.1.1 Payments Under Loan Documents.

        The Borrower shall fail to pay (i) any principal of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity), when such principal is due hereunder or (ii) any interest on any Loan, Borrowing Tranche or any other amount owing hereunder or under the other Loan Documents after such interest or other amount becomes due in accordance with the terms hereof or thereof;


        9.1.2 Breach of Warranty.

        Any representation or warranty made at any time by the Borrower herein or by the Borrower in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;

        9.1.3 Breach of Negative Covenants or Visitation Rights.


        The Borrower shall default in the observance or performance of any covenant contained in Section 8.1.6 or Section 8.2;


        9.1.4 Breach of Other Covenants.

        The Borrower shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of ten (10) Business Days after any officer of Borrower becomes aware of the occurrence thereof (such grace period to be applicable only in the event such default can be remedied by corrective action of the Borrower as determined by the Bank in its sole discretion);


        9.1.5 Defaults in Other Agreements or Indebtedness.

        A default or event of default shall occur at any time under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which any Borrower or Subsidiary of any Borrower may be obligated as a borrower or guarantor in excess of $500,000 in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any indebtedness (whether or not such right shall have been waived) or the termination of any commitment to lend;


        9.1.6 Final Judgments or Orders.

        Any final judgments or orders for the payment of money in excess of $500,000 in the aggregate shall be entered against any Borrower by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) days from the date of entry;


        9.1.7 Loan Document Unenforceable.

        Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party's successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby;


        9.1.8 Uninsured Losses: Proceedings Against Assets.

        There shall occur any material uninsured damage to or loss, theft or destruction of any of the Borrower's or any Subsidiary's Property in excess of $500,000 or any of the Borrower's or any of its Subsidiaries assets are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty (30) days thereafter;


        9.1.9 Notice of Lien or Assessment.

        A notice of Lien or assessment which is not a Permitted Lien is filed of record with respect to all or any part of any of the Borrower's or any of its Subsidiaries' assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including the PBGC, or any taxes or debts owing at any time or times hereafter to any one of these becomes payable and the same is not paid within thirty (30) days after the same becomes payable;


        9.1.10 Insolvency.

        The Borrower or any Subsidiary of the Borrower ceases to be solvent or admits in writing its inability to pay its debts as they mature;


        9.1.11 Events Relating to Plans and Benefit Arrangements.

        Any of the following occurs: (i) any Reportable Event, which the Bank determines in good faith constitutes grounds for the termination of any Plan by the PBGC or the appointment of a trustee to administer or liquidate any Plan, shall have occurred and be continuing; (ii) proceedings shall have been instituted or other action taken to terminate any Plan, or a termination notice shall have been fled with respect to any Plan; (iii) a trustee shall be appointed to administer or liquidate any Plan; (iv) the PBGC shall give notice of its intent to institute proceedings to terminate any Plan or Plans or to appoint a trustee to administer or liquidate any Plan; and, in the case of the occurrence of (i), (ii), (iii) or (iv) above, the Bank determines in good faith that the amount of the Borrower's liability is likely to exceed 10% of its Consolidated Tangible Net Worth; (v) the Borrower or any member of the ERISA Group shall fail to make any contributions when due to a Plan or a Multiemployer Plan; (vi) the Borrower or any other member of the ERISA Group shall make any amendment to a Plan with respect to which security is required under Section 307 of ERISA; (vii) the Borrower or any other member of the ERISA Group shall withdraw completely or partially from a Multiemployer Plan, (viii) the Borrower or any other member of the ERISA Group shall withdraw (or shall be deemed under Section 4062(e) of ERISA to withdraw) from a Multiple Employer Plan; or (ix) any applicable Law is adopted, changed or interpreted by any Official Body with respect to or otherwise affecting one or more Plans, Multiemployer Plans or Benefit Arrangements and, with respect to any of the events specified in (v), (vi), (vii), (viii) or (ix), the Bank determines in good faith that any such occurrence would be reasonably likely to materially and adversely affect the total enterprise represented by the Borrower and the other members of the ERISA Group;


        9.1.12 Cessation of Business.

        The Borrower or any Subsidiary of the Borrower ceases to conduct its business as contemplated, except as expressly permitted under Section 8.2.6 or
8.2.7 or the Borrower or Subsidiary of the Borrower is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business and such injunction, restraint or other preventive order is not dismissed within thirty (30) days after the entry thereof;


        9.1.13 Change of Control.

        (i) Any person or group of persons (within the meaning of Sections 13(d) or 14(a) of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership of (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) (A) 10% or more of the voting capital stock or other equity interests in the Borrower, excluding, however, such beneficial ownership, if any, by existing shareholders of Borrower as of the date hereof or (B) 20% or more of the voting capital stock or other equity interests in Borrower in connection with or following sale of a class of voting securities comprising a majority of the voting rights in Borrower through an initial public offering, or (ii) within a period of twelve (12) consecutive calendar months, individuals comprising 25% or more of the Board of Directors of the Borrower on the first day of such period shall cease to be directors of the Borrower;


        9.1.14 Involuntary Proceedings.

        A proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of the Borrower or Subsidiary of the Borrower in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of the Borrower or Subsidiary of the Borrower for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of thirty (30) consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding; or

        9.1.15 Voluntary Proceedings.


        The Borrower or Subsidiary of the Borrower shall commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official) of itself or for any substantial part of its property or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing.


     9.2 Consequences of Event of Default.


        9.2.1 Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings.

        If an Event of Default specified under Sections 9.1.1 through 9.1.13 shall occur and be continuing, the Bank shall be under no further obligation to make Revolving Line Advances or Reducing Revolving Line Advances, as the case may be, and the Bank may, in addition to all other rights and remedies available to Bank under the other Loan Documents or at law or in equity, by written notice to the Borrower, declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Bank hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Bank without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived; and


        9.2.2 Bankruptcy, Insolvency or Reorganization Proceedings.

        If an Event of Default specified under Section 9.1.14 or 9.1.15 shall occur, the Bank shall be under no further obligations to make Revolving Line Advances or Reducing Revolving Line Advances under the Loans hereunder and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Bank hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

        9.2.3 Set-off.

        If an Event of Default shall occur and be continuing, the Bank shall have the right, in addition to all other rights and remedies available to it, without notice to such Borrower, to set-off against and apply to the then unpaid balance of all the Loans and all other Obligations of the Borrower hereunder or under any other Loan Document any debt owing to, and any other funds held in any manner for the account of, the Borrower including all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by the Borrower for its own account (but not including funds held in custodian or trust accounts) with the Bank. Such right shall exist whether or not the Bank shall have made any demand under this Agreement or any other Loan Document, whether or not such debt owing to or funds held for the account of the Borrower is or are matured or unmatured and regardless of the existence or adequacy of any Guaranty or any other security, right or remedy available to the Bank; and


        9.2.4 Suits, Actions, Proceedings.

        If an Event of Default shall occur and be continuing, and whether or not the Bank shall have accelerated the maturity of the Loans pursuant to any of the foregoing provisions of this Section 9.2, the Bank may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or the other Loan Documents, including as permitted by applicable Law the obtaining of the exparte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Bank; and


        9.2.5 Application of Proceeds.

        From and after the date on which the Bank has taken any action pursuant to this Section 9.2 and until all Obligations of the Borrower have been paid in full, any and all proceeds received by the Bank from the exercise of any remedy by the Bank, shall be applied as follows:

           (i) first, to reimburse the Bank for out-of-pocket costs, expenses and disbursements, including reasonable attorneys' and paralegals' fees and legal expenses, incurred by the Bank in connection with collection of any Obligations of the Borrower under any of the Loan Documents, including advances made by the Bank for the reasonable maintenance, preservation, protection or enforcement of, or realization upon, any Property of the Borrower seized by the Bank in execution or given as collateral, including advances for taxes, insurance, repairs and the like and reasonable expenses incurred to sell or otherwise realize on, or prepare for sale or other realization on, any Property;

           (ii) second, to the repayment of all Indebtedness then due and unpaid of the Borrower to the Bank incurred under this Agreement or any of the other Loan Documents, whether of principal, interest, fees, expenses or otherwise, in such manner as the Bank may determine in its discretion; and

           (iii) the balance, if any, as required by Law.


        9.2.6 Other Rights and Remedies.

        In addition to all of the rights and remedies contained in this Agreement or in any of the other Loan Documents, the Bank shall have all of the rights and remedies under applicable Law, all of which rights and remedies shall be cumulative and nonexclusive, to the extent permitted by Law. The Bank may exercise all post-default rights granted to the Bank under the Loan Documents or applicable Law.



                                  10. THE BANK


     10.1 Reimbursement and Indemnification of Bank by the Borrower.

     The Borrower unconditionally agrees to pay or reimburse the Bank and hold the Bank harmless against (a) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements, including fees and expenses of counsel (including the allocated costs of staff counsel), appraisers and environmental consultants, incurred by the Bank (i) in connection with the development, negotiation, preparation, printing, execution, administration, interpretation and performance of this Agreement and the other Loan Documents,
(ii) relating to any requested amendments, waivers or consents pursuant to the provisions hereof, (iii) in connection with the enforcement of this Agreement or any other Loan Document or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (iv) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, and (b) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Bank, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Bank hereunder or thereunder, provided that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Bank's gross negligence or willful misconduct, or if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrower shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or if the same results from a compromise or settlement agreement entered into without the consent of the Borrower, which shall not be unreasonably withheld. In addition, the Borrower agrees to reimburse and pay all reasonable out-of-pocket expenses of the Bank's regular employees and outside accountants of Bank engaged following an Event of Default to perform audits of the Borrower's books, records and business properties.


     10.2 Exculpatory Provisions: Limitation of Liability.

     Neither the Bank nor any of its directors, officers, employees, agents, attorneys or Subsidiaries shall (a) be liable to Borrower for any action taken or omitted to be taken by it or them hereunder, or in connection herewith including pursuant to any Loan Document, unless caused by its or their own gross negligence or willful misconduct, or (b) be responsible in any manner to any of the Borrower for the effectiveness, enforceability, genuineness, validity or the due execution of this Agreement or any other Loan Documents or for any recital, representation, warranty, document, certificate, report or statement herein or made or furnished under or in connection with this Agreement or any other Loan Documents. No claim may be made by any of the Borrower, or any Subsidiary against the Bank, or any of their respective directors, officers, employees, agents, attorneys or Subsidiaries, or any of them, for any special, indirect or consequential damages or, to the fullest extent permitted by Law, for any punitive damages in respect of any claim or cause of action (whether based on contract, tort, statutory liability, or any other ground) based on, arising out of or related to any Loan Document or the transactions contemplated hereby or any act, omission or event occurring in connection therewith, including the negotiation, documentation, administration or collection of the Loans, and the Borrower, (for itself and on behalf of each of its Subsidiaries) hereby waives, releases and agrees never to sue upon any claim for any such damages, whether such claim now exists or hereafter arises and whether or not it is now known or suspected to exist in its favor.


     10.3 Reliance by Bank.

     The Bank shall be entitled to rely upon any writing, telegram, telex or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon the advice and opinions of counsel and other professional advisers selected by the Bank. The Bank shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Bank against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

     10.4 Notice of Default.

     The Bank shall not be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default unless the Bank has received written notice from the Borrower referring to this Agreement, describing such Potential Default or Event of Default and stating that such notice is a "notice of default."



                                11. MISCELLANEOUS


     11.1 Modifications. Amendments or Waivers.

     The Bank and the Borrower may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Bank or the Borrower hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the Obligations of the Borrower hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Bank and the Borrower.


     11.2 No Implied Waivers; Cumulative Remedies; Writing Required.

     No course of dealing and no delay or failure of the Bank in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Bank under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of the Bank of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.


     11.3 Holidays.

     Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the

Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day (except as provided in Section 4.2 with respect to Interest Periods under the Euro-Rate Option), and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.


     11.4 Funding by Branch Subsidiary or Affiliate.


        11.4.1 Notional Funding.

        Bank shall have the right from time to time, without notice to the Borrower, to deem any branch, Subsidiary or Affiliate (which for the purposes of this Section 11.4 shall mean any corporation or association which is directly or indirectly controlled by or is under direct or indirect common control with any corporation or association which directly or indirectly controls such Bank) of such Bank to have made, maintained or funded any Loan to which the Euro-Rate Option applies at any time, provided that immediately following (on the assumption that a payment were then due from the Borrower to such other office), and as a result of such change, the Borrower would not be under any greater financial obligation pursuant to Section 5.4 than it would have been in the absence of such change. Notional funding offices may be selected by each Bank without regard to such Bank's actual methods of making, maintaining or funding the Loans or any sources of funding actually used by or available to such Bank.


        11.4.2 Actual Funding.

        Bank shall have the right from time to time to make or maintain any Loan by arranging for a branch, Subsidiary or Affiliate of Bank to make or maintain such Loan subject to the last sentence of this Section 11.4.2. If Bank causes a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Loans to the same extent as if such Loans were made or maintained by Bank, but in no event shall Bank's use of such a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder cause Bank or such branch, Subsidiary or Affiliate to incur any cost or expenses payable by the Borrower hereunder or require the Borrower to pay any other compensation to Bank (including any expenses incurred or payable pursuant to Section 5.4) which would otherwise not be incurred.

     11.5 Notices: Lending Offices.

     All notices, requests, demands, directions and other communications (as used in this Section 11.5, collectively referred to as "notices") given to or made upon any party hereto under the provisions of this Agreement shall be by telephone or in writing (including telex or facsimile communication) unless otherwise expressly permitted hereunder and shall be delivered or sent by telex or facsimile to the respective parties at the addresses and numbers set forth under their respective names on Schedule 1.1(B) hereof or in accordance with any subsequent unrevoked written direction from any party to the others. All notices shall, except as otherwise expressly herein provided, be effective (a) in the case of telex or facsimile, when received, (b) in the case of hand-delivered notice, when hand-delivered, (c) in the case of telephone, when telephoned, provided, however, that in order to be effective, telephonic notices must be confirmed in writing no later than the next day by letter, facsimile or telex, (d) if given by mail, four (4) days after such communication is deposited in the mail with first-class postage prepaid, return receipt requested, and (e) if given by any other means (including by air courier), when delivered; provided, that notices to the Bank shall not be effective until received.


     11.6 Severability.

     The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.


     11.7 Governing Law.

     This Agreement shall be deemed to be a contract under the Laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.


     11.8 Prior Understandings.

     This Agreement and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein.

     11.9 Duration: Survival.

     All representations and warranties of the Borrower contained herein or made in connection herewith shall survive the making of Loans and shall not be waived by the execution and delivery of this Agreement, any investigation by the Bank or the Bank, the making of Loans, or payment in full of the Loans. All covenants and agreements of the Borrower contained in Sections 8.1 [Affirmative Covenants], 8.2 [Negative Covenants] and 8.3 [Reporting Requirements] herein shall continue in full force and effect from and after the date hereof so long as the Borrower may borrow hereunder and payment in full of the Loans. All covenants and agreements of the Borrower contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Section 5 [Payments] and Sections 10.1 [Reimbursement of Bank by Borrower, Etc.], shall survive payment in full of the Loans.


     11.10 Successors and Assigns.

        (i) This Agreement shall be binding upon and shall inure to the benefit of the Bank, the Borrower and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights and Obligations hereunder or any interest herein. Bank may, at its own cost, make assignments of or sell participations in all or any part of the Loans or Borrowing Tranches made by it to one or more banks or other entities. In the case of a participation, the participant shall only have the rights specified in Section
9.2.3 (the participant's rights against Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto), all of Bank's obligations under this Agreement or any other Loan Document shall remain unchanged, and all amounts payable by Borrower hereunder or thereunder shall be determined as if Bank had not sold such participation.

        (ii) Notwithstanding any other provision in this Agreement, the Bank may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement, the Notes and the other Loan Documents to any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14 without notice to or consent of the Borrower. No such pledge or grant of a security interest shall release the transferor Bank of its obligations hereunder or under any other Loan Document.


     11.11 Counterparts.

     This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

     11.12 Bank's or Bank's Consent.

      Whenever the Bank's consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, the Bank shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral, the payment of money or any other matter.

     11.13 Exceptions.

     The representations, warranties and covenants contained herein shall be independent of each other, and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.


     11.14 CONSENT TO FORUM.

BORROWER HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF THE COURT OF COMMON PLEAS OF CENTRE COUNTY, PENNSYLVANIA AND THE UNITED STATES DISTRICT COURT FOR THE MIDDLE DISTRICT OF PENNSYLVANIA, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO SUCH BORROWER AT THE ADDRESSES PROVIDED FOR IN SECTION 11.5 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. BORROWER WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE.

     IN WITNESS WHEREOF the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.


ATTEST:                                   AQUAPENN SPRING WATER
                                          COMPANY, INC.



 /s/ Dennis B. Nisewonger                 By:  /s/ Geoffrey F. Feidelberg
------------------------------               --------------------------------
                                          Title:  Chief Operating Officer
[Seal]



                                          PNC BANK, NATIONAL ASSOCIATION



                                          By:  (Signature illegible)
                                             --------------------------------
                                          Title:  Senior Vice President

                                 SCHEDULE 1.1(A)


                                  PRICING GRID

SCHEDULE l.l(A)

EXHIBIT I

December 22, 1997
PNC Bank, N.A.

                                  Pricing Grid
                       AquaPenn Spring Water Company, Inc.

-----------------------------------------------------------------------------------------------
               LEVEL I             LEVEL II             LEVEL III           LEVEL IV
-----------------------------------------------------------------------------------------------
Basis for      Total Indebtedness/ Total Indebtedness/  Total Indebtedness/ Total Indebtedness/
Pricing        EBITDA ratio is     EBITDA ratio is      EBITDA ratio is     EBITDA ratio is
               less than or equal  less than or equal   less than or equal  less than or equal
               to 1.00 to 1.00.    to 1.50 to 1.00.     to 2.00 to 1.00.    to 2.50 to 1.00.
-----------------------------------------------------------------------------------------------
Commitment            20                  25                   30                  35
Fee (bps)
-----------------------------------------------------------------------------------------------
LIBOR plus            75                  95                  115                 135
(bps)
-----------------------------------------------------------------------------------------------
Base Rate plus         0                   0                    0                   0
(bps)
-----------------------------------------------------------------------------------------------


----------------------------------------
 LEVEL V             LEVEL VI
----------------------------------------
 Total Indebtedness/ Total Indebtedness/
 EBITDA ratio is     EBITDA ratio is
 less than or equal  less than or equal
 to 3.00 to 1.00.    to 4.00 to 1.00.
----------------------------------------
        40                     45

----------------------------------------
       150                    165

----------------------------------------
         0                     15

----------------------------------------


If the ratio of Total Liabilities to Tangible New Worth is 1.0 to 1.0 or less, the applicable rate at Levels IV, V, and VI will be reduced by 10 basis points.

Total Indebtedness = Company's consolidated long and short term indebtedness for borrowed money including subordinated indebtedness in which cash interest in contractually payable, capital leases, guarantees, and letters of credit issued.

EBITDA=net income (before extraordinary items) plus income tax expense, interest expense, depreciation and amortization expense.

Base Rate=PNC prime rate or fed funds plus 1/2 %.

                                 SCHEDULE 1.1(B)


                                     NOTICES

                                 SCHEDULE 1.1(B)


                                     NOTICES


Bank:           PNC Bank, National Association
                Central PA Market
                1631 South Atherton Street
                State College, PA 16804-0179
                Attention: Andra Cochran
                Phone:    814-231-3353
                Fax:      814-231-1721

with a copy to:       Daniel J. Malpezzi, Esquire
                      Buchanan Ingersoll
                      30 North Third Street, 8th Floor
                      Harrisburg, PA 17101
                      Phone:  717-237-4800
                      Fax:    717-233-0852

Borrower:     AquaPenn Spring Water Company, Inc.
                P.O. Box 938
                One AquaPenn Drive
                Milesburg, PA 16853
                Attention: Geoffrey F. Feidelberg
                Phone: 814-355-5556
                Fax:   814-353-9108

with a copy to:       Daniel E. Bright, Esquire
                      McQuaide, Blasko, Schwartz, Fleming & Faulkner, Inc.
                      811 University Drive
                      State College, PA 16801-6699
                      Phone: 814-238-4926
                      Fax:   814-234-5620

                                 SCHEDULE 1.1(P)


                                 PERMITTED LIENS

                                 SCHEDULE 1.1(P)


                                 PERMITTED LIENS


                  Number 92-812                     Filed 7/2/92
                  Secured Party:  E.N. Dunlap, Inc.
                  Debtor:         AquaPenn Spring Water Company, Inc.
                  Covers:         Copier, cabinet, etc.


                  Number 92-968                     Filed 8/11/92
                  Secured Party:    Clark Credit Corp.
                  Debtor            AquaPenn Spring Water Company, Inc.
                  Covers:           Clark model TM 25, etc.


                  Number 93-519                     Filed 8/3/93
                  Secured Party:    Siemens Credit Corp.
                  Debtor            AquaPenn Spring Water Company, Inc.
                  Covers:           Equipment, etc.


                  Number 94-803                     Filed 9/10/96
                  Secured Party:    Farmers National
                  Debtor            AquaPenn Spring Water Company, Inc.
                  Covers:           Powerworker, etc.


                  Number 94-977                     Filed 11/7/94
                  Secured Party:    Forklifts, Inc.
                  Debtor            AquaPenn Spring Water Company, Inc.
                  Covers:           Equipment, etc.

                                 SCHEDULE 6.1.2

                          ISSUED AND OUTSTANDING STOCK

                       AquaPenn Spring Water Company, Inc.

                               COMMON SHAREHOLDERS
--------------------------------------------------------------------------------


Shareholder Name/Address                              No. of Shares

--------------------------------------------------------------------------------


  Adicus, L.P.                                            15,000
  c/o Richard F. & JoAnne DeFluri
  PERSONAL AND CONFIDENTIAL
  270 Walker Drive
  State College, PA 16801

  Rick Alexander                                           1,770(pledged)
  301 Beaver Road
  Julian, PA 16844

  L. C. Anderson & Sons, Inc.                             36,000
  Post Office Box 576
  Huntingdon, PA 16652

  Patrick U. Arbor                                        36,000
  180 East Pearson
  Chicago, IL 60611

  ASW Investors                                          190,600
  c/o Edward J. Lauth, III
  Post Office Box 938
  Milesburg, PA 16853

  Aqua Works, Inc.                                     2,870,000
  1000 S. Second Street
  Sunbury, PA 17801-0471

  Milton J. Bergstein                                      2,400
  1216 Williams Street
  State College, PA 16801

  Ronald J. Berman                                        36,000
  c/o B E G Enterprises
  33493 14 Mile Road
  Suite 100
  Farmington Hills, MI 48331

  Jeffrey A. Berney                                        4,500
  11815 Garrison Forest Road
  Owings Mills, MD 21117

  Michael Scott Blechman Family Trust                     36,000
  295 Shadowood Lane
  Northfield, IL 60093

  Howard A. Blum                                          26,000
  629 Fullerton Parkway
  Chicago, IL 60614

  Shirley Bonsell                                          4,291(pledged)
  Post Office Box 564
  Port Matilda, PA 16870

  Paula Boone                                              9,397(pledged)
  102 Knob Road
  Howard, PA 16841

  Booth & Co. (John Musso)                                36,000
  TI #36-6033750
  c/o The Northern Trust Company
  P.O. Box 92303
  Chicago, IL 60675

  C. Owen Borger                                           3,164
  Post Office Box 69
  Moshannon, PA 16859

  Joanne L. Brayton                                        5,000
  1526 Powers Run Road
  Pittsburgh, PA 15238

  Roy Bresler and Ida Bresler, husband and wife            3,000
  HC-01 Box 16
  Pennsylvania Furnace, PA 16865

  Walter Bruce                                             3,000
  c/o Weis Markets
  Post Office Box 471
  Sunbury, PA 17801-0471

  Charles Byers                                            8,280(pledged)
  189 Spring Street
  State College, PA 16801

  John R. Cappelletti                                      6,000
  23791 Brant Lane
  Laguna Niguel, CA 92677

  CDW Co. Partnership                                     36,000
  c/o Charles Dann, Partner
  1369 Waters Edge
  Northbrook, IL 60062

  Centre Lime & Stone                                     18,000
  Post Office Box 5130
  Pleasant Gap, PA 16823

  Frederick Chapman                                          300
  898 Schencks Grove Road
  Howard, PA 16841

  Cook Family Fund                                        36,000
  180 Four Falls Corporate Center
  Suite 311
  W. Conshohocken, PA 19428

  Nancy Jean Davis, Trustee of the Nancy Jean Davis
    Trust U/A dtd 6/13/96                                 65,470
  McArthur Management Company
  80 Southwest Eighth Street
  Suite 2110
  Miami, FL 33130-3047

  Dean Witter Reynolds
  C/E Charles Wasserman                                   18,000
  650 Dundee Road
  Suite 450
  Northbrook, IL 60062

  George A. Downsbrough                                   18,000
  425 Windmere Drive
  State College, PA 16801

  Dave Dreibelbis                                          1,802 (pledged)
  549 Kristina Circle
  State College, PA 16803

  Eugene Eichenlaub                                        2,356(pledged)
  624 Bellefonte Avenue #2
  Lock Haven, PA 17745

  Geoffrey F. Feidelberg                                  15,700
  1115 Woodbury Circle
  State College, PA 16801

  AquaPenn Spring Water Company, Inc. Rabbi Trust
  FBO Geoffrey F. Feidelberg                              18,000
  Post Office Box 938
  One AquaPenn Drive
  Milesburg, PA 16853

  Geoffrey F. Feidelberg, Custodian for                      200
  J. Alexander Feidelberg under the Uniform
  Transfers to Minors Act
  1115 Woodberry Circle
  State College, PA 16803

  Geoffrey F. Feidelberg, Custodian for                       50
  Jessica Friedman under the Uniform
  Transfers to Minors Act
  410 Castle Drive
  Cherry Hill, NJ 08003

  Geoffrey F. Feidelberg, Custodian for                       50
  Elena Friedman under the Uniform
  Transfers to Minors Act
  410 Castle Drive
  Cherry Hill, NJ 08003

  Michael Ferrara                                          4,916(pledged)
  174 South Jones Street
  Lock Haven, PA 17745

  Lowell S. Fixler                                        54,000
  1081 Sheridan Road
  Highland Park, IL 60035

  DP Flynn Trust, Dennis P. Flynn, Trustee                14,000
  401 South LaSalle Street
  Suite 302
  Chicago; IL 60605

  Richard J. Flynn                                         8,000
  401 South LaSalle Street
  Suite 302
  Chicago, IL 60605

  Dennis P. Flynn                                         20,000
  401 South LaSalle Street
  Suite 302
  Chicago, IL 60605

  Michael Fogle                                            7,500
  2065 Biltmore Point
  Longwood, FL 32779

  Scott J. Freebairn and Debra A. Freebairn               36,000
  1399 Linden
  Deerfield, IL 60015

  Michael Friedlen                                        36,000
  1287 Sherwood Road
  Highland Park, IL 60035

  Robert and Mary Furlong                                  3,000
  547 Woodhaven Trail
  Yellow Springs, OH 45389

  Karen Garis                                                827
  Post Office Box 302
  Spring Mills, PA 16875

  Lynn O. Ghaner                                           5,553(pledged)
  Post Office Box 63
  Milesburg, PA 16853

  Kirk H. Gibson                                          36,000
  40 Sunningdale
  Grosse Pointe Shores, MI 48236

  Barry S. Golden                                         18,000
  1200 Cedarcrest Lane
  Bannockburn, IL 60015

  John H. Gutfreund                                       39,000
  712 Fifth Avenue
  38th Floor
  New York, NY 10019

  Donald W. Hamer                                         36,000
  1982 Buffalo Run Road
  Bellefonte, PA 16823-8500

  James D. & Marian I. Hammond                             7,875
  1009 Greenbriar Drive
  State College, PA 16801

  James D. Hammond                                         6,000
  1009 Greenbriar Drive
  State College, PA 16801

  Rich Hershberger                                         5,443(pledged)
  155 Sunset Avenue
  Pleasant Gap, PA 16823

  David M. Honigman                                       24,000
  6132 Pickwood
  West Bloomfield, MI 48322

  Kay Honigman-Singer                                     24,000
  767 Harmon
  Birmingham, MI 48009

  Charles L. Hook, Jr.                                     1,317
  459 Blanchard Street
  Bellefonte, PA 16823

  David Hutchison                                          4,629(pledged)
  R.D. #1, Box 938
  Petersburg, PA 16669

  Frank Iacobucci                                         10,000
  2 EF Raymond Drive
  Havertown, PA 19083

  Robert D. Jaffee and Phyllis A. Jaffee                  18,000
  l Colton Lane
  Winnetka, IL 60093

  Mitchell A. Johnson                                     36,000
  2764 Unicorn Lane
  Washington, DC 20015

  Nancy M. Jones                                           5,000
  314 Yorktown Drive
  Mars, PA 16046

  Martin L. Karlov                                        10,000
  2354 Tennyson Lane
  Highland Park, IL 60035

  Paul A. Kassis                                         105,000
  4142 Boston Avenue
  Redding, CA 96001

  Raymond Charles Kassis and Sharon Kathleen Kassis,      29,929
  as Trustees of The Ray and Sharon Kassis Family Trust dated July 15, 1993
  840 Gold Street
  Redding, CA 96001

  Norine H. Kielson Trust
  Kay Singer TTEE David Honigman
  TTEE U/A DTD 9/13/85                                    24,000
  c/o Kay Honigman Singer
  767 Harmon
  Birmingham, MI 48009-1329

  Richard P. Kiphart                                      32,400
  608 Elm Street
  Winnetka, IL 60093

  Manfred Kroger                                           9,000
  104 Borland Lab
  University Park, PA 16802

  Ronald L. Kushner and Caryl B. Kushner                  36,000
  542 Waters Edge Court
  Northbrook, IL 60062

  L.B. Water Partnership                                  36,000
  231 Trailwood Lane
  Northbrook, IL 60062

  Steven R. Lake                                          18,000
  161 North Clark Street
  Chicago, IL 60601

  Edward J. Lauth, III                                 1,541,510
  1346 Sandpiper Drive
  State College, PA 16801

  AquaPenn Spring Water Company, Inc. Rabbi Trust
  FBO Edward J. Lauth, III                                21,750
  Post Office Box 938
  One AquaPenn Drive
  State College, PA 16853

  Lauth Family Limited Partnership                        51,020
  c/o Robert N. Levy, CPA
  1423 North Atherton Street
  State College, PA 16803

  David C. Lee                                             7,609(pledged)
  R.D. #3, Box 273
  Curwensville, PA 16833

  R. Lawrence Leigh                                       18,000
  1884 Breton Road, S.E.
  Suite 355
  Grand Rapids, M1 49506

  Joanne L. Lichtenstein                                   8,000
  228 North Deere Park
  Highland Park, IL 60035

  Scott E. Lidster                                       105,000
  3420 Scenic Drive
  Redding, CA 96001

  Donald K. Lidster and Gemith L.M. Lidster, Trustees     29,929
  of The Lidster Trust dated July 1, 1983 and Amended
  June 25, 1987
  47-109 El Menara Circle
  Palm Desert, CA 92260-5811

  Barry J. Lind Revocable Trust UAD 12/19/89              72,000
  1030 West Van Buren
  Chicago, IL 60607

  Ted Loose                                                1,641(pledged)
  309 Shippen Street
  Tyrone, PA 16686

  Donald Lord and Myrna Lord                              36,000
  161 Chicago Ave. East
  Chicago, IL 60611

  Tony Lord                                               18,000
  c/o Tri-Star Pictures
  Lean Building #329
  10202 West Washington Boulevard
  Culver City, CA 90232

  Robert C. Luckman Revocable Trust                       18,000
  1210 North Avenue
  Highland Park, IL 60035

  Edward V. Lundy                                          2,145(pledged)
  318 Bottorf Drive
  State College, PA 16801

  MAC Water Co. Partnership                               36,000
  Charles Dann, Co-Partner
  1369 Waters Edge
  Northbrook, IL 60062

  Judd D. Malkin                                          36,000
  900 N. Michigan Avenue #2010
  Chicago, IL 60611

  Jeffrey M. Marconi                                       4,211(pledged)
  233 Peach Street
  Lock Haven, PA 17745

  McQuaide, Blasko, Schwartz, Fleming & Faulkner, Inc.
  Profit-Sharing Plan UAD 12/1/83 FBO Wendell V. Courtney  5,000
  811 University Drive
  State College, PA 16801-6699

  Nathan L. Metz                                           6,406(pledged)
  135 Lucy Furnace Road
  Mount Union, PA 17066

  Charles C. Miller                                          100
  R.R. 1, Box 135
  Howard, PA 16841

  Randall C. Miller                                       36,000
  Box 138 BC
  Spring Mills, PA 16875

  William Moir                                             3,000
  6324 New Haven Court
  Frederick, MD 21701

  Gerald W. Moore, Esquire                                 5,000
  3012 Flamingo Drive
  Miami Beach, FL 33140

  James W. Moore                                           2,500
  5905 North Bay Road
  Miami Beach, FL 33140

  David Morrissey                                         10,000(pledged)
  R.D. #4, Box 308H
  Tyrone, PA 16686

  Paula Morrissey                                          2,829(pledged)
  R.D. #4, Box 308H
  Tyrone, PA 16686

  CEDE & CO. FBO                                          36,000
  Richard A. Mortell
  One East Schiller
  Chicago, IL 60610

  M-S Capital Fund                                        18,000
  c/o Marlene Shatkin
  1418 Lake Shore Drive
  Chicago, Illinois 60610

  Dennis Nisewonger                                        8,758(pledged)
  2119 North Oak Lane
  State College, PA 16803

  N.S. Associates                                         54,000
  311 S. Wacker, Suite 4990
  Chicago, IL 60606

  Michael D. Okun                                         10,500
  1130 Lake Cook Road
  Buffalo Grove, IL 60089

  Ellen T. O'Neil                                          2,625
  290 Bal Bay Drive
  Bal Harbour, FL 33154

  Michael O. O'Neil, Jr. and Kathleen L. O'Neil,          15,000
  Joint Tenants With Right of Survivorship
  6421 North Bay Road
  Miami Beach, FL 33141

  Fred W. Oswalt, III                                        100
  1044 West Water Street
  Bellefonte, PA 16823

  William J. Parrillo                                     36,000
  40 Baybrook Drive
  Oak Brook, IL 60521

  Joseph V. Paterno                                      170,000
  830 North McKee Street
  State College, PA 16801

  Mark Patterson                                             150
  R.D. #1, Box 520                                         2,145(pledged)
  Morrisdale, PA 16858

  Charles C. Pearson, Jr.                                 18,000
  310 Carogin Drive
  State College, PA 16803

  Scottie Pippen, as Trustee of the
  Scottie Pippen Revocable Trust UIAID 5/5/94             72,000
  6075 Poplar, Suite 920
  Memphis, TN 38119

  Robert E. & Sandra L. Poole                             18,000
  720 North Nixon Road
  State College, PA 16803

  Robert E. Poole                                          6,000
  720 North Nixon Road
  State College, PA 16803

  John L. and Anna F. Radzieta,                             2,000
  Joint Tenants With Right of Survivorship
  9 Hand Avenue, P.O. Box 37
  Cape May Courthouse, NJ 08210

  Philip W. Reitz                                           3,600
  222 West Adams Street, Suite 3300
  Chicago, IL 60606

  Norman S. Rich                                           13,500
  c/o Weis Markets, Inc.
  P.O. Box 471
  Sunbury, PA 17801-0471

  Kevin Richards                                               25
  624 Bellefonte Avenue #2                                  3,138(pledged)
  Lock Haven, PA 17745

  William E. Rodrigues                                      1,943
  2313 Edgemere Lake Circle
  Marietta, GA 30062

  Pamela Barton Sage                                       36,000
  1418 Lake Shore Drive
  14th Floor
  Chicago, IL 60610

  George K. Schenck                                        18,000
  1670 Princeton Drive
  State College, PA 16803-3257

  K. R. Schleiden and Joan E. Schleiden                    36,000
  Post Office Box 360
  Bellefonte, PA 16823

  Mildred Schlossberg                                      36,000
  2580 Lincoln RFD
  Long Grove, IL 60047

  Michael Schmoke                                          10,000(pledged)
  189 Lee Drive
  Tyrone, PA 16686

  William A. Schreyer                                      36,000
  117 Mercer Street
  Princeton, NJ 08540

  Robert D. Schriver                                       36,000
  256 Woodstock Avenue
  Kenilworth, IL 60043

  Thomas E. Schwartz                                        5,000
  1720 Woodledge Circle
  State College, PA 16803

  Susan Seidler                                            10,000(pledged)
  1115 Woodberry Circle
  State College, PA 16803

  Brian J. Serafini                                           716
  216 - 9th Street
  Renovo, PA 17764

  SF Partners I, L.P.                                      18,000
  311 South Wacker Drive
  Suite 4990
  Chicago, IL 60606

  William Sharpe                                            5,000
  P.O. Box 222-A, R.D. #2
  Spring Mills, PA 16875

  Henry S. Shatkin                                         98,500
  1418 Lake Shore Drive
  Chicago, IL 60610

  SHER Partnership                                          20,500
  (c/o Herbert Cook)
  100 Four Falls Corporate Center
  Suite 311
  W. Conshohocken, PA 19428

  Thomas Corey Simonson                                     18,000
  500 West Jackson
  Glencoe, IL 60022

  Phillip B. Sky and Rosalind Sky                           27,000
  R.D. #2, Box 816
  Altoona, PA 16601

  Denis C. Smith                                            36,000
  192 Spyglass Court
  Jupiter, FL 33477

  Roy Smith                                                 10,000(pledged)
  2057 Lincoln Avenue
  Tyrone, PA 16686

  Shawn Snyder                                               5,370(pledged)
  418 23rd Street
  Tyrone, PA 16686

  Robert A. Sprotte Money Purchase Pension Plan             18,000
  1395 Winterwood NE
  Grand Rapids, MI 49546-1002

  Matthew J. Suhey                                          15,000
  550 Carriage Way
  Deerfield, IL 60015-4535

  Richard P. Supina                                          9,000
  415 Brandywine Drive
  State College, PA 16801

  Scott M. Swank                                            72,000
  240 Shadowood Ln.
  Northfield, IL 60093

  Martha B. Thomas                                          32,000
  1085 Haymaker Road
  State College, PA 16801

  Chad R. and Casey L. Trithart                                300
  Joint Tenants With Right of Survivorship
  876 South Eagle Valley Road
  Bellefonte, PA 16823

  Valassis Enterprises, L.P.                                36,000
  1400 N. Woodward, Suite 270
  Bloomfield Hills, MI 48304-2856

  Mark S. Wagner and Frances Ann Wagner                     36,000
  2340 Oak River Court
  Troy, MI 48098

  Donna Walker                                               1,672(pledged)
  8 Gardner Road
  Tyrone, PA 16686

  Traci Watson                                               5,430(pledged)
  128 South Penn Street
  Bellefonte, PA 16823

  Kevin Weaver                                               2,677(pledged)

  RD. #1, Box 477
  Centre Hall, PA 16828

  Mike White                                                   144
  l55 Sunset Avenue                                          3,920(pledged)
  Pleasant Gap, PA 16823

  Bruce H. Williams                                         36,000
  4900 Southshore Drive
  New Port Richey, FL 34652

  Lance Wolform                                              2,691(pledged)
  505 East Park Street
  Lock Haven PA 17745

  Clark J. Wright                                           40,000
  9434 Crocker Road
  Granite Bay, CA 95746

  Gerald Zedek                                               4,697(pledged)
  503 A West Drive
  Boalsburg, PA 16827

  Brian Zook                                                 2,475(pledged)
  Post Office Box 372
  Centre Hall, PA 16828

                                                      --------------
                        Total Common Issued 12/10/97     7,672,945
                                  ]          (included pledged shares)

                                 SCHEDULE 6.1.2

                          ISSUED AND OUTSTANDING STOCK

                                   (Continued)

                       AquaPenn Spring Water Company, Inc.

                             PREFERRED SHAREHOLDERS


--------------------------------------------------------------------------------


Shareholder Name/Address                              No. of Shares

--------------------------------------------------------------------------------


  Adicus, L.P.                                                 45,000
    c/o Richard F. & JoAnne DeFluri
  PERSONAL AND CONFIDENTIAL
  270 Walker Drive
  State College, PA 16801

  Carol L. Barash                                              45,000
  322 Hartford Road
  South Orange, NJ 07079

  Hon. Wayne A. Bromfield                                       6,750
  P.O. Box 415
  New Berlin, PA 17855

  John E. Carder, D.D.S. Profit-Sharing Plan                   11,250
  403 East Beaver Avenue
  State College, PA 16801

  Stanley Cassel                                               45,000
  707 Upper Stump Road
  Chalfont, PA 18914

  Nancy Jean Davis, Trustee of the Nancy Jean
    Davis Trust U/A dtd 6/13/96                               315,000
  McArthur Management Company
  80 Southwest Eighth Street
  Suite 2110
  Miami, FL 33130-3047

  Linda Davis Laskin, Trustee of the Linda
    Davis Laskin Trust U/A dtd 7/18/95                         45,000
  McArthur Management Company
  80 Southwest Eighth Street
  Suite 2110
  Miami, FL 33130-3047

  John Rhodes Davis, Trustee of the John
     Rhodes Davis Trust U/A dtd 6/21/96                        45,000
  McArthur Management Company
  80 Southwest Eighth Street
  Suite 2110
  Miami, FL 33130-3047

  George A. Downsbrough                                        15,000
  425 Windmere Drive
  State College, PA 16801

  Bruce M. Eckert, Esquire                                      6,750
  PERSONAL AND CONFIDENTIAL
  Lewis, Eckert & Robb
  One Plymouth Meeting
  Plymouth Meeting, PA 19462

  Charles P. Fasano, D.O. IRA Rollover Account                 28,417
  321 East Chestnut Street
  Mifflinburg, PA 17844

  Robert E. Fleck Money Purchase Pension Plan                  22,500
  1007 Greenbriar Drive
  State College, PA 16801

  Rodney L. and Casey Fletcher                                 17,000
  145 Laurel Meadow Lane
  Centre Hall, PA 16828

  CEDE & CO. FBO
    Daniel M. Friday, M.D., P.C. Profit-Sharing Plan           22,500
  Daniel M. Friday, M.D., P.C.
  P.O. Box D, Clay Avenue Extension
  Tyrone, PA 16686-1810

  Robert B. Galt                                                9,000
  530 Miller Road
  Coral Gales, FL 33146

  Howard Gregg                                                 45,000
  127 West Outer Drive
  State College, PA 16801

  Andrew W. Gurrnan, M.D.                                      45,000
  515 Twenty-Sixth Street
  Altoona, PA 16602

  James D. & Marian I. Hammond                                 11,250
  1009 Greenbriar Drive
  State College, PA 16801

  Frederick J. Kissinger                                       11,250
  Post Office Box 4000
  State College, PA 16804

  Richard G. Kissinger                                         11,250
  1301 Benner Pike
  State College, PA 16801

  Manfred Kroger                                               11,250
  104 Borland Lab
  University Park, PA 16802

  David B. Lee                                                 45,000
  1165 Outer Drive
  State College, PA 16801

  Janet B. Mathias                                             10,500
  4535 Pineridge Circle
  Dunwoody, GA 30338

  James P. Mathias                                             10,500
  PERSONAL AND CONFIDENTIAL
  c/o The JPM Company
  Route 15
  Lewisburg, PA 17837

  John H. Mathias                                              10,500
  PERSONAL AND CONFIDENTIAL
  c/o The JPM Company
  Route 15
  Lewisburg, PA 17837

  McQuaide, Blasko, Schwartz, Fleming & Faulkner, Inc.
  Salary Reduction Plan UAD 12/1/83 FBO Patricia L. Roenigk     2,500
  202 East Willowood Court
  Port Matilda, PA 16870

  Barbara R. McQuaide IRRA FBO Barbara R. McQuaide              2,500
  811 University Drive
  State College, PA 16801-6699

  McQuaide, Blasko, Schwartz, Fleming & Faulkner, Inc.
  Profit-Sharing Plan UAD 12/1/83 FBO David M. Weixel           2,500
  811 University Drive
  State College, PA 16801-6699

  McQuaide, Blasko, Schwartz, Fleming & Faulkner, Inc.
  Profit-Sharing Plan UAD 12/1/83 FBO John W. Blasko            2,500
  811 University Drive
  State College, PA 16801-6699

  McQuaide, Blasko, Schwartz, Fleming & Faulkner, Inc.
  Salary Reduction Plan UAD 12/1/83 FBO Thomas E. Schwartz      2,500
  811 University Drive
  State College, PA 16801-6699

  McQuaide, Blasko, Schwartz, Fleming & Faulkner, Inc.
  Profit-Sharing Plan UAD 12/1/83 FBO Grant H. Fleming          6,500
  811 University Drive
  State College, PA 16801-6699

  Gerald Willis Moore                                           9,000

  6350 Pine Tree Drive
  Miami, FL 33141-4528

  Thomas M. Nardozzo, D.M.D.                                   45,000
  211 West Beaver Avenue
  State College, PA 16801

  Fred Nicholas                                                45,000
  P.O. Box 20
  State College, PA 16804

  Michael D. Okun                                              11,250
  Contemporary Marketing, Inc.
  1130 Lake Cook Road
  Suite 208
  Buffalo Grove, IL 60089

  Michael O., Jr. and Kathleen L. O'Neil                       25,000
  Joint Tenants With Right of Survivorship
  6421 North Bay Road
  Miami Beach, FL 33141

  Joseph V. Paterno                                            45,000
  830 North McKee Street
  State College, PA 16801

  CEDE & CO. FBO
  John H. Persing, M.D., Inc. Defined Benefit Plan             45,000
  John H. Persing, M.D., Inc.
  3 Hospital Drive
  Lewisburg, PA 17837

  Lester H. Petnick                                            45,000
  451 Homan Avenue
  State College, PA 16801

  Robert E. & Sandra L. Poole                                  40,000
  720 North Nixon Road
  State College, PA 16803

  Douglas S. Pysher                                             8,000
  2370 Lorain Road
  San Marino, CA 91108

  Joseph R. Reppert                                            45,000
  CEO of SMS
  3160 Airway Avenue
  Costa Mesa, CA 92626

  Domenick N. Ronco, D.O. Rollover Account                     16,583
  321 East Chestnut Street
  Mifflinburg, PA 17844

  Whitney A. Sanders, II                                       25,000
  1100 Reading Boulevard
  Wyomissing, PA 19610

  Sandy & Rockoff Urological Assoc. 0% MPPP                    45,000
  UA 07/01/97 Ranganthan Soundararajan &
  Sarayu Soundararajan, Trustees
  245 Grampian Boulevard
  Williamsport, PA 17701-1813

  Jane M. Schenck                                              17,000
  1670 Princeton Drive
  State College, PA 16803-3257

  Thomas E. Schwartz                                           22,500
  1720 Woodledge Circle
  State College, PA 16803

  William J. Schwartz, Jr.                                     27,500
  3682 Hidden Ridge Road
  Jamul, CA 92035

  Beatrice E. Shaffer                                          45,000
  331 East Chestnut Street
  Mifflinburg, PA 17844

  Philip H. Sieg                                               45,000
  1522 Woodledge Circle
  State College, PA 16803

  Matthew J. Suhey                                             11,250
  550 Carriage Way
  Deerfield, IL 60015-4535

  Richard P. Martha W. Supina                                  11,250
  415 Brandywine Drive
  State College, PA 16801

  Martha B. Thomas                                             10,000
  1085 Haymaker Road
  State College, PA 16801

  Calvin J. Wagner, Jr.                                        21,000
  1423 North Atherton Street
  State College, PA 16803

  H. Richard Ward, M.D.
  H. Richard Ward, M.D., P.C. Profit-Sharing Plan              42,500
  R.D. #1, Box 507
  Mifflinburg, PA 17844

  Robert B. & Penny West                                       45,000
  104 Sunset Road
  Lewistown, PA 17044

  James A. & Debra Yates                                       45,000
  2()5 Grandview Avenue
  Camp Hill, PA 17011

                                                           -----------
              Total Preferred Issued 12/10/97               1,702,500

                                 SCHEDULE 6.1.3


                           SUBSIDIARIES AND AFFILIATES

                                 SCHEDULE 6.1.3

                           SUBSIDIARIES AND AFFILIATES



AquaPenn Spring Water Company South, Inc.            (Pennsylvania Corporation)
(Formerly known as Great American Spring Water Ice Company, Inc.)
Authorized Capital Stock: 5,000 Common Shares
Issued and Outstanding Shares: 100 Shares issued to AquaPenn Spring Water Company, Inc.

Pure American, Inc.                                  (Pennsylvania Corporation)
(Formerly known as S C Acquisition Company, Inc.)
Authorized Capital Stock: 5,000 Common Shares
Issued and Outstanding Shares: 100 Shares issued to AquaPenn Spring Water Company, Inc.

AquaPenn Spring Water Industries, Inc.               (Pennsylvania Corporation)
Authorized Capital Stock: 5,000 Common Shares
Issued and Outstanding Shares: 100 Shares issued to AquaPenn Spring Water Company, Inc.

The Eight (8) Ounce Company, Inc.                    (Pennsylvania Corporation)
Authorized Capital Stock: 10,000 Common Shares
Issued and Outstanding Shares: 1 Share issued to AquaPenn Spring Water
Company, Inc.

IAPSW, Inc.                                              (Delaware Corporation)
Authorized Capital Stock: 10 Common Shares
Issued and Outstanding Shares: 1 Share issued to AquaPenn Spring Water
Company, Inc.

RAPSW, Inc.                                              (Delaware Corporation)
Authorized Capital Stock: 10 Common Shares
Issued and Outstanding Shares: 1 Share issued to IAPSW, Inc.

Castle Rock Spring Water Company, Inc.                 (California Corporation)
Authorized Capital Stock: 100 Common Shares
Issued and Outstanding Shares: 100 Shares issued to AquaPenn Spring Water Company, Inc.

AquaPenn Spring Water Company West. Inc.               (California Corporation)
Authorized Capital Stock: 100 Common Shares
Issued and Outstanding Shares: 100 Shares issued to AquaPenn Spring Water Company, Inc.

                                 SCHEDULE 6.1.13


                             CONSENTS AND APPROVALS

                                 SCHEDULE 6.1.13


                             CONSENTS AND APPROVALS





                                      NONE

                                 SCHEDULE 6.1.16


                                    INSURANCE

                                 SCHEDULE 8.2.1


                             PERMITTED INDEBTEDNESS

                                 SCHEDULE 8.2.1


                             PERMITTED INDEBTEDNESS



CoreStates Bank, N.A.                  $6,000,000         Line of Credit


Mid-State Bank and Trust Company       $6,000,000         Line of Credit
                                                          Note

                                       $10,000,000        Revolving Credit
                                                          Note

                             REDUCING REVOLVING LINE
                                 OF CREDIT NOTE


$10,000,000                                                  December 22, 1997


     FOR VALUE RECEIVED, AQUAPENN SPRING WATER COMPANY, INC. (the "Borrower"), with an address at One AquaPenn Drive, Milesburg, Pennsylvania 16853, promises to pay to the order of PNC BANK, (the "Bank"), in lawful money of the United States of America in immediately available funds at its offices located at 4242 Carlisle Pike, Camp Hill, PA 1701l, or at such other location as the Bank may designate from time to time, the principal sum of TEN MILLION DOLLARS ($10,000,000) (the "Reducing Revolving Line") or such lesser amount as may be advanced to or for the benefit of the Borrower hereunder, together with interest accruing on the outstanding principal balance from the date hereof, all as provided below:

     1. Advances. The Borrower may request advances, repay and request additional advances hereunder, subject to the terms and conditions of this Note and the Loan Documents (as defined in the Credit Agreement). The Borrower may request advances hereunder upon delivering to the Bank by 10:00 a.m. State College, Pennsylvania time, (i) three (3) business days prior to (A) the proposed Borrowing Date with respect to the making of Reducing Revolving Line Advances to which the Euro-Rate Option applies, or (B) the end of the current Interest Period in the case of the conversion to or the renewal of the Euro-Rate Option; or (ii) on the same or one (l) Business Day prior to either the proposed Borrowing Date with respect to the making of a Reducing Revolving Line Advance to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option. a duly completed Loan Request as more fully set forth in the Credit Agreement. In no event shall the aggregate unpaid principal amount of advances under this Note exceed the face amount of this Note or the Reducing Revolving Line Limit under Section
3.1.1 of the Credit Agreement.

     2. Rate of Interest. Each advance outstanding under this Note will bear interest at a rate or rates per annum as may be selected by the Borrower from the interest rate options set forth below (the "Interest Rate Options"):

        (i) Base Rate Option. A fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin set forth on the pricing grid attached hereto as Exhibit l, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate. If and when the Base Rate changes, the rate of interest with respect to any advances to which the Base Rate Option applies will change automatically without notice to the Borrower.

        (ii) Euro-Rate Option. A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Euro-Rate plus the Applicable Margin set forth on the pricing grid attached hereto as Exhibit 1, subject to Section 4.4 of the Credit Agreement.

The foregoing notwithstanding, it is understood that no more than four (4) borrowings under the Euro-Rate Option may be outstanding at any one time. Interest will be calculated on the basis of a year of 360 days for the actual number of days in each interest period. In no event will the rate of interest hereunder exceed the maximum rate allowed by law.

     3. Definitions. For the purpose hereof, the following terms shall have the following meanings:

     "Base Rate" shall mean the greater of (i) the interest rate per annum announced from time to time by the Bank at its Principal Office as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by the Bank, or (ii) the Federal Funds Effective Rate plus .5% per annum.

     "Business Day" shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania; and if the applicable Business Day relates to any Loan to which the Euro-Rate Option applies, such day must also be a day on which dealings are carried on in the London interbank market.

     "Credit Agreement" shall mean that certain Credit Agreement between the Bank and Borrower dated as of December 22, 1997.

     "Euro-Rate" shall mean, with respect to any advance to which the Euro-Rate Option applies for the applicable Permitted Euro-Rate Interest Period, the interest rate per annum determined by the Bank by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/l00th of 1% per annum)
(i) the rate of interest determined by the Bank in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates of interest per annum for U.S. Dollars set forth on Telerate display page 3750 or such other display page on the Telerate System as may replace such page to evidence the average of rates quoted by banks designated by the British Bankers' Association (or appropriate successor or, if the British Bankers' Association or its successor ceases to provide such quotes, a comparable replacement determined by the Bank) two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such Borrowing Tranche and having a borrowing date and maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate shall be adjusted with respect to any Euro-Rate Option outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Bank shall give prompt notice to the Borrower of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

     "Euro-Rate Reserve Percentage" shall mean the maximum percentage (expressed as a decimal rounded upward to the nearest 1/100 of 1%) as determined by the Bank which is in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities") of a member bank in such System.

     "Federal Funds Effective Rate" for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

     "Interest Rate Option" shall mean any Euro-Rate Option or Base Rate Option.

     "Permitted Euro-Rate Interest Period" shall mean a period of one (1), two,
(2), three (3) or six (6) months selected by the Borrower commencing on the date of disbursement of an advance and each successive period selected by the Borrower thereafter; provided, that if a Permitted Euro-Rate Interest Period would end on a day which is not a Business Day, it shall end on the next succeeding Business Day, unless such day falls in the succeeding calendar month in which Case the Permitted Euro-Rate Interest Period shall end on the next preceding Business Day. In no event shall any Euro-Rate Interest Period end on a day after the Revolving Line Expiration Date (as such term is defined in the Loan Documents).

     Other capitalized terms used herein and not otherwise defined shall have the meanings as set forth in the Credit Agreement.

     4. Interest Rate Election. Subject to the terms and conditions of this Note and the Credit Agreement, at the end of each Interest Period applicable to any advance, the Borrower may renew the Interest Rate Option applicable to such advance or convert such advance to a different Interest Rate Option by delivering a Loan Request to the Bank at the times, and in the manner, set forth herein and in the Credit Agreement. Within the time period prescribed in the Credit Agreement prior to the end of each Permitted Euro-Rate Interest Period in the case of a renewal of such Permitted Euro-Rate Interest Period or prior to the proposed beginning of a new Permitted Euro-Rate Interest Period in the case of a conversion from the Base Rate Option to the Euro-Rate Option, the Borrower shall notify (via the Loan Request as defined in Credit Agreement) the Bank of each election of an Interest Rate Option, each conversion from one Interest Rate Option to another, the amount of the advances then outstanding to be allocated to each Interest Rate Option and, where relevant, the Interest Period during which such Interest Rate Option shall apply. If no notice of conversion or renewal is received by the Bank, the Borrower shall be deemed to have converted such advance to the Base Rate Option.

     5. Payment Terms. The Borrower shall pay accrued interest on, and principal of, this Note as follows:

        (a) Interest Payments. Interest on the principal balance hereof comprising Borrowing Tranches to which the Base Rate Option applies shall be due and payable in arrears on the first Business Day of each January, April, July and October (each such date a "Quarterly Interest Payment Date") after the date hereof and on November 30, 2002 (the "Reducing Revolving Line Expiration Date") or upon acceleration of this Note. Interest on the principal balance hereof comprising Borrowing Tranches to which the Euro-Rate Option applies shall be due and payable on the earlier of (i) the end of the applicable Interest Period or (ii) each Quarterly Interest Payment Date occurring prior to the end of such Interest Period.

        (b) Principal Payments. Unless sooner prepaid in accordance with the terms hereof, or sooner accelerated by Bank by virtue of an Event of Default hereunder, all principal amounts outstanding hereunder shall be paid in full on the Reducing Revolving Line Expiration Date. The Borrower shall also make such principal payments from time to time as may be necessary to maintain the outstanding principal balance hereof at or below the Reducing Revolving Line Limit under Section 3.1.1 of the Credit Agreement.

If any payment under this Note shall become due on a Saturday, Sunday or public holiday under the laws of the State where the Bank's office indicated above is located, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment. The Borrower hereby authorizes the Bank to charge the Borrower's deposit account at the Bank for any payment when due hereunder. Payments received will be applied to charges, fees and expenses (including attorneys' fees), accrued interest and principal in any order the Bank may choose, in its sole discretion.

     6. Late Payments: Default Rate. If the Borrower fails to make any payment of principal, interest or other amount coming due pursuant to the provisions of this Note within fifteen (15) calendar days of the date due and payable, the Borrower also shall pay to the Bank a late charge equal to the lesser of five percent (5%) of the amount of such payment or $100.00. Such 15 day period shall not be construed in any way to extend the due date of any such payment. The late charge is imposed for the purpose of defraying the Bank's expenses incident to the handling of delinquent payments and is in addition to, and not in lieu of, the exercise by the Bank of any rights and remedies hereunder, under the other Loan Documents or under applicable laws, and any fees and expenses of any agents or attorneys which the Bank may employ.

     Upon the occurrence of an Event of Default hereunder, the rate of interest applicable to all of the outstanding principal balance hereunder shall automatically increase to and accrue at an interest rate per anum equal to the sum of the variable rate of interest applicable under the Base Rate Option plus an additional 2% per annum (the "Default Rate") until all amounts due hereunder and under the Loan Documents have been paid in full. The Borrower acknowledges that the Default Rate reflects, among other things, the fact that such outstanding Borrowing Tranches or other amounts have become a substantially greater risk given their default status and that the Bank is entitled to additional compensation for such risk; and all such interest shall be payable by Borrower upon demand by Bank. The Default Rate shall continue to apply whether or not judgment shall be entered on this Note.

     7. Prepayment. The Borrower shall have the right at its option from time to time to prepay the principal balance outstanding hereunder in whole or part without premium or penalty (except as provided in Section 5.4 of the Credit Agreement), as follows:

        (i) at any time with respect to any Borrowing Tranche to which the Base Rate Option applies,

        (ii) on the last day of the applicable Interest Period with respect to Borrowing Tranches to which a Euro-Rate Option applies,

        (iii) on the date specified in a notice by any Bank pursuant to Section
4.4 of the Credit Agreement with respect to any advance under the Revolving Line to which a Euro-Rate Option applies.

     Whenever the Borrower desires to prepay any part of the outstanding principal hereunder, it shall provide a prepayment notice to the Bank by 1:00 p.m. at least one (1) Business Day prior to the date of prepayment, setting forth the following information:

     (x) the date, which shall be a Business Day, on which the proposed prepayment is to be made;

     (y) a statement indicating the application of the prepayment to the Reducing Revolving Line; and

     (z) the total principal amount of such prepayment, which shall not be less than $500,000.

     All prepayment notices shall be irrevocable. The principal amount of the principal balance for which a prepayment notice is given, together with interest on such principal amount except with respect to Borrowing Tranches to which the Base Rate Option applies, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. Except as provided in Section 4.4.3 of the Credit Agreement, if the Borrower makes a prepayment of principal but fails to specify the applicable Borrowing Tranche which the Borrower is prepaying, the prepayment shall be applied first to Loans to which the Base Rate Option applies, then to Loans to which the Euro-Rate Option applies. Any prepayment hereunder shall be subject to the Borrower's obligation to indemnify the Bank under Section 5.4.2 of the Credit Agreement.

     8. Yield Protection. The Borrower shall pay to the Bank, on written demand therefor, together with the written evidence of the justification therefor, all direct costs incurred, losses suffered or payments made by Bank by reason of any change in law or regulation or its interpretation imposing any reserve, deposit, allocation of capital, or similar requirement (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) on the Bank, its holding company or any of their respective assets. In addition, the Borrower agrees to indemnify the Bank against any liabilities, losses or expenses (including loss of margin, any loss or expense sustained or incurred in liquidating or employing deposits from third parties acquired to effect, fund or maintain any Loan bearing interest under the Euro-Rate Option or any part thereof) which the Bank sustains or incurs as a consequence of either (i) the Borrower's failure to make a payment on the due date thereof or (ii) the Borrower's payment, prepayment or conversion of any Loan bearing interest under the Euro-Rate Option on a day other than the last day of the applicable Euro-Rate Interest Period including but not limited to the Cost of Prepayment. "Cost of Prepayment" means an amount equal to the present value, if positive, of the product of (a) the difference between (i) the yield, on the beginning date of the applicable interest period, of a U.S. Treasury obligation with a maturity similar to the applicable interest period minus (ii) the yield, on the prepayment date, of a U.S. Treasury obligation with a maturity similar to the remaining maturity of the applicable interest period, and (b) the principal amount to be prepaid, and (c) the number of years, including fractional years from the prepayment date to the end of the applicable interest period. The yield on any U.S. Treasury obligation shall be determined by reference to Federal Reserve Statistical Release H.15(519) "Selected Interest Rates". For purposes of making present value calculations, the yield to maturity of a similar maturity U.S. Treasury obligation on the prepayment date shall be deemed the discount rate. The Cost of Prepayment shall also apply to any payments made after acceleration of the maturity of this Note. The Bank's determination of an amount payable under this paragraph shall, in the absence of manifest error, be conclusive and shall be payable on demand.

     9. Other Loan Documents. This Note is issued pursuant to the Credit Agreement and the other documents referred to therein, the terms of which are incorporated herein by reference (collectively, the "Loan Documents").

     10. Events of Default. The occurrence of any of the following events will be deemed to be an "Event of Default" under this Note: (i) the nonpayment of any principal, interest or other indebtedness under this Note when due; (ii) the occurrence of any event of default or default and the lapse of any notice or cure period under any Loan Document or any other debt, liability or obligation to the Bank of any Obligor; (iii) the filing by or against the Borrower of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or similar proceeding (and, in the case of any such proceeding instituted against the Borrower, such proceeding is not dismissed or stayed within thirty (30) days of the commencement thereof); (iv) any assignment by the Borrower for the benefit of creditors, or any levy, garnishment, attachment or similar proceeding is instituted against any property of the Borrower held by or deposited with the Bank; (v) a default with respect to any other indebtedness of any Obligor for borrowed money, if the effect of such default is to cause or permit the acceleration of such debt; (vi) the commencement of any foreclosure or forfeiture proceeding, execution or attachment against any collateral securing the obligations of any Obligor to the Bank; (vii) the entry of a final judgment against any Obligor and the failure of such Obligor to discharge the judgment within ten days of the entry thereof;
(viii) in the event that this Note or any guarantee executed by any Guarantor is secured, the failure of any Obligor to provide the Bank with additional collateral if in the opinion of the Bank at any time or times, the market value of any of the collateral securing this Note or any guarantee has depreciated;
(ix) any material adverse change in the business, assets, operations, financial condition or results of operations of any Obligor; (x) the revocation or attempted revocation, in whole or in part, of any guarantee by any Guarantor;
(xi) any representation or warranty made by any Obligor to the Bank in any Loan Document, or any other documents now or in the future securing the obligations of any Obligor to the Bank, is false, erroneous or misleading in any material respect; or (xii) the failure of any Obligor to observe or perform any covenant or other agreement with the Bank contained in any Loan Document or any other documents now or in the future securing the obligations of any Obligor to the Bank.

As used herein, the term "Obligor" means any Borrower and any Guarantor, and the term "Guarantor" means any guarantor of the obligations of the Borrower to the Bank existing on the date of this Note or arising in the future.

Upon the occurrence of an Event of Default: (a) the Bank shall continue to have no obligation to make advances hereunder; (b) if an Event of Default specified in clause (iii) or (iv) above shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder shall be immediately due and payable without demand or notice of any kind; (c) if any other Event of Default shall occur the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder, at the option of the Bank and without demand or notice of any kind, may be accelerated and become immediately due and payable; (d) at the option of the Bank, this Note will bear interest at the Default Rate from the date of the occurrence of the Event of Default; and (e) the Bank may exercise from time to time any of the rights and remedies available to the Bank under the Loan Documents or under applicable law.

     11. Right of Setoff. In addition to all liens upon and rights of setoff against the money, securities or other property of the Borrower given to the Bank by law, the Bank shall have, with respect to the Borrower's Obligations to the Bank under this Note and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and the Borrower hereby assigns, conveys, delivers, pledges and transfers to the Bank all of the Borrower's right, title and interest in and to, all deposits, moneys, securities and other property of the Borrower now or hereafter in the possession of or on deposit with, or in transit to, the Bank whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh, and trust accounts. Every such security interest and right of setoff may be exercised without demand upon or notice to the Borrower. Every such right of setoff shall be deemed to have been exercised immediately upon the occurrence of an Event of Default hereunder without any action of the Bank, although the Bank may enter such setoff on its books and records at a later time.

     12. Miscellaneous. No delay or omission of the Bank to exercise any right or power arising hereunder shall impair any such right or power or be considered to be a waiver of any such right or power nor shall the Bank's action or inaction impair any such right or power. The Borrower agrees to pay on demand, to the extent permitted by law, all costs and expenses incurred by the Bank in the enforcement of its rights in this Note and in any security therefor, including without limitation reasonable fees and expenses of the Bank's counsel. If any provision of this Note is found to be invalid by a court, all the other provisions of this Note will remain in full force and effect.

The Borrower and all other makers and endorsers of this Note hereby forever waive presentment, protest, notice of dishonor and notice of non-payment. The Borrower also waives all defenses based on suretyship or impairment of collateral.

This Note shall bind the Borrower and its heirs, executors, administrators, successors and assigns, and the benefits hereof shall inure to the benefit of Bank and its successors and assigns.

This Note has been delivered to and accepted by the Bank and will be deemed to be made in the State where the Bank's office indicated above is located. THIS NOTE WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE BANK AND THE BORROWER DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE BANK'S OFFICE INDICATED ABOVE IS LOCATED, EXCLUDING ITS CONFLICT OF LAWS RULES. The Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court located for the county or judicial district where the Bank's office indicated above is located, and consents that all service of process be sent by nationally recognized overnight courier service directed to the Borrower at the Borrower's address set forth herein and service so made will be deemed to be completed on the business day after deposit with such courier; provided that nothing contained in this Note will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower individually, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction. The Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

The Borrower acknowledges that it has read and understood all the provisions of this Note, and has been advised by counsel as necessary or appropriate.

     WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.

WITNESS/ATTEST:                                  AQUAPENN SPRING WATER
                                                 COMPANY, INC.


_____________________                            By:_________________________
                                                             Name:
                                                             Title:


[Seal]

                                    EXHIBIT 1

                                  PRICING GRID
                                  ------------

                          REVOLVING LINE OF CREDIT NOTE


$6,000,000                                                     December 22, 1997


         FOR VALUE RECEIVED, AQUAPENN SPRING WATER COMPANY, INC. (the "Borrower"), with an address at One AquaPenn Drive, Milesburg, Pennsylvania 16853, promises to pay to the order of PNC BANK, (the "Bank"), in lawful money of the United States of America in immediately available funds at its offices located at 4242 Carlisle Pike, Camp Hill, PA 17011, or at such other location as the Bank may designate from time to time, the principal sum of SIX MILLION DOLLARS ($6,000,000) (the "Revolving Line") or such lesser amount as may be advanced to or for the benefit of the Borrower hereunder, together with interest accruing on the outstanding principal balance from the date hereof, all as provided below:

         1. Advances. The Borrower may request advances, repay and request additional advances hereunder, subject to the terms and conditions of this Note and the Loan Documents (as defined in the Credit Agreement). The Borrower may request advances hereunder upon delivering to the Bank by 10:00 a.m. State College, Pennsylvania time, (i) three (3) business days prior to (A) the proposed Borrowing Date with respect to the making of Revolving Line Advances to which the Euro-Rate Option applies, or (B) the end of the current Interest Period in the case of the conversion to or the renewal of the Euro-Rate Option;
(ii) on the same or one (1) Business Day prior to either the proposed Borrowing Date with respect to the making of a Revolving Line Advance to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option; or (iii) three (3) Business Day prior to (A) the proposed Borrowing Date with respect to the making of revolving Line Advances for which the Borrower seeks the Offered Rate Option or
(B) the end of the current Interest Period in the case of conversion to or the renewal of the Offered Rate Option of a duly completed request as more fully set forth in the Credit Agreement. In no event shall the aggregate unpaid principal amount of advances under this Note exceed the face amount of this Note.

         2. Rate of Interest. Each advance outstanding under this Note will bear interest at a rate or rates per annum as may be selected by the Borrower from the interest rate options set forth below (the "Interest Rate Options"):

            (i) Base Rate Option. A fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin set forth on the pricing grid attached hereto as Exhibit l, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate. If and when the Base Rate changes, the rate of interest with respect to any advances to which the Base Rate Option applies will change automatically without notice to the Borrower.

            (ii) Euro-Rate Option. A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Euro-Rate plus the Applicable Margin set forth on the pricing grid attached hereto as Exhibit 1, subject to Section 4.4 of the Credit Agreement.

            (iii) Offered Rate Option. A rate per annum for a Permitted Offered Rate Interest Period as may be quoted and offered to Borrower by Bank from time to time at the Bank's sole discretion and determination.

The foregoing notwithstanding, it is understood that no more than four (4) borrowings under the Euro-Rate Option may be outstanding at any one time. Interest will be calculated on the basis of a year of 360 days for the actual number of days in each interest period. In no event will the rate of interest hereunder exceed the maximum rate allowed by law.

         3. Definitions. For the purpose hereof, the following terms shall have the following meanings:

         "Base Rate" shall mean the greater of (i) the interest rate per annum announced from time to time by the Bank at its Principal Office as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by the Bank, or (ii) the Federal Funds Effective Rate plus .5% per annum.

         "Business Day" shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania; and if the applicable Business Day relates to any Loan to which the Euro-Rate Option applies, such day must also be a day on which dealings are carried on in the London interbank market.

         "Credit Agreement" shall mean that certain Credit Agreement between the Bank and Borrower dated as of December 22, 1997.

         "Euro-Rate" shall mean, with respect to any advance to which the Euro-Rate Option applies for the applicable Permitted Euro-Rate Interest Period, the interest rate per annum determined by the Bank by dividing (the resulting quotient rounded upwards, if necessary, to the nearest l/l00th of 1% per annum)
(i) the rate of interest determined by the Bank in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates of interest per annum for U.S. Dollars set forth on Telerate display page 3750 or such other display page on the Telerate System as may replace such page to evidence the average of rates quoted by banks designated by the British Bankers' Association (or appropriate successor or, if the British Bankers' Association or its successor ceases to provide such quotes, a comparable replacement determined by the Bank) two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such Borrowing Tranche and having a borrowing date and maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate shall be the Euro-Rate Reserve Percentage as of such effective date. The Bank shall give prompt notice to the Borrower of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

         "Euro-Rate Reserve Percentage" shall mean the maximum percentage (expressed as a decimal rounded upward to the nearest 1/100 of 1%) as determined by the Bank which is in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities") of a member bank in such System.

         "Federal Funds Effective Rate" for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

         "Interest Rate Option" shall mean any Euro-Rate Option, Offered Rate Option or Base Rate Option.

         "Permitted Euro-Rate Interest Period" shall mean a period of one (1), two, (2), three (3) or six (6) months selected by the Borrower commencing on the date of disbursement of an advance and each successive period selected by the Borrower thereafter; provided, that if a Permitted Euro-Rate Interest Period would end on a day which is not a Business Day, it shall end on the next succeeding Business Day, unless such day falls in the succeeding calendar month in which Case the Permitted Euro-Rate Interest Period shall end on the next preceding Business Day. In no event shall any Euro-Rate Interest Period end on a day after the Revolving Line Expiration Date (as such term is defined in the Loan Documents).

         "Permitted Offered Rate Interest Period" shall mean any of the following periods: overnight, thirty (30) days, sixty (60) days or ninety (90) days.

         Other capitalized terms used herein and not otherwise deemed shall have the meanings as set forth in the Credit Agreement.

         4. Interest Rate Election. Subject to the terms and conditions of this Note and the Credit Agreement, at the end of each Interest Period applicable to any advance, the Borrower may renew the Interest Rate Option applicable to such advance or convert such advance to a different Interest Rate Option by delivering a Loan Request to the Bank at the times, and in the manner, set forth herein and in the Credit Agreement. Within the time period prescribed in the Credit Agreement prior to the end of each Permitted Euro-Rate Interest Period in the case of a renewal of such Permitted Euro-Rate Interest Period or prior to the proposed beginning of a new Permitted Euro-Rate Interest Period in the case of a conversion from the Base Rate Option or the Offered Rate Option to the Euro-Rate Option, the Borrower shall notify (via the Loan Request as defined in Credit Agreement) the Bank of each election of an Interest Rate Option, each conversion from one Interest Rate Option to another, the amount of the advances then outstanding to be allocated to each Interest Rate Option and, where relevant, the Interest Period during which such Interest Rate Option shall apply. If no notice of conversion or renewal is received by the Bank, the Borrower shall be deemed to have converted such advance to the Base Rate Option.

         5. Payment Terms. The Borrower shall pay accrued interest on, and principal of, this Note as follows:

            (a) Interest Payments. Interest on the principal balance hereof comprising Borrowing Tranches to which the Base Rate Option applies shall be due and payable in arrears on the first Business Day of each January, April, July and October (each such date a "Quarterly Interest Payment Date") after the date hereof and on November 30, 1998 (the "Revolving Line Expiration Date") or upon acceleration of this Note. Interest on the principal balance hereof comprising Borrowing Tranches to which the Euro-Rate Option or the Offered Rate Option applies shall be due and payable on the earlier of (i) the end of the applicable Interest Period or (ii) each Quarterly Interest Payment Date occurring prior to the end of such Interest Period.

            (b) Principal Payments. Unless sooner prepaid in accordance with the terms hereof, or sooner accelerated by Bank by virtue of an Event of Default hereunder, all principal amounts outstanding hereunder shall be paid in full on the Revolving Line Expiration Date.

If any payment under this Note shall become due on a Saturday, Sunday or public holiday under the laws of the State where the Bank's office indicated above is located, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment. The Borrower hereby authorizes the Bank to charge the Borrower's deposit account at the Bank for any payment when due hereunder. Payments received will be applied to charges, fees and expenses (including attorneys' fees), accrued interest and principal in any order the Bank may choose, in its sole discretion.

         6. Late Payments: Default Rate. If the Borrower fails to make any payment of principal, interest or other amount coming due pursuant to the provisions of this Note within fifteen (15) calendar days of the date due and payable, the Borrower also shall pay to the Bank a late charge equal to the lesser of five percent (5%) of the amount of such payment or $100.00. Such 15 day period shall not be construed in any way to extend the due date of any such payment. The late charge is imposed for the purpose of defraying the Bank's expenses incident to the handling of delinquent payments and is in addition to, and not in lieu of, the exercise by the Bank of any rights and remedies hereunder, under the other Loan Documents or under applicable laws, and any fees and expenses of any agents or attorneys which the Bank may employ.

         Upon the occurrence of an Event of Default hereunder, the rate of interest applicable to all of the outstanding principal balance hereunder shall automatically increase to and accrue at an interest rate per anum equal to the sum of the variable rate of interest applicable under the Base Rate Option plus an additional 2% per annum (the "Default Rate") until all amounts due hereunder and under the Loan Documents have been paid in full. The Borrower acknowledges that the Default Rate reflects, among other things, the fact that such outstanding Borrowing Tranches or other amounts have become a substantially greater risk given their default status and that the Bank is entitled to additional compensation for such risk; and all such interest shall be payable by Borrower upon demand by Bank. The Default Rate shall continue to apply whether or not judgment shall be entered on this Note.

         7. Prepayment. The Borrower shall have the right at its option from time to time to prepay the principal balance outstanding hereunder in whole or part without premium or penalty (except as provided in Section 5.4 of the Credit Agreement), as follows:

            (i) at any time with respect to any Borrowing Tranche to which the Base Rate Option applies,

            (ii) on the last day of the applicable Interest Period with respect to Borrowing Tranches to which a Euro-Rate Option or an Offered Rate Option applies,

            (iii) on the date specified in a notice by any Bank pursuant to
Section 4.4 of the Credit Agreement with respect to any advance under the Revolving Line to which a Euro-Rate Option applies.

         Whenever the Borrower desires to prepay any part of the outstanding principal hereunder, it shall provide a prepayment notice to the Bank by 1:00 p.m. at least one (1) Business Day prior to the date of prepayment, setting forth the following information:

         (x) the date, which shall be a Business Day, on which the proposed prepayment is to be made;

         (y) a statement indicating the application of the prepayment to the Revolving Line; and

         (z) the total principal amount of such prepayment, which shall not be less than $100,000.

         All prepayment notices shall be irrevocable. The principal amount of the principal balance for which a prepayment notice is given, together with interest on such principal amount except with respect to Borrowing Tranches to which the Base Rate Option applies, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. Except as provided in
Section 4.4.3 of the Credit Agreement, if the Borrower makes a prepayment of principal but fails to specify the applicable Borrowing Tranche which the Borrower is prepaying, the prepayment shall be applied first to Loans to which the Base Rate Option applies, then to Loans to which the Offered Rate Option applies and next to Loans to which Euro-Rate Option applies. Any prepayment hereunder shall be subject to the Borrower's obligation to indemnify the Bank under Section 5.4.2 of the Credit Agreement.

         8. Yield Protection. The Borrower shall pay to the Bank, on written demand therefor, together with the written evidence of the justification therefor, all direct costs incurred, losses suffered or payments made by Bank by reason of any change in law or regulation or its interpretation imposing any reserve, deposit, allocation of capital, or similar requirement (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) on the Bank, its holding company or any of their respective assets. In addition, the Borrower agrees to indemnify the Bank against any liabilities, losses or expenses (including loss of margin, any loss or expense sustained or incurred in liquidating or employing deposits from third parties acquired to effect, fund or maintain any Loan bearing interest under the Euro-Rate Option or any part thereof) which the Bank sustains or incurs as a consequence of either (i) the Borrower's failure to make a payment on the due date thereof or (ii) the Borrower's payment, prepayment or conversion of any Loan bearing interest under the Euro-Rate Option on a day other than the last day of the applicable Euro-Rate Interest Period including but not limited to the Cost of Prepayment. "Cost of Prepayment" means an amount equal to the present value, if positive, of the product of (a) the difference between (i) the yield, on the beginning date of the applicable interest period, of a U.S. Treasury obligation with a maturity similar to the applicable interest period minus (ii) the yield, on the prepayment date, of a U.S. Treasury obligation with a maturity similar to the remaining maturity of the applicable interest period, and (b) the principal amount to be prepaid, and (c) the number of years, including fractional years from the prepayment date to the end of the applicable interest period. The yield on any U.S. Treasury obligation shall be determined by reference to Federal Reserve Statistical Release H. 15(519) "Selected Interest Rates". For purposes of making present value calculations, the yield to maturity of a similar maturity U.S. Treasury obligation on the prepayment date shall be deemed the discount rate. The Cost of Prepayment shall also apply to any payments made after acceleration of the maturity of this Note. The Bank's determination of an amount payable under this paragraph shall, in the absence of manifest error, be conclusive and shall be payable on demand.

         9. Other Loan Documents. This Note is issued pursuant to the Credit Agreement and the other documents referred to therein, the terms of which are incorporated herein by reference (collectively, the "Loan Documents").

         10. Events of Default. The occurrence of any of the following events will be deemed to be an "Event of Default" under this Note: (i) the nonpayment of any principal, interest or other indebtedness under this Note when due; (ii) the occurrence of any event of default or default and the lapse of any notice or cure period under any Loan Document or any other debt liability or obligation to the Bank of any Obligor; (iii) the filing by or against the Borrower of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or similar proceeding (and, in the case of any such proceeding instituted against the Borrower, such proceeding is not dismissed or stayed within thirty (30) days of the commencement thereof);
(iv) any assignment by the Borrower for the benefit of creditors, or any levy, garnishment, attachment or similar proceeding is instituted against any property of the Borrower held by or deposited with the Bank; (v) a default with respect to any other indebtedness of any Obligor for borrowed money, if the effect of such default is to cause or permit the acceleration of such debt; (vi) the commencement of any foreclosure or forfeiture proceeding, execution or attachment against any collateral securing the obligations of any Obligor to the Bank; (vii) the entry of a final judgment against any Obligor and the failure of such Obligor to discharge the judgment within ten days of the entry thereof;
(viii) in the event that this Note or any guarantee executed by any Guarantor is secured, the failure of any Obligor to provide the Bank with additional collateral if in the opinion of the Bank at any time or times, the market value of any of the collateral securing this Note or any guarantee has depreciated;
(ix) any material adverse change in the business, assets, operations, financial condition or results of operations of any Obligor; (x) the revocation or attempted revocation, in whole or in part, of any guarantee by any Guarantor;
(xi) any representation or warranty made by any Obligor to the Bank in any Loan Document, or any other documents now or in the future securing the obligations of any Obligor to the Bank, is false, erroneous or misleading in any material respect; or (xii) the failure of any Obligor to observe or perform any covenant or other agreement with the Bank contained in any Loan Document or any other documents now or in the future securing the obligations of any Obligor to the Bank.

As used herein, the term "Obligor" means any Borrower and any Guarantor, and the term "Guarantor" means any guarantor of the obligations of the Borrower to the Bank existing on the date of this Note or arising in the future.

Upon the occurrence of an Event of Default: (a) the Bank shall continue to have no obligation to make advances hereunder; (b) if an Event of Default specified in clause (iii) or (iv) above shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder shall be immediately due and payable without demand or notice of any kind; (c) if any other Event of Default shall occur the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder, at the option of the Bank and without demand or notice of any kind, may be accelerated and become immediately due and payable; (d) at the option of the Bank, this Note will bear interest at the Default Rate from the date of the occurrence of the Event of Default; and (e) the Bank may exercise from time to time any of the rights and remedies available to the Bank under the Loan Documents or under applicable law.

         11. Right of Setoff. In addition to all liens upon and rights of setoff against the money, securities or other property of the Borrower given to the Bank by law, the Bank shall have, with respect to the Borrower's Obligations to the Bank under this Note and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and the Borrower hereby assigns, conveys, delivers, pledges and transfers to the Bank all of the

Borrower's right, title and interest in and to, all deposits, moneys, securities and other property of the Borrower now or hereafter in the possession of or on deposit with, or in transit to, the Bank whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh, and trust accounts. Every such security interest and right of setoff may be exercised without demand upon or notice to the Borrower. Every such right of setoff shall be deemed to have been exercised immediately upon the occurrence of an Event of Default hereunder without any action of the Bank, although the Bank may enter such setoff on its books and records at a later time.

         12. Miscellaneous. No delay or omission of the Bank to exercise any right or power arising hereunder shall impair any such right or power or be considered to be a waiver of any such right or power nor shall the Bank's action or inaction impair any such right or power. The Borrower agrees to pay on demand, to the extent permitted by law, all costs and expenses incurred by the Bank in the enforcement of its rights in this Note and in any security therefor, including without limitation reasonable fees and expenses of the Bank's counsel. If any provision of this Note is found to be invalid by a court, all the other provisions of this Note will remain in full force and effect.

The Borrower and all other makers and endorsers of this Note hereby forever waive presentment, protest, notice of dishonor and notice of non-payment. The Borrower also waives all defenses based on suretyship or impairment of collateral.

This Note shall bind the Borrower and its heirs, executors, administrators, successors and assigns, and the benefits hereof shall inure to the benefit of Bank and its successors and assigns.

This Note has been delivered to and accepted by the Bank and will be deemed to be made in the State where the Bank's office indicated above is located. THIS NOTE WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE BANK AND THE BORROWER DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE T HE BANK'S OFFICE INDICATED ABOVE IS LOCATED, EXCLUDING ITS CONFLICT OF LAWS RULES. The Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court located for the county or judicial district where the Bank's office indicated above is located, and consents that all service of process be sent by nationally recognized overnight courier service directed to the Borrower at the Borrower's address set forth herein and service so made will be deemed to be completed on the business day after deposit with such courier; provided that nothing contained in this Note will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower individually, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction. The Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

The Borrower acknowledges that it has read and understood all the provisions of this Note, and has been advised by counsel as necessary or appropriate.

         WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.



WITNESS/ATTEST:                     AQUAPENN SPRING WATER
---------------                     COMPANY, INC.


                                    By:
------------------------               -------------------------
                                            Name:
                                            Title:


[Seal]

                                    EXHIBIT 1

                                  PRICING GRID
                                  ------------

                                    EXHIBIT C
                      FORM OF REVOLVING CREDIT LINE REQUEST


TO:                 PNC BANK, NATIONAL ASSOCIATION
                    Telephone No.: (814) 231-3353
                    Telecopier No.: (814) 231-1721
                    Attention: Andra Cochran

FROM:               AquaPenn Spring Water Company, Inc.

RE: Credit Agreement (the "Agreement") dated as of December 22, 1997 by and between AquaPenn Spring Water (the "Borrower") and PNC Bank, National Association (the "Bank")

          A. Pursuant to Section 2.3 of the Agreement, the undersigned hereby makes the following Loan Request for a Revolving Line
                    Advance:

          1.        Principal Amount of Advance U.S. $ __________

          2.        Proposed Borrowing Date:  _________________

          3.        Requested Interest Rate:

                            (i) Base Rate Option       _____

                            (ii) EuroRate Option       _____

                            (iii) Offered Rate Option _____

          4.        Requested Term (EuroRate and Offered Rate Options only):

                            (i) EuroRate:

                                     _____    One Month

                                     _____    Two Months

                                     _____    Three Months

                                     _____    Six Months

                            (ii) Offered Rate:

                                     _____    Overnight

                                     _____    One Month

                                     _____    Two Months

                                     _____    Three Months

         B. As of the date hereof and the date of making of the Revolving Line
Advance: the representations and warranties contained in Article VI of the Agreement are and will be true (except representations and warranties that expressly relate solely to an earlier date or time, which representations and warranties were true on and as of the specific date referred to therein); the Borrower has performed and complied with all covenants and conditions of the Agreement; no Event of Default or Potential Default has occurred and is continuing or shall exist; and the making of the Revolving Line Advance shall not contravene any Law applicable to the Borrower.

         Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

         The undersigned certifies to the accuracy of the foregoing.

                                             AQUAPENN SPRING WATER
                                             COMPANY, INC.


Date:                                        By:
     -----------------                          -------------------------
                                                     Name:
                                                     Title:

                                    EXHIBIT D

                                FORM OF REDUCING
                           REVOLVING LINE LOAN REQUEST

TO:                 PNC BANK, NATIONAL ASSOCIATION
                    Telephone No.: (814) 231-3353
                    Telecopier No.: (814) 231-1721
                    Attention: Andra Cochran

FROM:               AquaPenn Spring Water Company, Inc.

RE: Credit Agreement (the"Agreement") dated as of December 22, 1997 by and between AquaPenn Spring Water (the "Borrower") and PNC Bank National Association (the "Bank")

          A. Pursuant to Section 3.3 of the Agreement, the undersigned hereby makes the following Reducing Line Loan Request for a Reducing Revolving Line Advance:

          1.        Principal Amount of Advance U.S. $ _________

          2.        Proposed Borrowing Date:   ________________

          3.        Requested Interest Rate:

                            (i) Base Rate Option       _____

                            (ii) EuroRate Option       _____

          4.        Requested Term (EuroRate Option only):

                            (i) EuroRate:

                                     _____    One Month

                                     _____    Two Months

                                     _____    Three Months

                                     _____    Six Months

         B. As of the date hereof and the date of making of the Reducing Revolving Line Advance: the representations and warranties contained in Article VI of the Agreement are and will be true (except representations and warranties that expressly relate solely to an earlier date or time, which representations and warranties were true on and as of the specific date referred to therein); the Borrower has performed and complied with all covenants and conditions of the Agreement; no Event of Default or Potential Default has occurred and is continuing or shall exist; and the making of the Reducing Revolving Line Advance shall not contravene any Law applicable to the Borrower.

         Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

         The undersigned certifies to the accuracy of the foregoing.

                                                   AQUAPENN SPRING WATER
                                                   COMPANY, INC.


Date:                                              By:
     -----------------                                -------------------------
                                                              Name:
                                                              Title:

                             REDUCING REVOLVING LINE
                                 OF CREDIT NOTE


$10,000,000                                                   December 22, 1997


         FOR VALUE RECEIVED, AQUAPENN SPRING WATER COMPANY, INC. (the "Borrower"), with an address at One AquaPenn Drive, Milesburg, Pennsylvania 16853, promises to pay to the order of PNC BANK, (the "Bank"), in lawful money of the United States of America in immediately available funds at its offices located at 4242 Carlisle Pike, Camp Hill, PA 1701l, or at such other location as the Bank may designate from time to time, the principal sum of TEN MILLION DOLLARS ($10,000,000) (the "Reducing Revolving Line") or such lesser amount as may be advanced to or for the benefit of the Borrower hereunder, together with interest accruing on the outstanding principal balance from the date hereof, all as provided below:

         1. Advances. The Borrower may request advances, repay and request additional advances hereunder, subject to the terms and conditions of this Note and the Loan Documents (as defined in the Credit Agreement). The Borrower may request advances hereunder upon delivering to the Bank by 10:00 a.m. State College, Pennsylvania time, (i) three (3) business days prior to (A) the proposed Borrowing Date with respect to the making of Reducing Revolving Line Advances to which the Euro-Rate Option applies, or (B) the end of the current Interest Period in the case of the conversion to or the renewal of the Euro-Rate Option; or (ii) on the same or one (l) Business Day prior to either the proposed Borrowing Date with respect to the making of a Reducing Revolving Line Advance to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option. a duly completed Loan Request as more fully set forth in the Credit Agreement. In no event shall the aggregate unpaid principal amount of advances under this Note exceed the face amount of this Note or the Reducing Revolving Line Limit under Section
3.1.1 of the Credit Agreement.

         2. Rate of Interest. Each advance outstanding under this Note will bear interest at a rate or rates per annum as may be selected by the Borrower from the interest rate options set forth below (the "Interest Rate Options"):

             (i) Base Rate Option. A fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin set forth on the pricing grid attached hereto as Exhibit l, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate. If and when the Base Rate changes, the rate of interest with respect to any advances to which the Base Rate Option applies will change automatically without notice to the Borrower.

             (ii) Euro-Rate Option. A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Euro-Rate plus the Applicable Margin set forth on the pricing grid attached hereto as Exhibit 1, subject to Section 4.4 of the Credit Agreement.

The foregoing notwithstanding, it is understood that no more than four (4) borrowings under the Euro-Rate Option may be outstanding at any one time. Interest will be calculated on the basis of a year of 360 days for the actual number of days in each interest period. In no event will the rate of interest hereunder exceed the maximum rate allowed by law.

         3. Definitions. For the purpose hereof, the following terms shall have the following meanings:

         "Base Rate" shall mean the greater of (i) the interest rate per annum announced from time to time by the Bank at its Principal Office as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by the Bank, or (ii) the Federal Funds Effective Rate plus .5% per annum.

         "Business Day" shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania; and if the applicable Business Day relates to any Loan to which the Euro-Rate Option applies, such day must also be a day on which dealings are carried on in the London interbank market.

         "Credit Agreement" shall mean that certain Credit Agreement between the Bank and Borrower dated as of December 22, 1997.

         "Euro-Rate" shall mean, with respect to any advance to which the Euro-Rate Option applies for the applicable Permitted Euro-Rate Interest Period, the interest rate per annum determined by the Bank by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/l00th of 1% per annum)
(i) the rate of interest determined by the Bank in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates of interest per annum for U.S. Dollars set forth on Telerate display page 3750 or such other display page on the Telerate System as may replace such page to evidence the average of rates quoted by banks designated by the British Bankers' Association (or appropriate successor or, if the British Bankers' Association or its successor ceases to provide such quotes, a comparable replacement determined by the Bank) two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such Borrowing Tranche and having a borrowing date and maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate shall be adjusted with respect to any Euro-Rate Option outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Bank shall give prompt notice to the Borrower of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

         "Euro-Rate Reserve Percentage" shall mean the maximum percentage (expressed as a decimal rounded upward to the nearest 1/100 of 1%) as determined by the Bank which is in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities") of a member bank in such System.

         "Federal Funds Effective Rate" for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

         "Interest Rate Option" shall mean any Euro-Rate Option or Base Rate Option.

         "Permitted Euro-Rate Interest Period" shall mean a period of one (1), two, (2), three (3) or six (6) months selected by the Borrower commencing on the date of disbursement of an advance and each successive period selected by the Borrower thereafter; provided, that if a Permitted Euro-Rate Interest Period would end on a day which is not a Business Day, it shall end on the next succeeding Business Day, unless such day falls in the succeeding calendar month in which Case the Permitted Euro-Rate Interest Period shall end on the next preceding Business Day. In no event shall any Euro-Rate Interest Period end on a day after the Revolving Line Expiration Date (as such term is defined in the Loan Documents).

         Other capitalized terms used herein and not otherwise defined shall have the meanings as set forth in the Credit Agreement.

         4. Interest Rate Election. Subject to the terms and conditions of this Note and the Credit Agreement, at the end of each Interest Period applicable to any advance, the Borrower may renew the Interest Rate Option applicable to such advance or convert such advance to a different Interest Rate Option by delivering a Loan Request to the Bank at the times, and in the manner, set forth herein and in the Credit Agreement. Within the time period prescribed in the Credit Agreement prior to the end of each Permitted Euro-Rate Interest Period in the case of a renewal of such Permitted Euro-Rate Interest Period or prior to the proposed beginning of a new Permitted Euro-Rate Interest Period in the case of a conversion from the Base Rate Option to the Euro-Rate Option, the Borrower shall notify (via the Loan Request as defined in Credit Agreement) the Bank of each election of an Interest Rate Option, each conversion from one Interest Rate Option to another, the amount of the advances then outstanding to be allocated to each Interest Rate Option and, where relevant, the Interest Period during which such Interest Rate Option shall apply. If no notice of conversion or renewal is received by the Bank, the Borrower shall be deemed to have converted such advance to the Base Rate Option.

         5. Payment Terms. The Borrower shall pay accrued interest on, and principal of, this Note as follows:

            (a) Interest Payments. Interest on the principal balance hereof comprising Borrowing Tranches to which the Base Rate Option applies shall be due and payable in arrears on the first Business Day of each January, April, July and October (each such date a "Quarterly Interest Payment Date") after the date hereof and on November 30, 2002 (the "Reducing Revolving Line Expiration Date") or upon acceleration of this Note. Interest on the principal balance hereof comprising Borrowing Tranches to which the Euro-Rate Option applies shall be due and payable on the earlier of (i) the end of the applicable Interest Period or
(ii) each Quarterly Interest Payment Date occurring prior to the end of such Interest Period.

            (b) Principal Payments. Unless sooner prepaid in accordance with the terms hereof, or sooner accelerated by Bank by virtue of an Event of Default hereunder, all principal amounts outstanding hereunder shall be paid in full on the Reducing Revolving Line Expiration Date. The Borrower shall also make such principal payments from time to time as may be necessary to maintain the outstanding principal balance hereof at or below the Reducing Revolving Line Limit under Section 3.1.1 of the Credit Agreement.

If any payment under this Note shall become due on a Saturday, Sunday or public holiday under the laws of the State where the Bank's office indicated above is located, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment. The Borrower hereby authorizes the Bank to charge the Borrower's deposit account at the Bank for any payment when due hereunder. Payments received will be applied to charges, fees and expenses (including attorneys' fees), accrued interest and principal in any order the Bank may choose, in its sole discretion.

         6. Late Payments: Default Rate. If the Borrower fails to make any payment of principal, interest or other amount coming due pursuant to the provisions of this Note within fifteen (15) calendar days of the date due and payable, the Borrower also shall pay to the Bank a late charge equal to the lesser of five percent (5%) of the amount of such payment or $100.00. Such 15 day period shall not be construed in any way to extend the due date of any such payment. The late charge is imposed for the purpose of defraying the Bank's expenses incident to the handling of delinquent payments and is in addition to, and not in lieu of, the exercise by the Bank of any rights and remedies hereunder, under the other Loan Documents or under applicable laws, and any fees and expenses of any agents or attorneys which the Bank may employ.

         Upon the occurrence of an Event of Default hereunder, the rate of interest applicable to all of the outstanding principal balance hereunder shall automatically increase to and accrue at an interest rate per anum equal to the sum of the variable rate of interest applicable under the Base Rate Option plus an additional 2% per annum (the "Default Rate") until all amounts due hereunder and under the Loan Documents have been paid in full. The Borrower acknowledges that the Default Rate reflects, among other things, the fact that such outstanding Borrowing Tranches or other amounts have become a substantially greater risk given their default status and that the Bank is entitled to additional compensation for such risk; and all such interest shall be payable by Borrower upon demand by Bank. The Default Rate shall continue to apply whether or not judgment shall be entered on this Note.

         7. Prepayment. The Borrower shall have the right at its option from time to time to prepay the principal balance outstanding hereunder in whole or part without premium or penalty (except as provided in Section 5.4 of the Credit Agreement), as follows:

            (i) at any time with respect to any Borrowing Tranche to which the Base Rate Option applies,

            (ii) on the last day of the applicable Interest Period with respect to Borrowing Tranches to which a Euro-Rate Option applies,

            (iii) on the date specified in a notice by any Bank pursuant to
Section 4.4 of the Credit Agreement with respect to any advance under the Revolving Line to which a Euro-Rate Option applies.

         Whenever the Borrower desires to prepay any part of the outstanding principal hereunder, it shall provide a prepayment notice to the Bank by 1:00 p.m. at least one (1) Business Day prior to the date of prepayment, setting forth the following information:

         (x) the date, which shall be a Business Day, on which the proposed prepayment is to be made;

         (y) a statement indicating the application of the prepayment to the Reducing Revolving Line; and

         (z) the total principal amount of such prepayment, which shall not be less than $500,000.

         All prepayment notices shall be irrevocable. The principal amount of the principal balance for which a prepayment notice is given, together with interest on such principal amount except with respect to Borrowing Tranches to which the Base Rate Option applies, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. Except as provided in Section 4.4.3 of the Credit Agreement, if the Borrower makes a prepayment of principal but fails to specify the applicable Borrowing Tranche which the Borrower is prepaying, the prepayment shall be applied first to Loans to which the Base Rate Option applies, then to Loans to which the Euro-Rate Option applies. Any prepayment hereunder shall be subject to the Borrower's obligation to indemnify the Bank under Section 5.4.2 of the Credit Agreement.

         8. Yield Protection. The Borrower shall pay to the Bank, on written demand therefor, together with the written evidence of the justification therefor, all direct costs incurred, losses suffered or payments made by Bank by reason of any change in law or regulation or its interpretation imposing any reserve, deposit, allocation of capital, or similar requirement (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) on the Bank, its holding company or any of their respective assets. In addition, the Borrower agrees to indemnify the Bank against any liabilities, losses or expenses (including loss of margin, any loss or expense sustained or incurred in liquidating or employing deposits from third parties acquired to effect, fund or maintain any Loan bearing interest under the Euro-Rate Option or any part thereof) which the Bank sustains or incurs as a consequence of either (i) the Borrower's failure to make a payment on the due date thereof or (ii) the Borrower's payment, prepayment or conversion of any Loan bearing interest under the Euro-Rate Option on a day other than the last day of the applicable Euro-Rate Interest Period including but not limited to the Cost of Prepayment. "Cost of Prepayment" means an amount equal to the present value, if positive, of the product of (a) the difference between (i) the yield, on the beginning date of the applicable interest period, of a U.S. Treasury obligation with a maturity similar to the applicable interest period minus (ii) the yield, on the prepayment date, of a U.S. Treasury obligation with a maturity similar to the remaining maturity of the applicable interest period, and (b) the principal amount to be prepaid, and (c) the number of years, including fractional years from the prepayment date to the end of the applicable interest period. The yield on any U.S. Treasury obligation shall be determined by reference to Federal Reserve Statistical Release H.15(519) "Selected Interest Rates". For purposes of making present value calculations, the yield to maturity of a similar maturity U.S. Treasury obligation on the prepayment date shall be deemed the discount rate. The Cost of Prepayment shall also apply to any payments made after acceleration of the maturity of this Note. The Bank's determination of an amount payable under this paragraph shall, in the absence of manifest error, be conclusive and shall be payable on demand.

         9. Other Loan Documents. This Note is issued pursuant to the Credit Agreement and the other documents referred to therein, the terms of which are incorporated herein by reference (collectively, the "Loan Documents").

         10. Events of Default. The occurrence of any of the following events will be deemed to be an "Event of Default" under this Note: (i) the nonpayment of any principal, interest or other indebtedness under this Note when due; (ii) the occurrence of any event of default or default and the lapse of any notice or cure period under any Loan Document or any other debt, liability or obligation to the Bank of any Obligor; (iii) the filing by or against the Borrower of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or similar proceeding (and, in the case of any such proceeding instituted against the Borrower, such proceeding is not dismissed or stayed within thirty (30) days of the commencement thereof); (iv) any assignment by the Borrower for the benefit of creditors, or any levy, garnishment, attachment or similar proceeding is instituted against any property of the Borrower held by or deposited with the Bank; (v) a default with respect to any other indebtedness of any Obligor for borrowed money, if the effect of such default is to cause or permit the acceleration of such debt; (vi) the commencement of any foreclosure or forfeiture proceeding, execution or attachment against any collateral securing the obligations of any Obligor to the Bank; (vii) the entry of a final judgment against any Obligor and the failure of such Obligor to discharge the judgment within ten days of the entry thereof;
(viii) in the event that this Note or any guarantee executed by any Guarantor is secured, the failure of any Obligor to provide the Bank with additional collateral if in the opinion of the Bank at any time or times, the market value of any of the collateral securing this Note or any guarantee has depreciated;
(ix) any material adverse change in the business, assets, operations, financial condition or results of operations of any Obligor; (x) the revocation or attempted revocation, in whole or in part, of any guarantee by any Guarantor;
(xi) any representation or warranty made by any Obligor to the Bank in any Loan Document, or any other documents now or in the future securing the obligations of any Obligor to the Bank, is false, erroneous or misleading in any material respect; or (xii) the failure of any Obligor to observe or perform any covenant or other agreement with the Bank contained in any Loan Document or any other documents now or in the future securing the obligations of any Obligor to the Bank.

As used herein, the term "Obligor" means any Borrower and any Guarantor, and the term "Guarantor" means any guarantor of the obligations of the Borrower to the Bank existing on the date of this Note or arising in the future.

Upon the occurrence of an Event of Default: (a) the Bank shall continue to have no obligation to make advances hereunder; (b) if an Event of Default specified in clause (iii) or (iv) above shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder shall be immediately due and payable without demand or notice of any kind; (c) if any other Event of Default shall occur the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder, at the option of the Bank and without demand or notice of any kind, may be accelerated and become immediately due and payable; (d) at the option of the Bank, this Note will bear interest at the Default Rate from the date of the occurrence of the Event of Default; and (e) the Bank may exercise from time to time any of the rights and remedies available to the Bank under the Loan Documents or under applicable law.

         11. Right of Setoff. In addition to all liens upon and rights of setoff against the money, securities or other property of the Borrower given to the Bank by law, the Bank shall have, with respect to the Borrower's Obligations to the Bank under this Note and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and the Borrower hereby assigns, conveys, delivers, pledges and transfers to the Bank all of the Borrower's right, title and interest in and to, all deposits, moneys, securities and other property of the Borrower now or hereafter in the possession of or on deposit with, or in transit to, the Bank whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh, and trust accounts. Every such security interest and right of setoff may be exercised without demand upon or notice to the Borrower. Every such right of setoff shall be deemed to have been exercised immediately upon the occurrence of an Event of Default hereunder without any action of the Bank, although the Bank may enter such setoff on its books and records at a later time.

         12. Miscellaneous. No delay or omission of the Bank to exercise any right or power arising hereunder shall impair any such right or power or be considered to be a waiver of any such right or power nor shall the Bank's action or inaction impair any such right or power. The Borrower agrees to pay on demand, to the extent permitted by law, all costs and expenses incurred by the Bank in the enforcement of its rights in this Note and in any security therefor, including without limitation reasonable fees and expenses of the Bank's counsel. If any provision of this Note is found to be invalid by a court, all the other provisions of this Note will remain in full force and effect.

The Borrower and all other makers and endorsers of this Note hereby forever waive presentment, protest, notice of dishonor and notice of non-payment. The Borrower also waives all defenses based on suretyship or impairment of collateral.

This Note shall bind the Borrower and its heirs, executors, administrators, successors and assigns, and the benefits hereof shall inure to the benefit of Bank and its successors and assigns.

This Note has been delivered to and accepted by the Bank and will be deemed to be made in the State where the Bank's office indicated above is located. THIS NOTE WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE BANK AND THE BORROWER DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE BANK'S OFFICE INDICATED ABOVE IS LOCATED, EXCLUDING ITS CONFLICT OF LAWS RULES. The Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court located for the county or judicial district where the Bank's office indicated above is located, and consents that all service of process be sent by nationally recognized overnight courier service directed to the Borrower at the Borrower's address set forth herein and service so made will be deemed to be completed on the business day after deposit with such courier; provided that nothing contained in this Note will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower individually, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction. The Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

The Borrower acknowledges that it has read and understood all the provisions of this Note, and has been advised by counsel as necessary or appropriate.

         WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.

WITNESS/ATTEST:                            AQUAPENN SPRING WATER
---------------                            COMPANY, INC.


 Lori W. Murawski                          By: /s/ Geoffrey F. Feidelberg
-------------------                           ---------------------------------
                                                 Name: Geoffrey F. Feidelberg
                                                 Title: Chief Operating Officer


[Seal]

                                    EXHIBIT 1

                                  PRICING GRID
                                  ------------


SCHEDULE 1.1(A)

EXHIBIT I

December 22, 1997
PNC Bank, N.A.

                                  Pricing Grid
                      AquaPenn Spring Water Company, Inc.

------------------------------------------------------------------------------------------------------------------------------------
                         LEVEL I             LEVEL II           LEVEL III          LEVEL IV          LEVEL V          LEVEL VI
------------------------------------------------------------------------------------------------------------------------------------
                            Total               Total              Total             Total             Total           Total
                        Indebtedness/       Indebtedness/      Indebtedness/     Indebtedness/     Indebtedness/   Indebtedness/
                        EBITDA ratio        EBITDA ratio       EBITDA ratio      EBITDA ratio      EBITDA ratio     EBITDA ratio
                           is less            is less            is less           is less            is less         is less
    Basis for           than or equal       than or equal      than or equal     than or equal     than or equal    than or equal
     Pricing           to 1.00 to 1.00.    to 1.50 to 1.00.   to 2.00 to 1.00.  to 2.50 to 1.00.  to 3.00 to 1.00. to 4.00 to 1.00.
------------------------------------------------------------------------------------------------------------------------------------
Commitment Fee (bps)         20                   25                30                35                 40               45
------------------------------------------------------------------------------------------------------------------------------------
LIBOR plus (bps)             75                   95               115               135                150              165
------------------------------------------------------------------------------------------------------------------------------------
Base Rate plus (bps)          0                    0                 0                 0                  0               15
------------------------------------------------------------------------------------------------------------------------------------

If the ratio of Total Liabilities to Tangible New Worth is 1.0 to 1.0 or less, the applicable rate at Levels IV, V, and VI will be reduced by 10 basis points.

Total Indebtedness = Company's consolidated long and short term indebtedness for borrowed money including subordinated indebtedness in which cash interest in contractually payable, capital leases, guarantees, and letters of credit issued.

EBITDA = Net income (before extraordinary items) plus income tax expense, interest expense, depreciation and amortization expense.

Base Rate = PNC prime rate or fed funds plus 1/2%

                          REVOLVING LINE OF CREDIT NOTE


$6,000,000                                                     December 22, 1997


         FOR VALUE RECEIVED, AQUAPENN SPRING WATER COMPANY, INC. (the "Borrower"), with an address at One AquaPenn Drive, Milesburg, Pennsylvania 16853, promises to pay to the order of PNC BANK, (the "Bank"), in lawful money of the United States of America in immediately available funds at its offices located at 4242 Carlisle Pike, Camp Hill, PA 17011, or at such other location as the Bank may designate from time to time, the principal sum of SIX MILLION DOLLARS ($6,000,000) (the "Revolving Line") or such lesser amount as may be advanced to or for the benefit of the Borrower hereunder, together with interest accruing on the outstanding principal balance from the date hereof, all as provided below:

         1. Advances. The Borrower may request advances, repay and request additional advances hereunder, subject to the terms and conditions of this Note and the Loan Documents (as defined in the Credit Agreement). The Borrower may request advances hereunder upon delivering to the Bank by 10:00 a.m. State College, Pennsylvania time, (i) three (3) business days prior to (A) the proposed Borrowing Date with respect to the making of Revolving Line Advances to which the Euro-Rate Option applies, or (B) the end of the current Interest Period in the case of the conversion to or the renewal of the Euro-Rate Option;
(ii) on the same or one (1) Business Day prior to either the proposed Borrowing Date with respect to the making of a Revolving Line Advance to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option; or (iii) three (3) Business Day prior to (A) the proposed Borrowing Date with respect to the making of revolving Line Advances for which the Borrower seeks the Offered Rate Option or
(B) the end of the current Interest Period in the case of conversion to or the renewal of the Offered Rate Option of a duly completed request as more fully set forth in the Credit Agreement. In no event shall the aggregate unpaid principal amount of advances under this Note exceed the face amount of this Note.

         2. Rate of Interest. Each advance outstanding under this Note will bear interest at a rate or rates per annum as may be selected by the Borrower from the interest rate options set forth below (the "Interest Rate Options"):

            (i) Base Rate Option. A fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin set forth on the pricing grid attached hereto as Exhibit l, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate. If and when the Base Rate changes, the rate of interest with respect to any advances to which the Base Rate Option applies will change automatically without notice to the Borrower.

            (ii) Euro-Rate Option. A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Euro-Rate plus the Applicable Margin set forth on the pricing grid attached hereto as Exhibit 1, subject to Section 4.4 of the Credit Agreement.

            (iii) Offered Rate Option. A rate per annum for a Permitted Offered Rate Interest Period as may be quoted and offered to Borrower by Bank from time to time at the Bank's sole discretion and determination.

The foregoing notwithstanding, it is understood that no more than four (4) borrowings under the Euro-Rate Option may be outstanding at any one time. Interest will be calculated on the basis of a year of 360 days for the actual number of days in each interest period. In no event will the rate of interest hereunder exceed the maximum rate allowed by law.

         3. Definitions. For the purpose hereof, the following terms shall have the following meanings:

         "Base Rate" shall mean the greater of (i) the interest rate per annum announced from time to time by the Bank at its Principal Office as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by the Bank, or (ii) the Federal Funds Effective Rate plus .5% per annum.

         "Business Day" shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania; and if the applicable Business Day relates to any Loan to which the Euro-Rate Option applies, such day must also be a day on which dealings are carried on in the London interbank market.

         "Credit Agreement" shall mean that certain Credit Agreement between the Bank and Borrower dated as of December 22, 1997.

         "Euro-Rate" shall mean, with respect to any advance to which the Euro-Rate Option applies for the applicable Permitted Euro-Rate Interest Period, the interest rate per annum determined by the Bank by dividing (the resulting quotient rounded upwards, if necessary, to the nearest l/l00th of 1% per annum)
(i) the rate of interest determined by the Bank in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates of interest per annum for U.S. Dollars set forth on Telerate display page 3750 or such other display page on the Telerate System as may replace such page to evidence the average of rates quoted by banks designated by the British Bankers' Association (or appropriate successor or, if the British Bankers' Association or its successor ceases to provide such quotes, a comparable replacement determined by the Bank) two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such Borrowing Tranche and having a borrowing date and maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate shall be adjusted with respect to any Euro-Rate Option outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Bank shall give prompt notice to the Borrower of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

         "Euro-Rate Reserve Percentage" shall mean the maximum percentage (expressed as a decimal rounded upward to the nearest 1/100 of 1%) as determined by the Bank which is in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities") of a member bank in such System.

         "Federal Funds Effective Rate" for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

         "Interest Rate Option" shall mean any Euro-Rate Option, Offered Rate Option or Base Rate Option.

         "Permitted Euro-Rate Interest Period" shall mean a period of one (1), two, (2), three (3) or six (6) months selected by the Borrower commencing on the date of disbursement of an advance and each successive period selected by the Borrower thereafter; provided, that if a Permitted Euro-Rate Interest Period would end on a day which is not a Business Day, it shall end on the next succeeding Business Day, unless such day falls in the succeeding calendar month in which Case the Permitted Euro-Rate Interest Period shall end on the next preceding Business Day. In no event shall any Euro-Rate Interest Period end on a day after the Revolving Line Expiration Date (as such term is defined in the Loan Documents).

         "Permitted Offered Rate Interest Period" shall mean any of the following periods: overnight, thirty (30) days, sixty (60) days or ninety (90) days.

         Other capitalized terms used herein and not otherwise deemed shall have the meanings as set forth in the Credit Agreement.

         4. Interest Rate Election. Subject to the terms and conditions of this Note and the Credit Agreement, at the end of each Interest Period applicable to any advance, the Borrower may renew the Interest Rate Option applicable to such advance or convert such advance to a different Interest Rate Option by delivering a Loan Request to the Bank at the times, and in the manner, set forth herein and in the Credit Agreement. Within the time period prescribed in the Credit Agreement prior to the end of each Permitted Euro-Rate Interest Period in the case of a renewal of such Permitted Euro-Rate Interest Period or prior to the proposed beginning of a new Permitted Euro-Rate Interest Period in the case of a conversion from the Base Rate Option or the Offered Rate Option to the Euro-Rate Option, the Borrower shall notify (via the Loan Request as defined in Credit Agreement) the Bank of each election of an Interest Rate Option, each conversion from one Interest Rate Option to another, the amount of the advances then outstanding to be allocated to each Interest Rate Option and, where relevant, the Interest Period during which such Interest Rate Option shall apply. If no notice of conversion or renewal is received by the Bank, the Borrower shall be deemed to have converted such advance to the Base Rate Option.

         5. Payment Terms. The Borrower shall pay accrued interest on, and principal of, this Note as follows:

            (a) Interest Payments. Interest on the principal balance hereof comprising Borrowing Tranches to which the Base Rate Option applies shall be due and payable in arrears on the first Business Day of each January, April, July and October (each such date a "Quarterly Interest Payment Date") after the date hereof and on November 30, 1998 (the "Revolving Line Expiration Date") or upon acceleration of this Note. Interest on the principal balance hereof comprising Borrowing Tranches to which the Euro-Rate Option or the Offered Rate Option applies shall be due and payable on the earlier of (i) the end of the applicable Interest Period or (ii) each Quarterly Interest Payment Date occurring prior to the end of such Interest Period.

            (b) Principal Payments. Unless sooner prepaid in accordance with the terms hereof, or sooner accelerated by Bank by virtue of an Event of Default hereunder, all principal amounts outstanding hereunder shall be paid in full on the Revolving Line Expiration Date.

If any payment under this Note shall become due on a Saturday, Sunday or public holiday under the laws of the State where the Bank's office indicated above is located, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment. The Borrower hereby authorizes the Bank to charge the Borrower's deposit account at the Bank for any payment when due hereunder. Payments received will be applied to charges, fees and expenses (including attorneys' fees), accrued interest and principal in any order the Bank may choose, in its sole discretion.

         6. Late Payments: Default Rate. If the Borrower fails to make any payment of principal, interest or other amount coming due pursuant to the provisions of this Note within fifteen ( 15) calendar days of the date due and payable, the Borrower also shall pay to the Bank a late charge equal to the lesser of five percent (5%) of the amount of such payment or $100.00. Such 15 day period shall not be construed in any way to extend the due date of any such payment. The late charge is imposed for the purpose of defraying the Bank's expenses incident to the handling of delinquent payments and is in addition to, and not in lieu of, the exercise by the Bank of any rights and remedies hereunder, under the other Loan Documents or under applicable laws, and any fees and expenses of any agents or attorneys which the Bank may employ.

         Upon the occurrence of an Event of Default hereunder, the rate of interest applicable to all of the outstanding principal balance hereunder shall automatically increase to and accrue at an interest rate per anum equal to the sum of the variable rate of interest applicable under the Base Rate Option plus an additional 2% per annum (the "Default Rate") until all amounts due hereunder and under the Loan Documents have been paid in full. The Borrower acknowledges that the Default Rate reflects, among other things, the fact that such outstanding Borrowing Tranches or other amounts have become a substantially greater risk given their default status and that the Bank is entitled to additional compensation for such risk; and all such interest shall be payable by Borrower upon demand by Bank. The Default Rate shall continue to apply whether or not judgment shall be entered on this Note.

         7. Prepayment. The Borrower shall have the right at its option from time to time to prepay the principal balance outstanding hereunder in whole or part without premium or penalty (except as provided in Section 5.4 of the Credit Agreement), as follows:

            (i) at any time with respect to any Borrowing Tranche to which the Base Rate Option applies,

            (ii) on the last day of the applicable Interest Period with respect to Borrowing Tranches to which a Euro-Rate Option or an Offered Rate Option applies,

            (iii) on the date specified in a notice by any Bank pursuant to
Section 4.4 of the Credit Agreement with respect to any advance under the Revolving Line to which a Euro-Rate Option applies.

         Whenever the Borrower desires to prepay any part of the outstanding principal hereunder, it shall provide a prepayment notice to the Bank by 1:00 p.m. at least one (1) Business Day prior to the date of prepayment, setting forth the following information:

         (x) the date, which shall be a Business Day, on which the proposed prepayment is to be made;

         (y) a statement indicating the application of the prepayment to the Revolving Line; and

         (z) the total principal amount of such prepayment, which shall not be less than $100,000.

         All prepayment notices shall be irrevocable. The principal amount of the principal balance for which a prepayment notice is given, together with interest on such principal amount except with respect to Borrowing Tranches to which the Base Rate Option applies, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. Except as provided in
Section 4.4.3 of the Credit Agreement, if the Borrower makes a prepayment of principal but fails to specify the applicable Borrowing Tranche which the Borrower is prepaying, the prepayment shall be applied first to Loans to which the Base Rate Option applies, then to Loans to which the Offered Rate Option applies and next to Loans to which Euro-Rate Option applies. Any prepayment hereunder shall be subject to the Borrower's obligation to indemnify the Bank under Section 5.4.2 of the Credit Agreement.

         8. Yield Protection. The Borrower shall pay to the Bank, on written demand therefor, together with the written evidence of the justification therefor, all direct costs incurred, losses suffered or payments made by Bank by reason of any change in law or regulation or its interpretation imposing any reserve, deposit, allocation of capital, or similar requirement (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) on the Bank, its holding company or any of their respective assets. In addition, the Borrower agrees to indemnify the Bank against any liabilities, losses or expenses (including loss of margin, any loss or expense sustained or incurred in liquidating or employing deposits from third parties acquired to effect, fund or maintain any Loan bearing interest under the Euro-Rate Option or any part thereof) which the Bank sustains or incurs as a consequence of either (i) the Borrower's failure to make a payment on the due date thereof or (ii) the Borrower's payment, prepayment or conversion of any Loan bearing interest under the Euro-Rate Option on a day other than the last day of the applicable Euro-Rate Interest Period including but not limited to the Cost of Prepayment. "Cost of Prepayment" means an amount equal to the present value, if positive, of the product of (a) the difference between (i) the yield, on the beginning date of the applicable interest period, of a U.S. Treasury obligation with a maturity similar to the applicable interest period minus (ii) the yield, on the prepayment date, of a U.S. Treasury obligation with a maturity similar to the remaining maturity of the applicable interest period, and (b) the principal amount to be prepaid, and (c) the number of years, including fractional years from the prepayment date to the end of the applicable interest period. The yield on any U.S. Treasury obligation shall be determined by reference to Federal Reserve Statistical Release H. 15(519) "Selected Interest Rates". For purposes of making present value calculations, the yield to maturity of a similar maturity U.S. Treasury obligation on the prepayment date shall be deemed the discount rate. The Cost of Prepayment shall also apply to any payments made after acceleration of the maturity of this Note. The Bank's determination of an amount payable under this paragraph shall, in the absence of manifest error, be conclusive and shall be payable on demand.

         9. Other Loan Documents. This Note is issued pursuant to the Credit Agreement and the other documents referred to therein, the terms of which are incorporated herein by reference (collectively, the "Loan Documents").

         10. Events of Default. The occurrence of any of the following events will be deemed to be an "Event of Default" under this Note: (i) the nonpayment of any principal, interest or other indebtedness under this Note when due; (ii) the occurrence of any event of default or default and the lapse of any notice or cure period under any Loan Document or any other debt liability or obligation to the Bank of any Obligor; (iii) the filing by or against the Borrower of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or similar proceeding (and, in the case of any such proceeding instituted against the Borrower, such proceeding is not dismissed or stayed within thirty (30) days of the commencement thereof);
(iv) any assignment by the Borrower for the benefit of creditors, or any levy, garnishment, attachment or similar proceeding is instituted against any property of the Borrower held by or deposited with the Bank; (v) a default with respect to any other indebtedness of any Obligor for borrowed money, if the effect of such default is to cause or permit the acceleration of such debt; (vi) the commencement of any foreclosure or forfeiture proceeding, execution or attachment against any collateral securing the obligations of any Obligor to the Bank; (vii) the entry of a final judgment against any Obligor and the failure of such Obligor to discharge the judgment within ten days of the entry thereof;
(viii) in the event that this Note or any guarantee executed by any Guarantor is secured, the failure of any Obligor to provide the Bank with additional collateral if in the opinion of the Bank at any time or times, the market value of any of the collateral securing this Note or any guarantee has depreciated;
(ix) any material adverse change in the business, assets, operations, financial condition or results of operations of any Obligor; (x) the revocation or attempted revocation, in whole or in part, of any guarantee by any Guarantor;
(xi) any representation or warranty made by any Obligor to the Bank in any Loan Document, or any other documents now or in the future securing the obligations of any Obligor to the Bank, is false, erroneous or misleading in any material respect; or (xii) the failure of any Obligor to observe or perform any covenant or other agreement with the Bank contained in any Loan Document or any other documents now or in the future securing the obligations of any Obligor to the Bank.

As used herein, the term "Obligor" means any Borrower and any Guarantor, and the term "Guarantor" means any guarantor of the obligations of the Borrower to the Bank existing on the date of this Note or arising in the future.

Upon the occurrence of an Event of Default: (a) the Bank shall continue to have no obligation to make advances hereunder; (b) if an Event of Default specified in clause (iii) or (iv) above shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder shall be immediately due and payable without demand or notice of any kind; (c) if any other Event of Default shall occur the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder, at the option of the Bank and without demand or notice of any kind, may be accelerated and become immediately due and payable; (d) at the option of the Bank, this Note will bear interest at the Default Rate from the date of the occurrence of the Event of Default; and (e) the Bank may exercise from time to time any of the rights and remedies available to the Bank under the Loan Documents or under applicable law.

         11. Right of Setoff. In addition to all liens upon and rights of setoff against the money, securities or other property of the Borrower given to the Bank by law, the Bank shall have, with respect to the Borrower's Obligations to the Bank under this Note and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and the Borrower hereby assigns, conveys, delivers, pledges and transfers to the Bank all of the

Borrower's right, title and interest in and to, all deposits, moneys, securities and other property of the Borrower now or hereafter in the possession of or on deposit with, or in transit to, the Bank whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh, and trust accounts. Every such security interest and right of setoff may be exercised without demand upon or notice to the Borrower. Every such right of setoff shall be deemed to have been exercised immediately upon the occurrence of an Event of Default hereunder without any action of the Bank, although the Bank may enter such setoff on its books and records at a later time.

         12. Miscellaneous. No delay or omission of the Bank to exercise any right or power arising hereunder shall impair any such right or power or be considered to be a waiver of any such right or power nor shall the Bank's action or inaction impair any such right or power. The Borrower agrees to pay on demand, to the extent permitted by law, all costs and expenses incurred by the Bank in the enforcement of its rights in this Note and in any security therefor, including without limitation reasonable fees and expenses of the Bank's counsel. If any provision of this Note is found to be invalid by a court, all the other provisions of this Note will remain in full force and effect.

The Borrower and all other makers and endorsers of this Note hereby forever waive presentment, protest, notice of dishonor and notice of non-payment. The Borrower also waives all defenses based on suretyship or impairment of collateral.

This Note shall bind the Borrower and its heirs, executors, administrators, successors and assigns, and the benefits hereof shall inure to the benefit of Bank and its successors and assigns.

This Note has been delivered to and accepted by the Bank and will be deemed to be made in the State where the Bank's office indicated above is located. THIS NOTE WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE BANK AND THE BORROWER DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE T HE BANK'S OFFICE INDICATED ABOVE IS LOCATED, EXCLUDING ITS CONFLICT OF LAWS RULES. The Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court located for the county or judicial district where the Bank's office indicated above is located, and consents that all service of process be sent by nationally recognized overnight courier service directed to the Borrower at the Borrower's address set forth herein and service so made will be deemed to be completed on the business day after deposit with such courier; provided that nothing contained in this Note will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower individually, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction. The Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

The Borrower acknowledges that it has read and understood all the provisions of this Note, and has been advised by counsel as necessary or appropriate.

         WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.



WITNESS/ATTEST:                          AQUAPENN SPRING WATER
---------------                          COMPANY, INC.


 Lori W. Murawski                        By: /s/ Geoffrey F. Feidelberg
------------------                          ----------------------------------
                                               Name: Geoffrey F. Feidelberg
                                               Title: Chief Operating Officer


[Seal]

                                    EXHIBIT 1

                                  PRICING GRID
                                  ------------


SCHEDULE 1.1(A)

EXHIBIT I

December 22, 1997
PNC Bank, N.A.

                                  Pricing Grid
                      AquaPenn Spring Water Company, Inc.

------------------------------------------------------------------------------------------------------------------------------------
                         LEVEL I             LEVEL II           LEVEL III          LEVEL IV          LEVEL V          LEVEL VI
------------------------------------------------------------------------------------------------------------------------------------
                            Total               Total              Total             Total             Total           Total
                        Indebtedness/       Indebtedness/      Indebtedness/     Indebtedness/     Indebtedness/   Indebtedness/
                        EBITDA ratio        EBITDA ratio       EBITDA ratio      EBITDA ratio      EBITDA ratio     EBITDA ratio
                           is less            is less            is less           is less            is less         is less
    Basis for           than or equal       than or equal      than or equal     than or equal     than or equal    than or equal
     Pricing           to 1.00 to 1.00.    to 1.50 to 1.00.   to 2.00 to 1.00.  to 2.50 to 1.00.  to 3.00 to 1.00. to 4.00 to 1.00.
------------------------------------------------------------------------------------------------------------------------------------
Commitment Fee (bps)         20                   25                30                35                 40               45
------------------------------------------------------------------------------------------------------------------------------------
LIBOR plus (bps)             75                   95               115               135                150              165
------------------------------------------------------------------------------------------------------------------------------------
Base Rate plus (bps)          0                    0                 0                 0                  0               15
------------------------------------------------------------------------------------------------------------------------------------

If the ratio of Total Liabilities to Tangible New Worth is 1.0 to 1.0 or less, the applicable rate at Levels IV, V, and VI will be reduced by 10 basis points.

Total Indebtedness = Company's consolidated long and short term indebtedness for borrowed money including subordinated indebtedness in which cash interest in contractually payable, capital leases, guarantees, and letters of credit issued.

EBITDA = Net income (before extraordinary items) plus income tax expense, interest expense, depreciation and amortization expense.

Base Rate = PNC prime rate or fed funds plus 1/2%


                                       10